Filed pursuant to Rule 424(b)(4)

Registration No. 333-249381

Registration No. 333-252884

RELIANCE GLOBAL GROUP, INC.

Share of common stock and Series A Warrants to Purchase Common Stock

This is a firm commitment public offering of 1,800,000 shares of our common stock, par value $0.086 per share, and 1,800,000 Series A Warrants to purchase one share our common stock (and the shares issuable from time to time upon exercise of the warrants) pursuant to this prospectus based on an offer price of $6.00 for one share of common stock accompanying Series A Warrant and a $9,000,000 assumed total initial public offering (these assumptions are used throughout this preliminary prospectus). Each Series A Warrant will have an exercise price of $6.60 per share, will be exercisable upon issuance and will expire five years from issuance. Prior to this offering, there has been no public market for our Series A Warrants and a very limited market for our common stock.

Our common stock was quoted on the OTCQB Venture Market under the symbol “RELI.” On February 8, 2021, the last reported sale price of our common stock on OTCQB Venture Market was $0.3905 per share. The Company is currently controlled by its major shareholder and CEO, Ezra Beyman and will likely remain a controlled company upon closing of this offering. The Company will not avail itself of any controlled company exemptions from corporate governance requirements from Nasdaq or otherwise.

You should read this prospectus, together with additional information described under the heading “Where You Can Find More Information,” carefully before you invest in any of our securities.

We have been approved to have our common stock listed on The NASDAQ Capital Market under the symbol “RELI” beginning February 9, 2021. In conjunction therewith, we have also been approved to have the Series A Warrants listed on The NASDAQ Capital Market under the symbol “RELIW”.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share of common stock and Series A Warrant	Total
Initial public offering price(1)	$6.00	$10,800,000
Underwriting discounts and commissions(2)	$0.54	$972,000
Proceeds to us, before expenses	$5.46	$9,828,000

(1) The public offering price and underwriting discount corresponds to in respect of the common stock and Series A Warrants (a) a public offering price per share of common stock of $5.99 and (b) a public offering price per Series A Warrant of $0.01. This is an offering price of $6.00 per share of common stock and accompanying Series A Warrant.

(2) Does not include a non-accountable expense allowance equal to 1% of the gross proceeds of this offering payable to Kingswood Capital Markets, division of Benchmark Investments, Inc., the representative of the underwriters. See “Underwriting” for a description of compensation payable to the underwriters. We have agreed to issue warrants to the representative of the underwriters. See “Underwriting” on page 64 of this prospectus for a description of the compensation arrangements.

We have granted a 45-day option to the underwriters, exercisable one or more times in whole or in part, to purchase up to an additional 270,000 shares of common stock at an assumed price of $5.99 per share and up to an additional 270,000 Series A Warrants at an assumed price of $0.01 per Series A Warrant less, in each case the underwriting discounts and commissions, to cover over-allotments, if any.

The underwriter expects to deliver our common stock and Series A Warrants against payment on or about February 11, 2021.

We have had effected with FINRA a reverse split of our issued and outstanding shares of common stock in a ratio of 1: 85.71 which is occurring simultaneously with our up listing to the Nasdaq Capital Market. We have adjusted all of our share and per share numbers to take into account this reverse stock split.

KINGSWOOD CAPITAL MARKETS

division of Benchmark Investments, Inc.

The date of this prospectus is February 8, 2021.

You should rely only on information contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus or any free writing prospectus is correct after the date of this prospectus or such free writing prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted. The information contained in this prospectus is accurate only as of its date regardless of the time of delivery of this prospectus or of any sale of common stock.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

For investors outside the United States: Neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management’s estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

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PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you should consider in making your investment decision. You should carefully read the entire prospectus and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the prospectus supplement and any related free writing prospectus.

The terms “Reliance,” the “Company,” “we,” “our” or “us” in this prospectus refer to Reliance Global Group, Inc. and its wholly-owned subsidiaries, unless the context suggests otherwise.

OUR BUSINESS

About Reliance Global Group, Inc.

Reliance Global Group, Inc. (formerly known as Ethos Media Network, Inc.) was incorporated in Florida on August 2, 2013. In September 2018, Reliance Global Holdings, LLC, a related party, purchased a controlling interest in the Company. Ethos Media Network, Inc. was renamed Reliance Global Group, Inc. on October 18, 2018.

We operate various insurance agencies in states across the US. Our focus is to grow the Company by organic growth, and also, where and when opportunities which are economically feasible are presented, pursuing an aggressive acquisition strategy, initially and primarily focused upon wholesale and retail insurance agencies. Ezra Beyman is currently the CEO of Reliance Global Group, Inc. and the Chairman of Reliance Global Holdings, LLC (“Reliance Holdings”) and both Companies share a management team. Reliance Holdings is a New York based firm that is the owner and operator of numerous companies with core interests in real estate and insurance. Our relationship with Reliance Holdings provides us with significant benefits: (1) experience, knowhow, and industry relations in both sectors; (2) a source of acquisition targets currently under Reliance Holdings’ control; and (3) financial and logistics assistance. We are led and advised by a management team that offers over 100 years of combined business expertise in real estate, insurance, and the financial service industry.

In the insurance sector, our management has extensive experience acquiring and managing insurance portfolios in several states, as well as developing specialized programs targeting niche markets. Our primary strategy is to identify specific risk to reward arbitrage opportunities and develop these on a national platform, thereby increasing revenues and returns, and then identify and acquire undervalued wholesale and retail insurance agencies with operations in growing or underserved segments, expand and optimize their operations, and achieve asset value appreciation while generating interim cash flows.

As part of our growth and acquisition strategy, we are currently in negotiations with several non-affiliated parties and expect to complete a number of material insurance asset transactions throughout the course of 2021. As of December 31, 2019, we have acquired six insurance agencies, including both affiliated and unaffiliated companies. In addition to the acquisition of certain properties and assets of UIS Agency, LLC in August 2020, an unaffiliated niche transportation insurance agency we are in the process of continuing our investments in NSURE Inc. As of November 23, 2020, our total investment in NSURE, Inc., a digital insurance agency, amounted to $1.350 million. Reliance Holdings has committed to fund the Company for at least the next 12 months in the event that the capital raise is not successful.

Long term, we seek to conduct all transactions and acquisitions through the direct operations of the Company. However, in some instances, Reliance Holdings could act as a placeholder to facilitate the acquisition process, whereby Reliance Holdings will acquire the prospective asset and ultimately transfer it to the Company at a later date. This would be necessary for example in the case of a material acquisition that would require an audit. Reliance Holdings would acquire the asset and hold it as the audit is in process and transfer it to the Company upon successful completion of the audit. However, the Reliance Holdings will ultimately, upon successful completion of the audit, transfer the asset to the Company and the Company will pay for the consideration of the asset.

Over the next 12 months, we plan to focus on the expansion and growth of our business through two different channels: continued asset acquisitions in insurance markets; and organic growth of our current insurance operations through geographic expansion and market share growth. Additionally, Reliance Holdings has committed to funding the Company for a period of no less than 12 months from the issuance of its condensed financial statements as of the filing of this registration statement.

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Historically, the Company has been able to fund its acquisitions through the use of debt provided by its principal lender Oak Street Funding, LLC (“Oak Street”). Management believe that Oak Street will continue to support the Company’s acquisition plans. Further the Company plans to use the proceeds from the sale of securities to fund acquisitions. The Company may also issue common stock to sellers as consideration for acquisition. The is no assurance that Oak Street will continue to support the Company’s acquisitions, or the Company will be successful in raising additional capital through sales of securities.

Employees

As of January 25, 2021, we had 43 full-time employees. We believe our employee relations to be good.

Corporate Information

Reliance Global Group, Inc. (formerly known as Ethos Media Network, Inc.) was incorporated in Florida on August 2, 2013. In September 2018, Reliance Global Holdings, LLC, a related party, purchased a controlling interest in the Company. Ethos Media Network, Inc. was renamed Reliance Global Group, Inc. on October 18, 2018. Our corporate website is www.relianceglobalgroup.com. Our website and the information contained in, or accessible through, our website will not be deemed to be incorporated by reference into this prospectus and does not constitute part of this prospectus. Our principal executive office is located at 300 Blvd. of the Americas, Suite 105 Lakewood, NJ 08701, and our phone number is 732-380-4600.

The Offering

Securities offered by us	1,800,000 shares of our common stock and 1,800,000 Series A Warrants to purchase one share of our common stock, assuming no overallotments and at an assumed price of $6.00 per share of common stock and accompanying Series A Warrant.

Offering price	$6.00 (assumed price) per share of common stock and accompanying Series A Warrant combined.

Overallotment	We have granted a 45-day option to the underwriters, exercisable one or more times in whole or in part, to purchase up to an additional 270,000 shares of common stock at an assumed price of $5.99 per share and up to an additional 270,000 Series A Warrants at an assumed price of $0.01 per Series A Warrant less, in each case, the underwriting discounts and commissions, to cover over-allotments, if any.

Common stock outstanding after this offering	10,619,093 shares (assuming no exercise of the underwriters’ option to purchase additional shares of common stock).

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Use of proceeds

The net proceeds from our sale of shares of our common stock in this offering will be approximately $9.33 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise their option in full to purchase additional shares of common stock, our net proceeds from this offering will be approximately $10.8 million. We currently expect to use the net proceeds from this offering for general corporate purposes and to fund ongoing operations and expansion of our business.

For additional information please refer to the section entitled “Use of Proceeds” on page 23 of this prospectus.

Proposed Listing on Nasdaq:

We have been approved to list our common stock on The NASDAQ Capital Market under the symbol “RELI”. In conjunction therewith, we have also been approved to have the Series A Warrants listed on The NASDAQ Capital Market under the symbol “RELIW”. We have effected with FINRA a reverse split of our issued and outstanding shares of common stock in a ratio of 1:85.71 which occured simultaneously with our up listing to the Nasdaq Capital Market. The Nasdaq Capital Market listing is a condition to the consummation of the offering set forth in this prospectus.

Risk Factors	Investing in our securities involves a high degree of risk. You should carefully review and consider the “Risk Factors” section of this prospectus for a discussion of factors to consider before deciding to invest in shares of our common stock.

Representative’s Warrant

We will issue to Kingswood Capital Markets, division of Benchmark Investments, Inc., as representative of the underwriters, or its designees at the closing of this offering warrants to purchase the number of shares of common stock equal to 6% of the aggregate number of shares of common stock sold in this offering (not including the shares of common stock underlying the warrants). The representative’s warrant will be exercisable immediately and will expire five years after the effective date of the registration statement for this offering. The exercise price of the representative’s warrant will equal 110% of the public offering price per share. See “Underwriting.”

Series A Warrants

The exercise price of the Series A Warrants shall be 110% of the offering price. The Series A Warrants have a five-year term. The warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the common stock underlying the warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will round up to the next full share.

Market Symbol and trading	Our common stock is quoted on The OTCQB Venture Market under the symbol “RELI” and has been approved for listing on the Nasdaq Capital Market beginning February 9, 2021 under the symbol “RELI”.

The number of shares of common stock that will be outstanding after this offering set forth above is based upon 4,241,028 shares of common stock outstanding as of January 25, 2021, and excludes the following:

●	During the year ended December 31, 2019, the Company adopted the Reliance Global Group, Inc. 2019 Equity Incentive Plan (the “Plan”) under which options exercisable for shares of common stock have been or may be granted to employees, directors, consultants, and service providers. A total of 700,000 shares of common stock are reserved for issuance under the Plan. At December 4, 2020, there were 233,917 stock options issued to various employees, directors and service providers of the Company.

●	shares of common stock which may be issued upon exercise of the Series A warrants and representative’s warrants issued in this offering.

All share numbers and per share numbers give effect to the reverse stock split in a ratio of 1:85.71 which occurred simultaneously with our up listing to the Nasdaq Capital Market.

SUMMARY FINANCIAL DATA

The following table summarizes our financial data. We derived the summary financial statement data as of and for the years ended December 31, 2019 and 2018 and nine months ended September 30, 2020 and 2019, set forth below from our financial statements and related notes, each of which are included in this prospectus. Our historical results are not necessarily indicative of the results that may be expected in the future. You should read the information presented below together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements, the notes to those statements and the other financial information appearing herein.

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Consolidated Condensed Operations in U.S. Dollars (except share and per share data)

	Year ended December 31, 2019	Period from August 1, 2018 through December 31, 2018

Revenue	$4,450,785	$390,770

Total operating expenses	7,554,696	1,211,151

Loss from operations	(3,103,911)	(820,381)

Other expense	(391,570)	(334,905)

Net loss	$(3,495,481)	$(1,155,286)

Weighted average number of shares issued and outstanding	2,877,655	2,105,521

Loss per common share - basic and diluted	$(1.21)	$(0.55)

Condensed Audited Consolidated Balance Sheets in U.S. Dollars

	As of December 31,
	2019	2018

Cash and Restricted Cash	$491,585	$101,206
Other Current Assets	155,371	17,319
Total Current Assets	646,956	118,525
Total Assets	16,993,033	2,489,551
Total Current Liabilities	4,667,759	1,168,501
Total Non-Current Liabilities	11,682,950	1,621,101
Total Liabilities	16,350,709	2,789,602
Preferred Stock	33,912	40,000
Common Stock	352,743	265,699
Common Stock Issuable	822,116	-
Additional paid in capital	8,216,829	4,682,045
Accumulated Deficit	(8,783,276)	(5,287,795)
Total Stockholders’ Equity	642,324	(300,051)

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Consolidated Condensed Operations in U.S. Dollars (except share and per share data)

	Nine months ended September 30,
	2020	2019
	(unaudited)	(unaudited)

Revenue	$5,326,375	$2,710,376

Total operating expenses	8,251,506	4,2237,353

Loss from operations	(2,925,131)	(1,526,977)

Other expense	(424,647)	(207,838)

Net loss	$(3,349,778)	$(1,734,815)

Weighted average number of shares issued and outstanding – basic and diluted	4,164,281	3,739,263

Loss per common share – basic and diluted	$(0.80)	$(0.46)

Condensed Consolidated Balance Sheet in U.S. Dollars

As of September 30, 2020
(Unaudited)

Cash and Restricted Cash	$501,571
Other Assets	101,442
Total Current Assets	603,013
Total Assets	18,293,223
Total Current Liabilities	6,551,441
Total Non-Current Liabilities	11,518,792
Total Liabilities	18,070,233
Preferred Stock	33,912
Common Stock	363,517
Common Stock Issuable	822,116
Additional paid in capital	11,136,499
Accumulated Deficit	(12,133,054)
Total Stockholders’ Equity	222,990

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and all risk factors set forth in this prospectus supplement and the base prospectus to which it, which may be amended, supplemented or superseded from time to time by the other reports we file with the Commission in the future.

Risks related to this offering

Future sales or other issuances of our common stock could depress the market for our common stock.

Sales of a substantial number of shares of our common stock, or the perception by the market that those sales could occur, whether through this offering or other offerings of our securities, could cause the market price of our common stock to decline or could make it more difficult for us to raise funds through the sale of equity in the future.

We have broad discretion to use the net proceeds from this offering and our investment of these proceeds pending any such use may not yield a favorable return.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering, as described below in “Use of Proceeds,” and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value of our common stock.

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

The public offering price of our common stock is substantially higher than the net tangible book value per share of our common stock as of September 30, 2020, before giving effect to this offering. At an assumed public offering price of $6.00 per share, and after deducting estimated offering expenses and estimated sales agent commissions payable by us, our as adjusted net tangible book value per share after giving effect to the sale of shares of our common stock in the aggregate amount of $6 at the assumed offering price would be $(0.40). Accordingly, purchasers of shares of our common stock in this offering will incur immediate and substantial dilution of approximately $6.40 per share, representing the difference between the as adjusted book value per share of our securities after the offering and the book value per share of our securities prior to the offering as of September 30, 2020. If the price at which the shares of our common stock are sold in this offering increases, the dilution experienced by such purchasers will increase proportionately. Furthermore, as of September 30, 2020, approximately $3,800,000 of the convertible note payable to Reliance Holdings (which bears no interest and has no set term) was outstanding and upon the closing of this offering will convert into common stock of the Company at the same price as a share of common stock in this offering and if outstanding options or warrants are exercised, you could experience further dilution. For a further description of the dilution that our stockholders will experience immediately after this offering, see the section in this prospectus entitled “Dilution” in this prospectus.

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Our stock price can be volatile, which increases the risk of litigation, and may result in a significant decline in the value of your investment.

The trading price of our common stock has historically been, and is likely to continue to be, highly volatile and subject to wide fluctuations in price in response to various factors, many of which are beyond our control and may not be related to our operating performance. These fluctuations could cause you to lose part or all of your investment in our common stock. These factors include, but are not limited to, the following:

●	price and volume fluctuations in the overall stock market from time to time;
●	changes in the market valuations, stock market prices and trading volumes of similar companies;
●	actual or anticipated changes in our net loss or fluctuations in our operating results or in the expectations of securities analysts;
●	the issuance of new equity securities pursuant to a future offering, including potential issuances of preferred stock;
●	general economic conditions and trends;
●	major catastrophic events, including the effects of COVID-19;
●	sales of large blocks of our stock;
●	additions or departures of key personnel;
●	announcements of new products or technologies, commercial relationships or other events by us or our competitors;
●	regulatory developments in the United States and other countries;
●	failure of our common stock to maintain their listing on the NASDAQ markets or other national market system;
●	changes in accounting principles; and
●	discussion of us or our stock price by the financial and scientific press and in online investor communities.

These broad market and industry factors may materially affect the market price of our common stock, regardless of our development and operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation has often been instituted against that company. Due to the volatility of our stock price, we are currently and may be the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management’s attention in the future attention and resources from our business.

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Risks Related to Our Business

The Company has a limited operating history.

Since the change of control which took place in September of 2018, the Company’s operations have been limited to acquiring the insurance agencies as described in the “Insurance Operations” and “Overview”. Investors will have little basis upon which to evaluate the Company’s ability to achieve the Company’s business objectives which are to acquire, own and operate insurance agencies.

The Company has limited resources and there is significant competition for business combination opportunities. Therefore, the Company may not be able to acquire other assets or businesses.

The Company expects to encounter intense competition from other entities having a business objective similar to the Company’s, which are also competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human, financial and other resources than the Company. While the Company believes that there are numerous potential target businesses that it could acquire, the Company’s ability to compete in acquiring certain sizable target businesses might be limited if the Company’s limited financial resources are less than that of its competitors. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses.

Our inability to retain or hire qualified employees, as well as the loss of any of our executive officers, could negatively impact our ability to retain existing business and generate new business.

Our success depends on our ability to attract and retain skilled and experienced personnel. There is significant competition from within the insurance industry and from businesses outside the industries for exceptional employees, especially in key positions. If we are not able to successfully attract, retain and motivate our employees, our business, financial results and reputation could be materially and adversely affected.

Losing employees who manage or support substantial customer relationships or possess substantial experience or expertise could adversely affect our ability to secure and complete customer engagements, which would adversely affect our results of operations. Also, if any of our key personnel were to join an existing competitor or form a competing company, some of our customers could choose to use the services of that competitor instead of our services. While our key personnel are generally prohibited by contract from soliciting our employees and customers for a two-year period following separation from employment with us, they are not prohibited from competing with us.

In addition, we could be adversely affected if we fail to adequately plan for the succession of our senior leaders and key executives. We cannot guarantee that the services of these executives will continue to be available to us. The loss of our senior leaders or other key personnel, or our inability to continue to identify, recruit and retain such personnel, or to do so at reasonable compensation levels, could materially and adversely affect our business, results of operations, cash flows and financial condition.

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Our growth strategy depends, in part, on the acquisition of other insurance intermediaries, which may not be available on acceptable terms in the future or which, if consummated, may not be advantageous to us.

Our growth strategy partially includes the acquisition of other insurance intermediaries. Our ability to successfully identify suitable acquisition candidates, complete acquisitions, integrate acquired businesses into our operations, and expand into new markets requires us to implement and continuously improve our operations and our financial and management information systems. Integrated, acquired businesses may not achieve levels of revenues or profitability comparable to our existing operations, or otherwise perform as expected. In addition, we compete for acquisition and expansion opportunities with firms and banks that may have substantially greater resources than we do. Acquisitions also involve a number of special risks, such as diversion of management’s attention; difficulties in the integration of acquired operations and retention of personnel; increase in expenses and working capital requirements, which could reduce our return on invested capital; entry into unfamiliar markets or lines of business; unanticipated problems or legal liabilities; estimation of the acquisition earn-out payables; and tax and accounting issues, some or all of which could have a material adverse effect on our results of operations, financial condition and cash flows. Post-acquisition deterioration of operating performance could also result in lower or negative earnings contribution and/or goodwill impairment charges.

A cybersecurity attack, or any other interruption in information technology and/or data security and/or outsourcing relationships, could adversely affect our business, financial condition and reputation.

We rely on information technology and third party vendors to provide effective and efficient service to our customers, process claims, and timely and accurately report information to carriers and which often involves secure processing of confidential sensitive, proprietary and other types of information. Cybersecurity breaches of any of the systems we rely on may result from circumvention of security systems, denial-of-service attacks or other cyber-attacks, hacking, “phishing” attacks, computer viruses, ransomware, malware, employee or insider error, malfeasance, social engineering, physical breaches or other actions, any of which could expose us to data loss, monetary and reputational damages and significant increases in compliance costs. An interruption of our access to, or an inability to access, our information technology, telecommunications or other systems could significantly impair our ability to perform such functions on a timely basis. If sustained or repeated, such a business interruption, system failure or service denial could result in a deterioration of our ability to write and process new and renewal business, provide customer service, pay claims in a timely manner or perform other necessary business functions. We have from time to time experienced cybersecurity breaches, such as computer viruses, unauthorized parties gaining access to our information technology systems and similar incidents, which to date have not had a material impact on our business.

Additionally, we are an acquisitive organization and the process of integrating the information systems of the businesses we acquire is complex and exposes us to additional risk as we might not adequately identify weaknesses in the targets’ information systems, which could expose us to unexpected liabilities or make our own systems more vulnerable to attack. In the future, any material breaches of cybersecurity, or media reports of the same, even if untrue, could cause us to experience reputational harm, loss of clients and revenue, loss of proprietary data, regulatory actions and scrutiny, sanctions or other statutory penalties, litigation, liability for failure to safeguard clients’ information or financial losses. Such losses may not be insured against or not fully covered through insurance we maintain.

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Rapid technological change may require additional resources and time to adequately respond to dynamics, which may adversely affect our business and operating results.

Frequent technological changes, new products and services and evolving industry standards are influencing the insurance businesses. The Internet, for example, is increasingly used to securely transmit benefits, property and personal information, and related information to customers and to facilitate business-to-business information exchange and transactions.

We are continuously taking steps to upgrade and expand our information systems capabilities. Maintaining, protecting and enhancing these capabilities to keep pace with evolving industry and regulatory standards, and changing customer preferences, requires an ongoing commitment of significant resources. If the information we rely upon to run our businesses was found to be inaccurate or unreliable or if we fail to effectively maintain our information systems and data integrity, we could experience operational disruptions, regulatory or other legal problems, increases in operating expenses, loss of existing customers, difficulty in attracting new customers, or suffer other adverse consequences.

Changes in data privacy and protection laws and regulations, or any failure to comply with such laws and regulations, could adversely affect our business and financial results.

We are subject to a variety of continuously evolving and developing laws and regulations globally regarding privacy, data protection, and data security, including those related to the collection, storage, handling, use, disclosure, transfer, and security of personal data. Significant uncertainty exists as privacy and data protection laws may be interpreted and applied differently from country to country and may create inconsistent or conflicting requirements. These laws apply to transfers of information among our affiliates, as well as to transactions we enter into with third party vendors. These and similar initiatives around the world could increase the cost of developing, implementing or securing our servers and require us to allocate more resources to improved technologies, adding to our information technology and compliance costs. In addition, enforcement actions and investigations by regulatory authorities related to data security incidents and privacy violations continue to increase. The enactment of more restrictive laws, rules, regulations or future enforcement actions or investigations could impact us through increased costs or restrictions on our business, and noncompliance could result in regulatory penalties and significant legal liability.

Because our insurance business is highly concentrated in Michigan, New Jersey, Montana and Ohio, adverse economic conditions, natural disasters, or regulatory changes in these regions could adversely affect our financial condition.

A significant portion of our insurance business is concentrated in Michigan, New Jersey, Montana and Ohio. For the year ended December 31, 2019, and the period from August 1, 2018 through December 31, 2018 we derived $4,450,785 and $390,770 respectively or 100%, of our annualized revenue, respectively, from our operations located in these regions (FYE 2019 - Michigan – 42.14%, New Jersey – 8.36%, Montana – 23.29% and Ohio – 26.22% and FYE 2018 – Michigan 100%). For the 3 and 9 months ended September 30, 2020 we derived revenues of approximately $812,000 (48%) and $2,437,000 (46%), respectively from Michigan, $318,000 (19%) and $1,171,000 (22%), respectively from Montana, $469,000 (28%) and $1,486,000 (28%), respectively from Ohio and $82,000 (5%) and $232,000 (4%), respectively from New Jersey. The insurance business is primarily a state-regulated industry, and therefore, state legislatures may enact laws that adversely affect the insurance industry. Because our business is concentrated in these four states, we face greater exposure to unfavorable changes in regulatory conditions in those states than insurance intermediaries whose operations are more diversified through a greater number of states. In addition, the occurrence of adverse economic conditions, natural or other disasters, or other circumstances specific to or otherwise significantly impacting these states could adversely affect our financial condition, results of operations and cash flows. We are susceptible to losses and interruptions caused by hurricanes or other weather conditions, and other possible events such as terrorist acts and other natural or man-made disasters. Our insurance coverage with respect to natural disasters is limited and is subject to deductibles and coverage limits. Such coverage may not be adequate or may not continue to be available at commercially reasonable rates and terms.

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If we fail to comply with the covenants contained in certain of our agreements, our liquidity, results of operations and financial condition may be adversely affected.

The Oak Street credit agreements, in the aggregate principal amount of $9,210,546, as of September 30, 2020, that govern our debt contain various covenants and other limitations with which we must comply including a debt to EBITDA ratio covenant and a covenant that at all times that the loans are outstanding: (i) Ezra Beyman, our chief executive officer, Debra Beyman, Mr. Beyman’s wife, or Yaakov Beyman, son of Mr. and Ms. Beyman, or someone else approved by Oak Street, as applicable, will be the manager of the current subsidiaries of the Company, (ii) Mr. Ezra Beyman will be President and Chairperson of the Board of the Company, and (iii) Reliance Holdings will continue to hold at least 51% of the Company’s equity. The credit agreements also contain provisions which cause a “cross default” if we default our obligations under other material contracts to which we are parties. The credit agreements contains customary and usual events of default, including, subject to certain specified cure periods and notice requirements, the Company’s or one of its subsidiaries’ failure to comply with the covenants therein. Upon an event of default, the lender has customary and usual remedies to cure these defaults including, but not limited to, the ability to accelerate the indebtedness.

The Senior Funded Debt to EBIDTA ratio stated in the covenant “shall be no greater than 4.0 to 1.0”. As of June 30, 2020, the ratio was 4.97 with the Company thereby, defaulting on the covenant. As of June 30, 2020, the Company obtained a covenant waiver in order to continue to be in compliance with the financial covenants and other limitations contained in each of these agreements. However, failure to comply with material provisions of our covenants in these agreements or other credit or similar agreements to which we may become a party could result in a default, rendering them unavailable to us and causing a material adverse effect on our liquidity, results of operations and financial condition. In the event of certain defaults, the lenders thereunder would not be required to lend any additional amounts to us and could elect to declare all borrowings outstanding, together with accrued and unpaid interest and fees, to be due and payable. If the indebtedness under these agreements or our other indebtedness, were to be accelerated, there can be no assurance that our assets would be sufficient to repay such indebtedness in full.

Due to the covenant waiver on June 30, 2020, Oak Street and the Company signed an amended agreement on August 11, 2020, to update its covenant so that, the Company should remain in compliance. The amendment states that for the 9/30/2020 and 12/31/2020 covenant test, the ratio of Senior Funded Debt to EBIDTA shall be no greater than 5.0 to 1.0. Beginning at 3/31/2021 and thereafter the Senior Funded Debt to EBIDTA ratio shall be reduced to no greater than 4.0 to 1.0.

As of the date of this Registration Statement, we are in compliance and do not believe we are at further risk of noncompliance.

Certain of our agreements contain various covenants that limit the discretion of our management in operating our business and could prevent us from engaging in certain potentially beneficial activities.

The restrictive covenants in our debt agreements may impact how we operate our business and prevent us from engaging in certain potentially beneficial activities. In particular, among other covenants, our debt agreements require us to maintain a minimum ratio of Consolidated EBITDA (earnings before interest, taxes, depreciation and amortization), adjusted for certain transaction-related items (“Consolidated EBITDA”), to consolidated interest expense and a maximum ratio of consolidated net indebtedness to Consolidated EBITDA. Our compliance with these covenants could limit management’s discretion in operating our business and could prevent us from engaging in certain potentially beneficial activities.

There are inherent uncertainties involved in estimates, judgments and assumptions used in the preparation of financial statements in accordance with U.S. GAAP. Any changes in estimates, judgments and assumptions could have a material adverse effect on our financial position and results of operations and therefore our business.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures in the financial statements and accompanying notes. Management bases it estimates on historical experience and on assumptions believed to be reasonable under the circumstances. Actual results could differ materially from those estimates. Our critical accounting estimates are the estimates of fair value used to measure the assets acquired and liabilities assumed in business combination transactions. These estimates are based on valuation models that may include unobservable inputs such as forecasted future cash flows. To perform our goodwill impairment analysis, we estimate the fair value of our reporting units using valuation techniques that rely on unobservable inputs. We use option pricing models to estimate the fair value of compensatory stock options issued to employees and consultants. Our deferred tax assets have been reduced by a valuation allowance that represents our estimate of deferred tax assets that may not be realized. We estimate our incremental borrowing rate used to calculate our lease liabilities and right-of use assets base on our most recent borrowings.

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Improper disclosure of confidential information could negatively impact our business.

We are responsible for maintaining the security and privacy of our customers’ confidential and proprietary information and the personal data of their employees. We have put in place policies, procedures and technological safeguards designed to protect the security and privacy of this information; however, we cannot guarantee that this information will not be improperly disclosed or accessed. Disclosure of this information could harm our reputation and subject us to liability under our contracts and laws that protect personal data, resulting in increased costs or loss of revenues.

Our business, results of operations, financial condition and liquidity may be materially adversely affected by certain actual and potential claims, regulatory actions and proceedings.

We are subject to various actual and potential claims, regulatory actions and other proceedings including those relating to alleged errors and omissions in connection with the placement or servicing of insurance and/or the provision of services in the ordinary course of business, of which we cannot, and likely will not be able to, predict the outcome with certainty. Because we often assist customers with matters involving substantial amounts of money, including the placement of insurance and the handling of related claims that customers may assert, errors and omissions claims against us may arise alleging potential liability for all or part of the amounts in question. Also, the failure of an insurer with whom we place business could result in errors and omissions claims against us by our customers, which could adversely affect our results of operations and financial condition. Claimants may seek large damage awards, and these claims may involve potentially significant legal costs, including punitive damages. Such claims, lawsuits and other proceedings could, for example, include claims for damages based upon allegations that our employees or sub-agents failed to procure coverage, report claims on behalf of customers, provide insurance companies with complete and accurate information relating to the risks being insured or appropriately apply funds that we hold for our customers on a fiduciary basis. In addition, given the long-tail nature of professional liability claims, errors and omissions matters can relate to matters dating back many years. Where appropriate, we have established provisions against these potential matters that we believe to be adequate in the light of current information and legal advice, and we adjust such provisions from time to time according to developments.

While most of the errors and omissions claims made against us (subject to our self-insured deductibles) have been covered by our professional indemnity insurance, our business, results of operations, financial condition and liquidity may be adversely affected if, in the future, our insurance coverage proves to be inadequate or unavailable, or if there is an increase in liabilities for which we self-insure. Our ability to obtain professional indemnity insurance in the amounts and with the deductibles we desire in the future may be adversely impacted by general developments in the market for such insurance or our own claims experience. In addition, regardless of monetary costs, these matters could have a material adverse effect on our reputation and cause harm to our carrier, customer or employee relationships, or divert personnel and management resources.

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Risks Related to the Insurance Industry

We may experience increased competition from insurance companies, technology companies and the financial services industry, as well as the shift away from traditional insurance markets.

The insurance intermediary business is highly competitive and we actively compete with numerous firms for customers, properties and insurance companies, many of which have relationships with insurance companies, or have a significant presence in niche insurance markets that may give them an advantage over us. Other competitive concerns may include the quality of our products and services, our pricing and the ability of some of our customers to self-insure and the entrance of technology companies into the insurance intermediary business. A number of insurance companies are engaged in the direct sale of insurance, primarily to individuals, and do not pay commissions to agents and brokers. In addition, and to the extent that banks, securities firms, private equity companies, and insurance companies affiliate, the financial services industry may experience further consolidation, and we therefore may experience increased competition from insurance companies and the financial services industry, as a growing number of larger financial institutions increasingly, and aggressively, offer a wider variety of financial services, including insurance intermediary services.

In addition, there has been an increase in alternative insurance markets, such as self-insurance, captives, risk retention groups and non-insurance capital markets. While we collaborate and compete in these segments on a fee-for-service basis, we cannot be certain that such alternative markets will provide the same level of insurance coverage or profitability as traditional insurance markets.

Worsening of Current U.S. economic conditions as a result of the COVID-19 pandemic may adversely affect our business.

If economic conditions were to worsen, a number of negative effects on our business could result, including declines in values of insurable exposure units, declines in insurance premium rates, the financial insolvency of insurance companies, the reduced ability of customers to pay, declines in the stock of residential housing or declines in property values. Also, if general economic conditions are poor, some of our customers may cease operations completely or be acquired by other companies, which could have an adverse effect on our results of operations and financial condition. If these customers are affected by poor economic conditions, but yet remain in existence, they may face liquidity problems or other financial difficulties that could result in delays or defaults in payments owed to us, which could have a significant adverse impact on our consolidated financial condition and results of operations. Any of these effects could decrease our net revenues and profitability.

Our business, and therefore our results of operations and financial condition, may be adversely affected by conditions that result in reduced insurer capacity.

Our results of operations depend on the continued capacity of insurance carriers to underwrite risk and provide coverage, which depends in turn on those insurance companies’ ability to procure reinsurance. Capacity could also be reduced by insurance companies failing or withdrawing from writing certain coverages that we offer to our customers. We have no control over these matters. To the extent that reinsurance becomes less widely available or significantly more expensive, we may not be able to procure the amount or types of coverage that our customers desire and the coverage we are able to procure for our customers may be more expensive or limited.

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Quarterly and annual variations in our commissions that result from the timing of policy renewals and the net effect of new and lost business production may have unexpected effects on our results of operations.

Our commission income (including profit-sharing contingent commissions and override commissions) can vary quarterly or annually due to the timing of policy renewals and the net effect of new and lost business production. We do not control the factors that cause these variations. Specifically, customers’ demand for insurance products can influence the timing of renewals, new business and lost business (which includes policies that are not renewed), and cancellations. In addition, we rely on insurance companies for the payment of certain commissions. Because these payments are processed internally by these insurance companies, we may not receive a payment that is otherwise expected from a particular insurance company in a particular quarter or year until after the end of that period, which can adversely affect our ability to forecast these revenues and therefore budget for significant future expenditures. Quarterly and annual fluctuations in revenues based upon increases and decreases associated with the timing of new business, policy renewals and payments from insurance companies may adversely affect our financial condition, results of operations and cash flows.

Profit-sharing contingent commissions are special revenue-sharing commissions paid by insurance companies based upon the profitability, volume and/or growth of the business placed with such companies generally during the prior year. Over the last three years these commissions generally have been in the range of 3.0% to 3.5% of our previous year’s total core commissions and fees. Due to, among other things, potentially poor macroeconomic conditions, the inherent uncertainty of loss in our industry and changes in underwriting criteria due in part to the high loss ratios experienced by insurance companies, we cannot predict the payment of these profit-sharing contingent commissions. Further, we have no control over the ability of insurance companies to estimate loss reserves, which affects our ability to make profit-sharing calculations. Override commissions are paid by insurance companies based upon the volume of business that we place with them and are generally paid over the course of the year. Because profit-sharing contingent commissions and override commissions materially affect our revenues, any decrease in their payment to us could adversely affect our results of operations, profitability, and our financial condition.

Our business practices and compensation arrangements are subject to uncertainty due to potential changes in regulations.

The business practices and compensation arrangements of the insurance intermediary industry, including our practices and arrangements, are subject to uncertainty due to investigations by various governmental authorities. Certain of our offices are parties to profit-sharing contingent commission agreements with certain insurance companies, including agreements providing for potential payment of revenue-sharing commissions by insurance companies based primarily on the overall profitability of the aggregate business written with those insurance companies and/or additional factors such as retention ratios and the overall volume of business that an office or offices place with those insurance companies. Additionally, to a lesser extent, some of our offices are parties to override commission agreements with certain insurance companies, which provide for commission rates in excess of standard commission rates to be applied to specific lines of business, such as group health business, and which are based primarily on the overall volume of business that such office or offices placed with those insurance companies. The legislatures of various states may adopt new laws addressing contingent commission arrangements, including laws prohibiting such arrangements, and addressing disclosure of such arrangements to insureds. Various state departments of insurance may also adopt new regulations addressing these matters which could adversely affect our results of operations.

We may have unforeseen risks as a result of the COVID-19 pandemic

The spread of the coronavirus (COVID-19) outbreak in the United States has resulted in economic uncertainties which may negatively impact the Company’s business operations. While the disruption is expected to be temporary, there is uncertainty surrounding the duration and extent of the impact. The impact of the coronavirus outbreak on the financial statements cannot be reasonably estimated at this time.

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Adverse events such as health-related concerns about working in our offices, the inability to travel and other matters affecting the general work environment could harm our business and our business strategy. While we do not anticipate any material impact to our business operations as a result of the coronavirus, in the event of a major disruption caused by the outbreak of pandemic diseases such as coronavirus, we may lose the services of our employees or experience system interruptions, which could lead to diminishment of our business operations. Any of the foregoing could harm our business and delay the implementation of our business strategy and we cannot anticipate all the ways in which the current global health crisis and financial market conditions could adversely impact our business.

Management is actively monitoring the global situation on its financial condition, liquidity, operations, industry and workforce. Given the daily evolution of the coronavirus and the global responses to curb its spread, the Company is not able to estimate the effects of the coronavirus on its results of operations, financial condition or liquidity for fiscal year 2020.

Risk of lack of knowledge in distant geographic markets

Although the Company intends to focus its investments in locations with which we are generally familiar, the Company runs a risk of experiencing underwriting challenges or issues associated with a lack of familiarity in some markets. Each market has nuances and idiosyncrasies that affect values, marketability, desirability, and demand for individual assets that may not be easily understood from afar. While we believe we can effectively mitigate these risks in a myriad of ways, there is no guarantee that investments in any geographic market will perform as expected.

Potential liability or other expenditures associated with potential environmental contamination may be costly.

Various federal, state and local laws subject multifamily residential community owners or operators to liability for management, and the costs of removal or remediation, of certain potentially hazardous materials that may be present in the land or buildings of a multifamily residential community. Potentially hazardous materials may include polychlorinated biphenyls, petroleum-based fuels, lead-based paint or asbestos, among other materials. Such laws often impose liability without regard to fault or whether the owner or operator knew of, or was responsible for, the presence of such materials. The presence of, or the failure to manage or remediate properly, these materials may adversely affect occupancy at such apartment communities as well as the ability to sell or finance such apartment communities. In addition, governmental agencies may bring claims for costs associated with investigation and remediation actions, damages to natural resources and for potential fines or penalties in connection with such damage or with respect to the improper management of hazardous materials. Moreover, private plaintiffs may potentially make claims for investigation and remediation costs they incur, or personal injury, disease, disability or other infirmities related to the alleged presence of hazardous materials at a multifamily residential community. In addition to potential environmental liabilities or costs associated with our current multifamily residential communities, we may also be responsible for such liabilities or costs associated with communities we acquire or manage in the future, or multifamily residential communities we no longer own or operate.

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Laws benefiting disabled persons may result in our incurrence of unanticipated expenses.

Under the Americans with Disabilities Act of 1990 (the “ADA”), all places intended to be used by the public are required to meet certain federal requirements related to access and use by disabled persons. The Fair Housing Amendments Act of 1988 (the “FHAA”) requires multifamily residential communities first occupied after March 13, 1991, to comply with design and construction requirements for disabled access. For those multifamily residential communities receiving federal funds, the Rehabilitation Act of 1973 also has requirements regarding disabled access. These and other federal, state and local laws may require structural modifications to our apartment communities or changes in policy practice or affect renovations of the communities. Noncompliance with these laws could result in the imposition of fines or an award of damages to private litigants and also could result in an order to correct any non-complying feature, which could result in substantial capital expenditures. Although we believe that our multifamily residential communities are substantially in compliance with present requirements, we may incur unanticipated expenses to comply with the ADA, the FHAA and the Rehabilitation Act of 1973 in connection with the ongoing operation or redevelopment of our multifamily residential communities.

We compete in a highly regulated industry, which may result in increased expenses or restrictions on our operations.

We conduct business in several states of the United States of America and are subject to comprehensive regulation and supervision by government agencies in each of those states. The primary purpose of such regulation and supervision is to provide safeguards for policyholders rather than to protect the interests of our shareholders, and it is difficult to anticipate how changes in such regulation would be implemented and enforced. As a result, such regulation and supervision could reduce our profitability or growth by increasing compliance costs, technology compliance, restricting the products or services we may sell, the markets we may enter, the methods by which we may sell our products and services, or the prices we may charge for our services and the form of compensation we may accept from our customers, carriers and third parties. The laws of the various state jurisdictions establish supervisory agencies with broad administrative powers with respect to, among other things, licensing of entities to transact business, licensing of agents, admittance of assets, regulating premium rates, approving policy forms, regulating unfair trade and claims practices, determining technology and data protection requirements, establishing reserve requirements and solvency standards, requiring participation in guarantee funds and shared market mechanisms, and restricting payment of dividends. Also, in response to perceived excessive cost or inadequacy of available insurance, states have from time to time created state insurance funds and assigned risk pools, which compete directly, on a subsidized basis, with private insurance providers. We act as agents and brokers for such state insurance funds and assigned risk pools in Michigan as well as certain other states. These state funds and pools could choose to reduce the sales or brokerage commissions we receive. Any such reductions, in a state in which we have substantial operations could affect the profitability of our operations in such state or cause us to change our marketing focus. Further, state insurance regulators and the National Association of Insurance Commissioners continually re-examine existing laws and regulations, and such re-examination may result in the enactment of insurance-related laws and regulations, or the issuance of interpretations thereof, that adversely affect our business. Certain federal financial services modernization legislation could lead to additional federal regulation of the insurance industry in the coming years, which could result in increased expenses or restrictions on our operations. Other legislative developments that could adversely affect us include: changes in our business compensation model as a result of regulatory developments (for example, the Affordable Care Act); and federal and state governments establishing programs to provide health insurance or, in certain cases, property insurance in catastrophe-prone areas or other alternative market types of coverage, that compete with, or completely replace, insurance products offered by insurance carriers. Also, as climate change issues become more prevalent, the U.S. and foreign governments are beginning to respond to these issues. This increasing governmental focus on climate change may result in new environmental regulations that may negatively affect us and our customers. This could cause us to incur additional direct costs in complying with any new environmental regulations, as well as increased indirect costs resulting from our customers incurring additional compliance costs that get passed on to us. These costs may adversely impact our results of operations and financial condition.

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Although we believe that we are in compliance in all material respects with applicable local, state and federal laws, rules and regulations, there can be no assurance that more restrictive laws, rules, regulations or interpretations thereof, will not be adopted in the future that could make compliance more difficult or expensive.

Risks Related to Investing in our Securities

We may experience volatility in our stock price that could affect your investment.

The market price of our common stock may be subject to significant fluctuations in response to various factors, including: quarterly fluctuations in our operating results; changes in securities analysts’ estimates of our future earnings; changes in securities analysts’ predictions regarding the short-term and long-term future of our industry; changes to the tax code; and our loss of significant customers or significant business developments relating to us or our competitors. Our common stock’s market price also may be affected by our inability to meet stock analysts’ earnings and other expectations. Any failure to meet such expectations, even if minor, could cause the market price of our common stock to decline. In addition, stock markets have generally experienced a high level of price and volume volatility, and the market prices of equity securities of many listed companies have experienced wide price fluctuations not necessarily related to the operating performance of such companies. These broad market fluctuations may adversely affect our common stock’s market price. In the past, securities class action lawsuits frequently have been instituted against companies following periods of volatility in the market price of such companies’ securities. If any such litigation is initiated against us, it could result in substantial costs and a diversion of management’s attention and resources, which could have a material adverse effect on our business, results of operations, financial condition and cash flows.

The Company’s CEO has a controlling common stock equity interest.

At December 31, 2020, our CEO, Ezra Beyman, is the beneficial owner of approximately 55% of the common stock, consisting of 1,085,193 common shares and 394,473 preferred shares that are  convertible to common at 1 for 10 at his discretion, and at closing of the offering which is the subject of this prospectus, the outstanding amount of the loan from Reliance Holdings to us, in the principal amount of approximately $3.8 million, will also convert into common stock of the Company at the same price per share as the per share price of our common stock in the public offering. As such he has the ability to control any actions which require shareholder approval. If there is an annual or special meeting of stockholders for any reason, our CEO has total discretion regarding proposals submitted to a vote by shareholders as a consequence of his significant equity interest. Accordingly, the Company’s CEO will continue to exert substantial control until such time, if ever, that he no longer has majority voting control.

The Company is at present, and will be, upon closing of the public offering which is the subject of this prospectus, a controlled company, but the Company will not rely on any controlled company exemptions from Nasdaq corporate governance requirements or otherwise.

Under our credit agreements with Oak Street, the Company has agreed that at all times that the loans are outstanding: (i) Ezra Beyman, our chief executive officer, Debra Beyman, Mr. Beyman’s wife, or Yaakov Beyman, son of Mr. and Ms. Beyman, or someone else approved by Oak Street, as applicable, will be the manager of the current subsidiaries of the Company, (ii) Mr. Ezra Beyman will be President and Chairperson of the Board of the Company, and (iii) Reliance Holdings, of which Mr. and Ms. Beyman are the sole owners, will continue to hold at least 51% of the Company’s equity. The loans by Oak Street, immediately mature and become due and payable if the Company fails to comply with these provisions, subject to certain notice and/or cure periods.

The operating agreements of Commercial Coverage Solutions, LLC and Fortman Insurance Services, LLC, appoint Ms. Beyman as manager and provide her with broad powers to bind the applicable subsidiary without further authorization, including, among other things, to (1) effect an encumbrance or sale of property, (2) make investments, (3) determine amount and timing of distributions under the operating agreement, (4) settle, defend and prosecute legal actions or law suits, (5) sell, exchange or otherwise dispose of any or all of the relevant subsidiary’s assets, including the properties in the ordinary course or not in the ordinary course, (6) borrow funds, (7) enter into any contracts, leases and agreements with third parties or affiliates and (8) appoint officers. These operating agreements also provide indemnification protection to Ms. Beyman and Ms. Beyman is not prohibited from using corporate opportunities , whether unrelated to, or directly in competition with, the business of the Company or its subsidiaries.

The Company intends to negotiate with Oak Street to revise or remove these provisions. However, there can be no assurance that we will successfully negotiate such revisions or removal on terms beneficial to the Company and its stockholders. These provisions may make changing management of the Company and its subsidiaries more difficult or costly. Until the governing documents of the subsidiaries are revised, the Company may experience loss of opportunities and/or be unable to recoup losses due to management decisions.

Broad discretion of management

Any person who invests in the Company’s common stock will do so without an opportunity to evaluate the specific merits or risks of any prospective acquisition. As a result, investors will be entirely dependent on the broad discretion and judgment of management in connection with the selection of acquisitions. There can be no assurance that determinations made by the Company’s management will permit us to achieve the Company’s business objectives.

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Future sales or other dilution of our equity could adversely affect the market price of our common stock.

We grow our business organically as well as through acquisitions. One method of acquiring companies or otherwise Companying our corporate activities is through the issuance of additional equity securities. The issuance of any additional shares of common or of preferred stock or convertible securities could be substantially dilutive to holders of our common stock. Moreover, to the extent that we issue restricted stock units, performance stock units, options or warrants to purchase shares of our common stock in the future and those options or warrants are exercised or as the restricted stock units or performance stock units vest, our stockholders may experience further dilution. Holders of our common stock have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series and, therefore, such sales or offerings could result in increased dilution to our stockholders. The market price of our common stock could decline as a result of sales of shares of our common stock or the perception that such sales could occur.

The price of our common stock may fluctuate significantly, and this may make it difficult for you to resell shares of common stock owned by you at times or at prices you find attractive.

The trading price of our common stock may fluctuate widely as a result of a number of factors, including the risk factors described above many of which are outside our control. In addition, the stock market is subject to fluctuations in the share prices and trading volumes that affect the market prices of the shares of many companies. These broad market fluctuations have adversely affected and may continue to adversely affect the market price of our common stock. Among the factors that could affect our stock price are:

●	General economic and political conditions such as recessions, economic downturns and acts of war or terrorism;

●	Quarterly variations in our operating results;

●	Seasonality of our business cycle;

●	Changes in the market’s expectations about our operating results;

●	Our operating results failing to meet the expectation of securities analysts or investors in a particular period;

●	Changes in financial estimates and recommendations by securities analysts concerning us or the insurance brokerage or financial services industries in general;

●	Operating and stock price performance of other companies that investors deem comparable to us;

●	News reports relating to trends in our markets, including any expectations regarding an upcoming “hard” or “soft” market;

●	Cyberattacks and other cybersecurity incidents;

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●	Changes in laws and regulations affecting our business;

●	Material announcements by us or our competitors;

●	The impact or perceived impact of developments relating to our investments, including the possible perception by securities analysts or investors that such investments divert management attention from our core operations;

●	Market volatility;

●	A negative market reaction to announced acquisitions;

●	Competitive pressures in each of our segments;

●	General conditions in the insurance brokerage and insurance industries;

●	Legal proceedings or regulatory investigations;

●	Regulatory requirements, including international sanctions and the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act 2010 or other anti-corruption laws; or

●	Sales of substantial amounts of common shares by our directors, executive officers or significant stockholders or the perception that such sales could occur.

Stockholder class action lawsuits may be instituted against us following a period of volatility in our stock price. Any such litigation could result in substantial cost and a diversion of management’s attention and resources.

We have been approved to list our common stock and Series A Warrants on the Nasdaq Capital Market. We can provide no assurance that our common stock or Series A Warrants will thereafter always meet the Nasdaq Capital Market continued listing standards.

Our common stock is currently quoted on the OTCQB and is approved for listing on the Nasdaq Capital Market beginning February 9, 2021 along with our Series A Warrants. However, we can provide no assurance that an active trading market on the Nasdaq Capital Market for our common stock and the warrants will develop and continue.

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In order to maintain that listing, we must satisfy minimum financial and other continued listing standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. There can be no assurances that we will be able to comply with such applicable continued listing standards.

If our common stock remains reverts to an over-the-counter system rather than being listed on a national securities exchange, you may find it more difficult to dispose of shares of our common stock or obtain accurate quotations as to the market value of our common stock. As of the date of this memorandum, we have not applied to any other securities exchange to list our common stock.

Possible issuance of additional securities.

Our Articles of Incorporation authorize the issuance of 2,000,000,000 shares of common stock, par value $0.086 per share. As of December 31, 2020, we had 4,241,028 shares issued and outstanding. We may be expected to issue additional shares in connection with our pursuit of new business opportunities and new business operations. To the extent that additional shares of common stock are issued, our shareholders would experience dilution of their respective ownership interests. If we issue shares of common stock in connection with our intent to pursue new business opportunities, a change in control of the Company may be expected to occur. The issuance of additional shares of common stock may adversely affect the market price of our common stock, in the event that an active trading market commences.

Dividends unlikely.

The Company does not expect to pay dividends for the foreseeable future. The payment of dividends will be contingent upon the Company’s future revenues and earnings, if any, capital requirements and overall financial conditions. The payment of any future dividends will be within the discretion of the Company’s board of directors as then constituted. It is the Company’s expectation that future Management following a business combination will determine to retain any earnings for use in its business operations and accordingly, the Company does not anticipate declaring any dividends in the foreseeable future.

Speculative Nature of Warrants.

The warrants offered in this offering do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our common stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the Series A Warrants may exercise their right to acquire the common stock and pay an exercise price of $6.60 per share (110% of the public offering price of our common stock and warrants in this offering), prior to five years from the date of issuance, after which date any unexercised warrants will expire and have no further value. Moreover, following this offering, the market value of the warrants is uncertain and there can be no assurance that the market value of the warrants will equal or exceed their public offering price. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the warrants, and consequently, whether it will ever be profitable for holders of the warrants to exercise the warrants.

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Our common stock is subject to the Penny Stock Rules of the SEC and the trading market in our common stock is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our common stock.

The Securities and Exchange Commission has adopted Rule 3a51-1 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 require:

●	that a broker or dealer approve a person’s account for transactions in penny stocks; and

●	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

●	obtain financial information and investment experience objectives of the person; and

●	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

●	sets forth the basis on which the broker or dealer made the suitability determination; and

●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

State blue sky registration; potential limitations on resale of the Company’s common stock

The holders of the Company’s shares of common stock registered under the Exchange Act and those persons who desire to purchase them in any trading market that may develop in the future, should be aware that there may be state blue-sky law restrictions upon the ability of investors to resell the Company’s securities. Accordingly, investors should consider the secondary market for the Company’s securities to be a limited one.

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It is the intention of the Company’s Management following the consummation of an acquisition to seek coverage and publication of information regarding the Company in an accepted publication manual which permits a manual exemption. The manual exemption permits a security to be distributed in a particular state without being registered if the Company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer’s balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities.

Most of the accepted manuals are those published by Standard and Poor’s, Moody’s Investor Service, Fitch’s Investment Service, and Best’s Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This memorandum contains forward-looking statements that involve substantial risks and uncertainties. The forward-looking statements are contained principally in the “Part I,” “Risk Factors and “Business,” but are also contained elsewhere in this memorandum. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future, although not all forward-looking statements contain these words. These statements relate to future events or our future financial performance or condition and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. These forward-looking statements include, but are not limited to, statements about:

You should read this Form S-1, including the section titled “Risk Factors,” completely and with the understanding that our actual results may differ materially from what we expect as expressed or implied by our forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

These forward-looking statements represent our estimates and assumptions only as of the date of this Form S-1 regardless of the time of delivery of this Form S-1 or any sale of our common stock. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this Form S-1. All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein.

Industry and Market Data

Unless otherwise indicated, information contained in this Form S-1 concerning our industry and the markets in which we operate, including our general expectations and market opportunity and market size, is based on information from various sources, including independent industry publications. In presenting this information, we have also made assumptions based on such data and other similar sources, and on our knowledge of, and our experience to date in the relevant industries and markets. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We believe that the information from these industry publications that is included in this Form S-1 is reliable. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

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USE OF PROCEEDS

We estimate that the net proceeds from the sale of our common stock and Series A Warrants will be approximately $9.33 million, or approximately $10.8 million if the underwriter exercises in full its option to purchase additional securities, based on a public offering price of $6.00 per share of common stock and Series A Warrant, in each case after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. This estimate excludes the proceeds, if any, from the exercise of Series A Warrants in this offering. If all of the Series A Warrants sold in this offering were to be exercised in cash at an assumed exercise price of $6.60 per share, we would receive additional net proceeds of approximately $11.9 million. We cannot predict when or if these Series A Warrants will be exercised. It is possible that these Series A Warrants may expire and may never be exercised. Each $1.00 increase (decrease) in the assumed public offering price of $6.00 per share of common stock and accompanying Series A Warrant would increase (decrease) the net proceeds to us from this offering by approximately $1.6 million, or approximately $1.8 million if the underwriter exercises its over-allotment option in full, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remain the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The expected use of net proceeds of this offering represents our current intentions based upon our present plan and business conditions. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. The amounts and timing of our actual use of net proceeds will vary depending on numerous factors. As a result, management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering.

Pending the use of the net proceeds of this offering, we intend to invest the net proceeds in short-term investment-grade, interest-bearing securities.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

As of January 25, 2021, we had approximately 546 shareholders of record of our common stock.

Our common stock is quoted on the OTCQB Venture Market under the symbol “RELI”. We have been approved for the listing of our common stock on NASDAQ under the symbol “RELI” beginning on February 9, 2021 In conjunction therewith, we also have been approved to have the Series A Warrants listed on The NASDAQ Capital Market under the symbol “RELIW”. Any over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	233,917	$.20	466,083
Equity compensation plans not approved by security holders	0	0	0
Total	233,917	$.20	466,083

DIVIDEND POLICY

We have never paid any cash dividends on our common stock. We anticipate that we will retain funds and future earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future following this offering. Any future determination to pay dividends will be at the discretion of our Board of Directors and will depend on our financial condition, results of operations, capital requirements and other factors that our Board of Directors deems relevant. In addition, the terms of any future debt or credit financings may preclude us from paying dividends.

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CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2020:

●	on an actual basis; and

●

the as adjusted column in the balance sheet data above gives effect to the sale of 1,800,000 shares of common stock and 1,800,000 Series A Warrants to be sold for cash in this offering at the assumed public offering price of $5.99 per share of common stock, and $0.01 per Series A Warrant, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, as if the sale had occurred on September 30, 2020.

You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes appearing in each of our Annual Report for the fiscal year ended December 31, 2019 and Quarterly Report for the three and nine months ended September 30, 2020, which are set forth in this prospectus.

Numbers are expressed in U.S. dollars.

	September 30, 2020
Capitalization in U.S. Dollars	Actual	As Adjusted
	(Unaudited)	(Unaudited)
Cash and restricted cash	$501,571	$10,221,571

Long-term debt	8,609,419	8,609,419

Stockholders’ equity
Preferred stock, $0.086 par value; 750,000,000, authorized and 395,640 issued and outstanding actual and 1,167 issued and outstanding as adjusted	33,912	100
Common stock, par value $0.086 per share, 2,000,000,000 shares authorized; 4,241,028 shares issued and outstanding actual; 10,619,093 shares issued and outstanding as adjusted	363,517	912,031
Common stock issuable	822,116	822,116
Additional paid in capital	11,136,499	25,527,232
Accumulated deficit	(12,133,054)	(12,133,054)
Total stockholders’ equity	222,990	15,128,425
Total Capitalization	$8,330,838	$16,740,577

The number of shares of common stock that will be outstanding after this offering set forth above is based on 4,241,028 shares of common stock outstanding as of September 30, 2020, and excludes the following:

●	233,917 unexercised options for common stock granted pursuant to the Reliance Global Group, Inc. Equity incentive plan; and
●	shares of common stock which may be issued upon exercise of the Series A Warrants and representative’s warrants issued in this offering.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the initial public offering price per share of our common stock in this offering and the as adjusted net tangible book value (deficit) per share immediately after this offering. We calculate net tangible book value per share by dividing our net tangible book value (deficit), which is tangible assets less total liabilities less debt discounts, by the number of outstanding shares of our common stock as of September 30, 2020. Our historical net tangible book value (deficit) as of September 30, 2020, was approximately ($15,007,488) million or ($0.04) per share of our common stock.

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After giving effect to the sale of 1,800,000 shares of our common stock at an assumed public offering price of $5.99 per share, after deducting the underwriting discounts and commissions and estimated offering costs payable by us, our as adjusted net tangible book value (deficit) as of September 30, 2020, would have been approximately $(4,207,488) million, or $(0.40) per share of common stock. This represents an immediate increase in as adjusted net tangible book value of $(0.36) per share to existing shareholders and an immediate dilution of $6.40 per share to investors purchasing shares of common stock in this offering at the public offering price.

The following table illustrates per share dilution as of September 30, 2020:

Assumed Public offering price per share of common stock		$6.00

Net tangible book value (deficit) per share	$(.04)
Increase in net tangible book value (deficit) per share attributable to this offering	$(0.36)
Net tangible book value (deficit) per share after this offering		$(0.40)
Dilution per share to investors participating in this offering		$6.40

If the underwriters exercise in full their option to purchase up to 270,000 additional shares of common stock at the assumed public offering price of $5.99 per share, the as adjusted net tangible book value (deficit) after this offering would be $(2,587,488) per share, representing an increase in net tangible book value (deficit) of $(0.17) per share to existing shareholders and immediate dilution in net tangible book value (deficit) of $6.21 per share to investors purchasing our common stock in this offering at the assumed public offering price.

A $1.00 increase in the public offering price of $7.00 per share would result in an increase in our as adjusted net tangible book value after this offering of approximately $1,800,000, or approximately $(0.23) per share, and the dilution per share to investors purchasing common stock in this offering would be approximately $7.23 per share, assuming that the number of shares of our common stock sold by us remains the same, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, a decrease of $1.00 in the assumed public offering price of $5.00 per share would result in a decrease in our as adjusted net tangible book value after this offering of approximately $1,800,000, or approximately $(0.57) per share, and the dilution per share to investors purchasing common stock in this offering would be $5.57 per share, assuming that the number of shares of our common stock sold by us remains the same, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We may also increase or decrease the number of shares of common stock we are offering from the number of shares of common stock set forth above. An increase of 1.0 million in the assumed number of shares of common stock sold by us in this offering would result in an increase in our as adjusted net tangible book value of approximately $6,000,000, or approximately $0.15 per share, and the dilution per share to investors purchasing common stock in this offering would be approximately $5.85 per share, assuming that the assumed public offering price per share of common stock and accompanying Series A Warrant remains the same, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. A decrease of 1.0 million in the assumed number of shares of common stock sold by us in this offering would result in a decrease in our as adjusted net tangible book value after this offering of approximately $6 million, or approximately $(1.06) per share, and the dilution per share to investors purchasing common stock in this offering would be approximately $7.06 per share, assuming that the assumed public offering price per share of common stock remains the same, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of shares sold in this offering and other terms of this offering determined at pricing.

Earlier stock issuances, of our common stock, under private placements exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, to third parties, are as follows:

Date	Number of Shares	Price Per Share	Total Consideration Paid
9/17/2019	39,669	$14.57	$578,040
9/17/2019	99,174	$14.57	$1,445,101
2/10/2020	46,667	$21.43	$1,000,000
9/11/2020	15,556	$6.43	$100,000
9/2/2020	15,556	$6.43	$100,000
8/18/2020	17,943	$11.14	$200,000
9/3/2020	21,875	$13.71	$300,000

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The discussion and table above assume exclude the following:

●	233,917 shares issuable upon exercise of our issued stock options; and
●	shares of common stock which may be issued upon exercise of the Series A Warrants and representatives’ warrants issued in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

BUSINESS

Some of the statements contained in this registration statement on Form S-1 of Reliance Global Group, Inc. (hereinafter the “Company”, “we” or “RELI” or the “Company”) discuss future expectations, contain projections of our plan of operation or financial condition or state other forward- looking information. In this registration statement, forward-looking statements are generally identified by the words such as “anticipate”, “plan”, “believe”, “expect”, “estimate”, and the like. Forward-looking statements involve future risks and uncertainties, there are factors that could cause actual results or plans to differ materially from those expressed or implied. These statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and is derived using numerous assumptions. A reader, whether investing in the Company’s securities or not, should not place undue reliance on these forward-looking statements, which apply only as of the date of this Registration Statement. Important factors that may cause actual results to differ from projections include, for example:

●	the success or failure of Management’s efforts to implement the Company’s plan of operation;

●	the ability of the Company to fund its operating expenses;

●	the ability of the Company to compete with other companies that have a similar plan of operation;

●	the effect of COVID-19 and changing economic conditions impacting our plan of operation; and

●	the ability of the Company to meet the other risks as may be described in future filings with the SEC.

Overview

Reliance Global Group, Inc. (formerly known as Ethos Media Network, Inc.) was incorporated in Florida on August 2, 2013. In September 2018, Reliance Global Holdings, LLC, a related party, purchased a controlling interest in the Company. Ethos Media Network, Inc. was renamed Reliance Global Group, Inc. on October 18, 2018.

We operate in the insurance industry and purchase and manage various insurance agencies. Our focus is to grow the Company through internal business growth and by pursuing an aggressive acquisition strategy, initially and primarily focused upon wholesale and retail insurance agencies. The Company is controlled by the same management team as Reliance Global Holdings, LLC (“Reliance Holdings”), a New York based firm that is the owner and operator of numerous companies with core interests in real estate and insurance. Our relationship with Reliance Holdings provides us with significant benefits: (1) experience, knowhow, and industry relations; (2) a source of acquisition targets currently under Reliance Holdings’ control; and (3) financial and logistics assistance. We are led and advised by a management team that offers over 100 years of combined business expertise in real estate, insurance, and the financial service industry.

We will apply to FINRA for a reverse split of our issued and outstanding shares of common stock in a ratio of 1:85.71 which will occur simultaneously with our up listing to the Nasdaq Capital Market. We have adjusted all of our share and per share numbers to take into account this reverse stock split.

Additionally, Ezra Beyman, CEO, will convert $3,800,000 of related party debt into equity. The payable is due to Reliance Global Holdings, LLC, an entity owned and controlled by Ezra Beyman, and majority holder of the Company’s securities.

Our structure is set forth in the table below:

Organization Structure of Reliance Global Group, Inc.

Entity(1)	Relationship	Defined Names	Business Purpose
Employee Benefit Solutions, LLC	100% Owned Subsidiary	EBS	Insurance Agency
U.S. Benefits Alliance, LLC	100% Owned Subsidiary	USBA	Insurance Agency
Commercial Coverage Solutions, LLC	100% Owned Subsidiary	CCS	Insurance Agency
Southwestern Montana Insurance Center, LLC	100% Owned Subsidiary	SWMT	Insurance Agency
Fortman Insurance Services, LLC	100% Owned Subsidiary	FIS	Insurance Agency
Altruis Benefits Consulting, Inc.	100% Owned Subsidiary	ABC	Insurance Agency
UIS Agency, LLC	100% Owned Subsidiary	UIS	Insurance Agency
Reliance Global Holdings, LLC	Affiliate	Reliance Holdings	Affiliate of the Company owned and controlled by Ezra Beyman

(1)	All subsidiaries other than Reliance Global Holdings, LLC, are as a result of acquisition of insurance agencies. All acquisitions, except for Altruis Benefits Consulting, Inc., were asset acquisitions, and Altruis was a stock purchase.

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The Company intends to raise approximately $10,000,000 over the course of an initial and follow up raise which will not only enable it to meet Nasdaq shareholder equity requirements but will provide working capital for at least six (6) months thereafter.

In the insurance sector, our management has extensive experience acquiring and managing insurance portfolios in several states, as well as developing specialized programs targeting niche markets. Our primary strategy is to identify specific risk to reward arbitrage opportunities and develop these on a national platform, thereby increasing revenues and returns, and then identify and acquire undervalued wholesale and retail insurance agencies with operations in growing or underserved segments, expand and optimize their operations, and achieve asset value appreciation while generating interim cash flows.

As part of our growth and acquisition strategy, we are currently in negotiations with several affiliated and non-affiliated parties and expect to complete a number of material insurance asset transactions throughout the course of 2021. We have acquired seven insurance agencies, including both affiliated and unaffiliated companies.

Long term, we seek to conduct all transactions and acquisitions through our direct operations. However, in some instances, Reliance Holdings could act as a place holder to facilitate the acquisition process, with those assets later transferred to us. In addition, we and Reliance Holdings plan to conduct future transactions in order to transfer additional assets to us, excluding assets that Reliance Holdings owns via joint venture or with third parties.

Over the next 12 months, we plan to focus on the expansion and growth of our business through two different channels: continued asset acquisitions in insurance markets; and organic growth of our current insurance operations through geographic expansion and market share growth.

Carriers representing 10% or more of total revenue are presented in the table below:

Insurance Carrier	December 31, 2019	December 31, 2018
BlueCross BlueShield	26.2%	39.5%
Priority Health	19.7%	44.2%

No other single insurance carrier accounted for more than 10% of the Company’s commission revenues. The loss of any significant customer, including Priority Health and BCBS, could have a material adverse effect on the Company.

Insurance Operations

Our insurance operations focus on the acquisition and management of insurance agencies throughout the U.S. Our primary focus is to pinpoint undervalued wholesale and retail insurance agencies with operations in growing or underserved segments (including healthcare and Medicare, as well as personal and commercial insurance lines). We then focus on expanding their operations on a national platform and improving operational efficiencies in order to achieve asset value appreciation while generating interim cash flows. In the insurance sector, our management team has over 100 years of experiences acquiring and managing insurance portfolios in several states, as well as developing specialized programs targeting niche markets. We plan to accomplish these objectives by acquiring wholesale and retail insurance agencies it deems to represent a good buying opportunity (as opposed to insurance carriers) as insurance agencies bear no insurance risk. Once acquired, we will develop them on a national platform to increase revenues and profits through a synergetic structure. The Company is initially focused on segments that are underserved or growing, including healthcare and Medicare, as well as personal and commercial insurance lines.

Our products offered span across a variety of states. We offer many products in the health industry including but not limited to Medicaid, Medicare, Medigap, and dental at both the individual and where available at the group level. Additionally, we have standard Personal and Commercial lines as well as a niche option for the commercial transportation industry. Our agencies are currently located in New York, New Jersey, Michigan, Ohio and Montana.

Within our agencies located in Michigan we currently write insurance products for under 65 individual health, over 65 Medicare products, group health insurance and other ancillary products. These products are primarily offered to Michigan residents.

In New Jersey and New York, we offer property and casualty insurance specializing in commercial transportation and trucking insurance. The population services with these products are primarily located in NY and NJ.

In Montana our agency offers individual health for under 65 population, over 65 Medicare products, group health insurance and other ancillary products. The primary focus of SWMIC is in the group health sector. These products are primarily offered to residents of Montana.

FIS offers insurance products to residents of Michigan, Ohio and Indiana. On the P&C (property and casualty) side they offer a variety of personal and commercial products such as home and auto insurance. On the health side they primarily focus on group health as well as Medicare products in addition to under 65 individual health and over 65 Medicare products.

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Insurance Acquisitions and Strategic Activities

To date, we have acquired seven insurance brokerages (see table below), including both acquisitions of affiliated companies (i.e., owned by Reliance Holdings, LLC before the acquisition by the issuer) and unaffiliated companies, all of which were asset acquisitions except for Altruis, which was a stock purchase. As our acquisition strategy continues, our reach within the insurance arena can provide us with the ability to offer lower rates, which could boost our competitive position within the industry.

Acquired	Date Acquired	Date Transferred to Company	Location	Line of Business	Status
U.S. Benefits Alliance, LLC (USBA)	8/1/2018	10/24/2018	Michigan	Health Insurance	Affiliated
Employee Benefit Solutions, LLC (EBS)	8/1/2018	10/24/2018	Michigan	Health Insurance	Affiliated
Commercial Solutions of Insurance Agency, LLC	12/1/2018	12/1/2018	New Jersey	P&C – Trucking Industry	Unaffiliated
Southwestern Montana Insurance Center, Inc.	4/1/2019	9/1/2019	Montana	Group Health Insurance	Affiliated
Fortman Insurance Agency, LLC	5/1/2019	9/1/2019	Ohio	P&C & Health	Affiliated
Altruis Benefits Consultants, Inc.	9/1/2019	9/1/2019	Michigan	Health Insurance	Unaffiliated
UIS Insurance Agency LLC	8/17/2020	8/17/2020	New York	P&C	Unaffiliated

The following table lists our activity in 2019 by number of agents, policies issued, and revenue recognized.

Agency Name	Number of Agents	Number of Policies issued	Aggregate Revenue Recognized December 31, 2019
USBA and EBS	15	9,767	$1,161,036
Commercial Solutions	2	322	$378,956
Southwestern Montana	13	370	$1,106,432
Fortman Insurance	14	7,826	$1,186,951
Altruis	16	8,500	$617,409

EBS/USBA:

On August 1, 2018, a related party to Reliance Holdings, US Benefits Alliance, LLC (“USBA”) acquired certain properties and assets of the insurance businesses of Family Health Advisors, Inc. and Tri Star Benefits, LLC (the “USBA Acquisition”). Also, on August 1, 2018, Employee Benefits, Solutions, LLC, (“EBS”), related party, acquired certain properties and assets of the insurance business of Employee Benefit Solutions, Inc. (the “EBS Transaction”, and, together with USBA Transaction, the “Common Control Transactions”).

On October 24, 2018, Reliance Holdings and the Company entered into a Bill of Sale agreement to transfer all of the outstanding membership interest in EBS LLC and USBA LLC. In exchange for the membership interest, the Board of Directors of the Company authorized and issued 191,333 shares of restricted common stock of the Company for all the membership interest of USBA LLC and EBS LLC.

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The USBA Acquisition was accounted for as a business combination by Reliance Holdings. It was accounted for as a business combination in accordance with the acquisition method whereby the total purchase consideration was allocated to intangible assets acquired based on their respective estimated fair values. The acquisition method of accounting uses the fair value concept defined in ASC 820. ASC 805 requires, among other things, that assets acquired, and liabilities assumed, if any, in a business purchase combination be recognized at their fair values as of the acquisition date. The process for estimating the fair values of identifiable intangible assets requires the use of significant estimates and assumptions, including estimating future cash flows, developing appropriate discount rates, estimating the costs, and timing. The allocation of the purchase price in connection with the USBA Acquisition was calculated as follows:

Description	Fair Value	Weighted Average Useful Life (Years)
Trade name and trademarks	$6,520	3
Customer relationships	116,100	9
Non-competition agreements	48,540	5
Goodwill	578,840	Indefinite
	$750,000

Goodwill of $578,840 arising from the USBA Acquisition consisted of the value of the employee workforce and the residual value after all identifiable intangible assets were valued. Goodwill recognized pursuant to the USBA Acquisition is currently expected to be deductible for income tax purposes. Total acquisition costs for the USBA Acquisition incurred were $83,162 recorded as a component of General and administrative on the accompanying Consolidated Statement of Operations for the period from August 1, 2018 to December 31, 2018.

The operating results of the acquired business has been included in the Company’s Consolidated Statement of Operations for the period from August 1, 2018 to December 31, 2018 since the USBA common control date of October 24, 2018. The revenues of the acquired business for the period from August 1, 2018 through December 31, 2018 from the USBA Acquisition common control date was $135,425 and the net loss was $12,145.

The EBS Acquisition was accounted for as a business combination by Reliance Holdings. It was accounted for as a business combination in accordance using the acquisition method whereby the total purchase consideration was allocated to intangible assets acquired based on their respective estimated fair values. The acquisition method of accounting requires, among other things, that assets acquired, and liabilities assumed, if any, in a business purchase combination be recognized at their fair values as of the acquisition date. The process for estimating the fair values of identifiable intangible assets and certain tangible assets requires the use of significant estimates and assumptions, including estimating future cash flows, developing appropriate discount rates, estimating the costs, and timing.

The allocation of the purchase price in connection with the EBS Acquisition was calculated as follows:

Description	Fair Value	Weighted Average Useful Life (Years)
Trade name and trademarks	$33,140	20
Customer relationships	47,630	9
Non-competition agreements	42,320	5
Goodwill	274,956	Indefinite
Fixed assets	1,954	5-7
	$400,000

Goodwill of $274,956 arising from the EBS Acquisition consisted of the value of the employee workforce and the residual value after all identifiable intangible assets were valued. Goodwill recognized pursuant to the EBS Acquisition is currently expected to be deductible for income tax purposes. Total acquisition costs for the EBS Acquisition incurred were $44,353 recorded as a component of General and administrative expenses on the accompanying Consolidated Statement of Operations for the period from August 1, 2018 to December 31, 2018.

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The operating results of the acquired business has been included in the Company’s Consolidated Statement of Operations for the period from August 1, 2018 to December 31, 2018 since the EBS common control date. The revenues of the acquired business for the period from August 1, 2018 through December 31, 2018 from the EBS common control date was $246,965 and the net loss was $143,450.

CCS:

On December 1, 2018, Commercial Coverage Solutions LLC, a wholly-owned subsidiary of the Company (“CCS”) entered into a Purchase Agreement with Commercial Solutions of Insurance Agency, LLC (“CSIA”) whereby CCS purchased the business and certain assets of CSIA noted within the Purchase Agreement (the “CSIA Acquisition”) for a total purchase price of $1,200,000. The total purchase price was made up of (1) a cash payment of $1,080,000 (the “Cash Payment”) on the “Closing Date” or the first bank business day thereafter (i.e. December 1, 2018); (2) the balance of the purchase price, having a value of $120,000, paid in the form of 8,889 shares of common stock in the Company, issued at a per-share price equal to Fifteen and 75/100 Cents ($13.50) (the “Closing Shares”); and (3) the amount of any cash necessary to satisfy the required closing date working capital set off against the Cash Payment by CCS. “Required closing date working capital” consisted only of cash and pre-paid rent and/or security deposits or pre-payments or deposits for any assumed liabilities. The Closing Shares were transferred from the shares owned by Reliance Holdings and were transferred subsequent to December 31, 2019; and as a result, is a component of Loans payables, related parties on the accompanying Consolidated Balance Sheets.

The CSIA Acquisition is being accounted for as a business combination under the acquisition method whereby the total purchase consideration was allocated to tangible and intangible assets acquired based on their respective estimated fair values. The acquisition method requires, among other things, that assets acquired, and liabilities assumed in a business purchase combination be recognized at their fair values as of the acquisition. The process for estimating the fair values of identifiable intangible assets and certain tangible assets requires the use of significant estimates and assumptions, including estimating future cash flows, developing appropriate discount rates, estimating the costs, and timing.

The allocation of the purchase price in connection with the CSIA Acquisition was calculated as follows:

Description	Fair Value	Weighted Average Useful Life (Years)
Cash	$13,500	N/A
Fixed Assets	1,638	5-7
Customer relationships	284,560	11
Non-competition agreements	40,050	5
Trade name and trademarks	8,500	2
Goodwill	851,752	Indefinite
	$1,200,000

Goodwill of $851,752 arising from the CSIA Acquisition consisted of the value of the employee workforce and the residual value after all identifiable intangible assets were valued. Goodwill recognized pursuant to the CSIA Acquisition is currently expected to be deductible for income tax purposes. Total acquisition costs for the CSIA Acquisition incurred were $113,247 recorded as a component of General and administrative expense on the accompanying Consolidated Statement of Operations for the period from August 1, 2018 to December 31, 2018.

The December 1, 2018 to December 31, 2018 operating results of the acquired business has been included in the Company’s Consolidated Statement of Operations for the period from August 1, 2018 to December 31, 2018 since the CSIA Acquisition date. The revenues of the acquired business for the period from December 1, 2018 through December 31, 2018 from the CSIA Acquisition was $8,380 and the net loss was $136,568.

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SWMIC:

On April 1, 2019, Southwestern Montana Insurance Center, LLC (“SWMT”), a wholly owned subsidiary of Reliance Holdings, acquired Southwestern Montana Financial Center, Inc. SWMT is an insurance services firm which specializes in providing group and individual health lines of insurance. On September 17, 2019, Reliance Holdings, transferred all of the outstanding membership interest in SWMT to the Company.

On April 1, 2019, SWMT entered into a Purchase Agreement with Southwestern Montana Financial Center, Inc. whereby the SWMT shall purchase the business and certain assets noted within the Purchase Agreement (the “SWMT Acquisition”) for a total purchase price of $2,394,509. The purchase price was paid with a cash payment of $1,389,840, 5,833 in shares of the Company’s restricted common stock transferred from the shares owned by Reliance Holdings, and an earn-out payment equal to 32% of the final earn-out EBITDA multiplied by 5.00, which is payable in $300,000 in shares of the Company’s common stock with any amount in excess of $300,000 to be paid in cash. The balance of the earn-out liability as of December 31, 2019 was $522,553 and is included in long term debt on the balance sheet. SWMT was transferred to the Company from Reliance Holdings. The SWMT Acquisition was accounted for as a business combination, by Reliance Holdings, in accordance under the acquisition method whereby the total purchase consideration was allocated to assets acquired and liabilities assumed based on their respective estimated fair values. The acquisition method of accounting requires, among other things, that assets acquired, and liabilities assumed, if any, in a business purchase combination be recognized at their fair values as of the acquisition date. The process for estimating the fair values of identifiable intangible assets and certain tangible assets requires the use of significant estimates and assumptions, including estimating future cash flows, developing appropriate discount rates, estimating the costs, and timing.

The allocation of the purchase price in connection with the SWMT Acquisition was calculated as follows:

Description	Fair Value	Weighted Average Useful Life (Years)
Customer relationships	$561,000	10
Non-competition agreements	599,200	5
Goodwill	1,217,790	Indefinite
Fixed assets	41,098	5-7
Loan Payable	(24,579)
	$2,394,509

Goodwill of $1,217,790 arising from the SWMT Acquisition consisted of the value of the employee workforce and the residual value after all identifiable intangible assets were valued. Goodwill recognized pursuant to the SWMT Acquisition is currently expected to be deductible for income tax purposes. Total acquisition costs for the SWMT Acquisition were $122,660, which were paid in full by Reliance Global Holdings, LLC, a related party.

The operating results of the acquired business has been included in the Company’s Consolidated Statement of Operations from the date of acquisition through December 31, 2019. The revenues of the acquired business for the period from April 1, 2019 to December 31, 2019 was $1,036,154 and the net loss was $23,104.

FIS:

On May 1, 2019, Fortman Insurance Services, LLC (“FIS”), a wholly owned subsidiary of Reliance Global Holdings, LLC, acquired Fortman Insurance Agency, LLC. FIS is an insurance services firm which specializes in providing personal and commercial lines of insurance.

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On May 1, 2019, FIS entered into a Purchase Agreement with Fortman Insurance Agency, LLC whereby the FIS shall purchase the business and certain assets noted within the Purchase Agreement (the “FIS Acquisition”) for a total purchase price of $4,156,405. The purchase price was paid with a cash payment of $3,223,750, $500,000 in shares of the Company’s restricted common stock transferred from the shares owned by Reliance Holdings, and an earn-out payment equal to 10% of the final earn-out EBITDA multiplied by 6.25. The earn-out measurement period is 12 months commencing May 1, 2021 and ending April 30, 2022. The earn-out shall not accrue and shall be paid without interest within 60 days after the measurement period. The balance of the earn-out liability as of December 31, 2019 was $432,655 and is included in long term debt on the balance sheet. On September 17, 2019, FIS was transferred to the Company from Reliance Holdings. The FIS Acquisition was accounted for as a business combination, by Reliance Holdings, in accordance with the Acquisition method whereby the total purchase consideration was allocated to intangible assets acquired based on their respective estimated fair values.  The acquisition method of accounting requires, among other things, that assets acquired, and liabilities assumed, if any, in a business purchase combination be recognized at their fair values as of the acquisition date. The process for estimating the fair values of identifiable intangible assets and certain tangible assets requires the use of significant estimates and assumptions, including estimating future cash flows, developing appropriate discount rates, estimating the costs, and timing.

The allocation of the purchase price in connection with the FIS Acquisition was calculated as follows:

Description	Fair Value	Weighted Average Useful Life (Years)
Trade name and trademarks	$289,400	5
Customer relationships	1,824,000	10
Non-competition agreements	752,800	5
Goodwill	1,269,731	Indefinite
Fixed assets	19,924	5-7
Prepaid rent	550
	$4,156,405

Goodwill of $1,269,731 arising from the FIS Acquisition consisted of the value of the employee workforce and the residual value after all identifiable intangible assets were valued. Goodwill recognized pursuant to the FIS Acquisition is currently expected to be deductible for income tax purposes. Total acquisition costs for the FIS Acquisition were $63,663, which were paid in full by Reliance Global Holdings, LLC, a related party.

The operating results of the acquired business has been included in the Company’s Consolidated Statement of Operations for the year ended December 31, 2019. The revenues of the acquired business for the period from May 1, 2019 to December 31, 2019 was $1,166,778 and the net income was $9,773.

On September 17, 2019, Reliance Global Holdings, LLC transferred all of the outstanding membership interest in SWMT and FIS to the Company. In exchange for the membership interest, the Board of Directors of the Company issued 173,122 shares of restricted common stock of the Company for all the membership interest of SWMT and FIS.

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Altruis:

On September 1, 2019, the Company entered into a Stock Purchase Agreement with Altruis Benefits Consulting, Inc. whereby the Company purchased the business and certain assets noted within the Purchase Agreement (the “ABC Acquisition”) for a total purchase price of $7,688,168. The purchase price was paid with a cash payment of $5,202,364, $578,040 in shares of the Company’s common stock, and an earn-out payment made annually for 3 years. Each year one-third of the earn-out shares held in escrow shall be released to the seller. The yearly earn-out payments are equal to 6.66% of the final earn-out EBITDA multiplied by 7.00. The earn-out measurement periods are the 12 months commencing September 1, 2019 and ending August 31, 2022. The balance of the earn-out liability as of December 31, 2019 was $1,894,842 and is included in long term debt on the balance sheet. The ABC Acquisition is being accounted for as a business combination in accordance with the acquisition method whereby the total purchase consideration was allocated to intangible assets acquired based on their respective estimated fair values. The acquisition method of accounting requires, among other things, that assets acquired, and liabilities assumed, if any, in a business purchase combination be recognized at their fair values as of the acquisition date. The process for estimating the fair values of identifiable intangible assets and certain tangible assets requires the use of significant estimates and assumptions, including estimating future cash flows, developing appropriate discount rates, estimating the costs, and timing.

The allocation of the purchase price in connection with the ABC Acquisition was calculated as follows:

Description	Fair Value	Weighted Average Useful Life (Years)
Cash	$1,850,037
Trade name and trademarks	714,600	5
Customer relationships	753,000	10
Non-competition agreements	1,168,600	5
Goodwill	4,949,329	Indefinite
Fixed assets	85	5
Payable to seller	(1,747,483)
	$7,688,168

Goodwill of $4,949,329 arising from the ABC Acquisition consisted of the value of the employee workforce and the residual value after all identifiable intangible assets were valued. Goodwill recognized pursuant to the ABC Acquisition is currently expected to be deductible for income tax purposes. Total acquisition costs for the ABC Acquisition incurred were $92,172 recorded as a component of General and administrative expenses on the accompanying Consolidated Statement of Operations for the year ended December 31, 2019.

The operating results of the acquired business has been included in the Company’s Consolidated Statement of Operations for the year ended December 31, 2019. The revenues of the acquired business for the period from September 1, 2019 to December 31, 2019 was $625,036 and the net loss was $67,682.

UIS Agency, LLC:

On August 17, 2020, CCS entered into an Asset Purchase Agreement with UIS Agency LLC whereby the Company purchased certain properties and assets noted within the Purchase Agreement (the “UIS Acquisition”) for a total purchase price of $883,334. The purchase price was paid with a cash payment of $601,696, $200,000 in shares of the Company’s common stock and an earn-out payment. Three cash installment payments totaling $500,000 were or will be due on September 30, 2020, October 31, 2020 and December 31, 2020. Earn-out payment is dependent on the Net Product Line Revenues being equal to or greater than $450,000 for the measurement period. The balance of the earn- out liability as of September 30, 2020 was $81,638 and is included in long term debt on the balance sheet. On August 17, 2020, immediately after the consummation of the UIS Acquisition, CCS filed an amendment to its certificate of incorporation with the New Jersey Secretary of State to change its name to UIS Agency, LLC.

Oak Street Funding LLC – Term Loans

The composition of the long-term debt follows:
	September 30,	December 31,
	2020	2019
Oak Street Funding LLC Term Loan for the acquisition of EBS and USBA, net of deferred financing costs of $17,935 and $19,044 as of September 30, 2020 and December 31, 2019, respectively	$556,609	$595,797
Oak Street Funding LLC Senior Secured Amortizing Credit Facility for the acquisition of CCS, net of deferred financing costs of $22,098 and $22,737 as of September 30, 2020 and December 31, 2019, respectively	899,810	963,174
Oak Street Funding LLC Term Loan for the acquisition of SWMT, net of deferred financing costs of $15,243 and $16,685 as of September 30, 2020 and December 31, 2019, respectively	1,002,808	1,066,815
Oak Street Funding LLC Term Loan for the acquisition of FIS, net of deferred financing costs of $51,385 and $54,293 as of September 30, 2020 and December 31, 2019, respectively	2,522,841	2,593,707
Oak Street Funding LLC Term Loan for the acquisition of ABC, net of deferred financing costs of $60,623 and $65,968 as of September 30, 2020 and December 31, 2019, respectively	4,071,444	4,062,032
	9,053,512	9,281,525
Less: current portion	(963,450)	(1,010,570)
Long-term debt	$8,090,062	$8,270,955

Oak Street Funding LLC – Term Loans

On August 1, 2018, EBS and USBA entered into a Credit Agreement with Oak Street Funding LLC (“Oak Street”) whereby EBS and USBA borrowed $750,000 from Oak Street under a term loan. The term loan is secured by certain assets of the Company. Interest accrues at 5.00% on the basis of a 360-day year, maturing 120 months from the Amortization Date (September 25, 2018). For the period from August 1, 2018 to December 31, 2018, the Company incurred debt issuance costs associated with the Term Loan in the amount of $22,188, which were deferred and are amortized to interest expense over the length of the Term Loan. The proceeds of the Term Loan were to be used for the purpose of acquiring entities through the respective USBA and EBS acquisitions.

On April 1, 2019, SWMT entered into a Credit Agreement with Oak Street whereby SWMT borrowed $1,136,000 from Oak Street under a term loan. The term loan is secured by certain assets of the Company. The borrowing rate under the facility is a variable rate equal to Prime + 2.00% and matures 10 years from the closing date. For the year ended December 31, 2019, the Company incurred debt issuance costs associated with the term loan in the amount of $28,849, which were deferred and are amortized to interest expense over the length of the term loan. The proceeds of the term loan were to be used for the purpose of acquiring an entity through SWMT.

On May 1, 2019, FIS entered into a Credit Agreement with Oak Street whereby FIS borrowed $2,648,000 from Oak Street under a term loan. The term loan is secured by certain assets of the Company. The borrowing rate under the facility is a variable rate equal to Prime + 2.00% and matures 10 years from the closing date. For the year ended December 31, 2019, the Company incurred debt issuance costs associated with the Term Loan in the amount of $58,171, which were deferred and are amortized to interest expense over the length of the Term Loan. The proceeds of the term loan were to be used for the purpose of acquiring an entity through FIS.

On September 5, 2019, the Company entered into a Credit Agreement with Oak Street whereby the Company borrowed $4,128,000 from Oak Street under a term loan. The term loan is secured by certain assets of the Company. The borrowing rate under the facility is a variable rate equal to Prime + 2.00% and matures 10 years from the closing date. For the year ended December 31, 2019, the Company incurred debt issuance costs associated with the Term Loan in the amount of $94,105, which were deferred and are amortized to interest expense over the length of the Term Loan. The proceeds of the term loan were to be used for the purpose of acquiring ABC.

Oak Street Funding LLC – Senior Secured Amortizing Credit Facility (“Facility”)

On December 7, 2018, CCS entered into a Facility with Oak Street whereby CCS borrowed $1,025,000 from Oak Street under a senior secured amortizing credit facility. The borrowing rate under the Facility is a variable rate equal to Prime +1.50% and matures 10 years from the closing date. For the period from August 1, 2018 to December 31, 2018, the Company incurred debt issuance costs associated with the Facility in the amount of $25,506, which were deferred and are amortized over the length of the Facility. The proceeds of the term loan were to be used for the purpose of acquiring CSIA.

Aggregated cumulative maturities of long-term obligations (including the Term Loan and the Facility), excluding deferred financing costs, as of September 30, 2020 are:

Period ending September 30,	Maturities of Long-Term Debt
2020 (remaining three months)	$240,863
2021	963,450
2022	963,450
2023	963,450
2024	963,450
Thereafter	4,958,849
Total	$9,053,512

As of the filing of this Registration Statement, the Company is in compliance with its covenants associated with the loans.

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Results of Operations Year Ended December 31, 2019 and 2018

	Successor		Predecessor
	For the Year ended December 31, 2019	For the Period from August 1, 2018 through December 31, 2018	For the Period from January 1, 2018 through July 31, 2018
REVENUE
Commission income	$4,450,785	$390,770	$627,991
Total revenue	4,450,785	390,770	627,991

OPERATING EXPENSES
Commission expense	705,714	156,763	283,282
Salaries and wages	2,316,533	142,016	95,738
General and administrative expenses	3,638,896	885,800	181,400
Marketing and advertising	165,574	1,121	5,193
Depreciation and amortization	727,979	25,451	1,778
Total operating expenses	7,554,696	1,211,151	567,391

(Loss) income from operations	(3,103,911)	(820,381)	60,600

Other expense, net	(391,570)	(27,924)	(2,279)
Settlement agreement expense	-	(306,981)	-
	(391,570)	(334,905)	(2,279)

Net (loss) income	$(3,495,481)	$(1,155,286)	$58,321

Basic and diluted loss per share	$(1.21)	$(0.55)
Weighted average number of shares outstanding	2,877,655	2,105,591

Results of Operations Three and Nine Months Ended September 30, 2020

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
REVENUE
Commission income	$1,680,043	$1,327,290	$5,326,375	$2,710,376
Total revenue	1,680,043	1,327,290	5,326,375	2,710,376

OPERATING EXPENSES
Commission expense	399,322	182,092	1,178,806	416,763
Salaries and wages	883,884	632,792	2,620,380	1,501,198
General and administrative expenses	1,116,907	725,573	3,320,779	1,793,292
Marketing and advertising	27,212	43,856	128,471	121,105
Depreciation and amortization	344,888	269,445	1,003,070	404,995
Total operating expenses	2,772,213	1,853,758	8,251,506	4,237,353

Loss from operations	(1,092,170)	(526,468)	(2,925,131)	(1,526,977)

Other expense, net	(139,397)	(105,386)	(424,647)	(207,838)

	(139,397)	(105,386)	(424,647)	(207,838)

Net loss	$(1,231,567)	$(631,854)	$(3,349,778)	$(1,734,815)

Basic and diluted loss per share	$(0.30)	$(0.17)	$(0.80)	$(0.46)
Weighted average number of shares outstanding	4,162,098	3,818,220	4,164,281	3,739,263

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Revenues

The Company’s revenue is primarily comprised of commission paid by health insurance carriers related to insurance plans that have been purchased by a member who used the Company’s service. The Company defines a member as an individual currently covered by an insurance plan, including individual and family, Medicare-related, small business, and ancillary plans, for which the Company are entitled to receive compensation from an insurance carrier.

The Company reported revenues of $4,450,785 in our fiscal year ended December 31, 2019, as compared to $390,770 for the successor period from August 1, 2018 through year ended December 31, 2018. Our EBS & USBA unit reported revenues increased from $382,390 for the period from August 1, 2018 through December 31, 2018 to $1,161,036 for the year ended December 31, 2019 or an increase of $778,646. The increase is due principally to 12 months of revenue being reported in 2019 compare to five months in the 2018 period. CCS reported revenues increased from $8,380 for the period from August 1, 2018 through December 31,2018 to $378,956 for the year ended December 31, 2019. The Company acquired CCS in December 2018 and therefore reported only one month of revenue from CCS in the 2018 period. FIS, SWMT, and Altruis reported revenues of $1,186,951, $1,106,432, and $617,409, respectively in 2019. These revenues did not include bonus commissions as the assets were purchased in April, May and September of 2019, respectively and bonus commissions are typically paid out during the first quarter of the year. As FIS, SWMT and Altruis were acquired in April 2019, May 2019 and September 2019, respectively therefore, the Company did not report any revenues related to these reporting units in 2018.

The Company had revenues of $1,680,043 for the three months ended September 30, 2020, as compared to $1,327,290 for the three months ended September 30, 2019. The increase of $352,753 was primarily due to the insurance agencies acquired in 2019 reporting revenue for the full year of 2020 compared to partial year of revenue for the agencies acquired in 2019. Altruis, which was purchased in September 2019, contributed approximately $417,000 towards the revenue increase.

The Company had revenues of $5,326,375 for the nine months ended September 30, 2020, as compared to $2,710,376 for the nine months ended September 30, 2019. The increase of $2,615,999 was primarily due to the insurance agencies acquired in 2019 reporting revenue for the full nine months of 2020 compared to partial year of revenue for the agencies acquired in 2019. Altruis, which was purchased in September 2019, contributed approximately $1,579,000 towards the revenue increase. The additional variance was primarily due to the fact that SWMT and FIS which were acquired during April and May of 2019 respectively.

Operating Expenses

The Company had total operating expenses of $7,554,696 in the year ended December 31, 2019, as compared to $1,211,151 (successor) for the period from August 1, 2018 through December 31, 2018. The increase in operating expense was due to (i) increased corporate overhead of approximately $2.7 million primarily related to the acquisition and integration of acquired businesses recognizing expenses for a full year for the entities acquired in 2018 and costs of operating the businesses acquired in 2019 and (ii) general increase in other line items comprising operating expenses in 2019 as compared to 2018.

The Company had total operating expenses of $2,772,213 for the three months ending September 30, 2020, as compared to $1,853,758 for the three months ending September 30, 2019. The increase in operating expense was due to (i) increased corporate overhead of approximately $860,000 primarily related to salaries, commission expense and professional fees as a result of the Companies expansion and (ii) general increase in other line items comprising operating expenses in 2020 as compared to 2019.

The Company had total operating expenses of $8,251,506 for the nine months ending September 30, 2020, as compared to $4,237,353 for the nine months ending September 30, 2019. The increase in operating expense was due to (i) $850,000 of additional stock option expense, (ii) $600,000 of depreciation and amortization related to the full nine months of expense for all agencies acquired during 2019, (iii) $1,881,000 related to salaries and commission expense as a result of the full nine months of expense for all agencies acquired during 2019 (iv) general increase in other line items comprising operating expenses in 2020 as compared to 2019.

Net (Loss)

The Company had net loss of $3,495,481 in the year ended December 31, 2019 as compared to net loss of $1,155,286 (successor) for the period from August 1, through December 31, 2018. The net loss increased due to the increased expenses noted above and offset by the increased revenues noted above.

The Company had net loss of $1,231,567 for the three months ended September 30, 2020, as compared to $631,854 for the three months ended September 30, 2019. The increase of $599,713 was primarily due to the increased expenses noted above and offset by the increased revenues noted above.

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The Company had net loss of $3,349,778 for the nine months endedSeptember30, 2020, as compared to $1,734,815 for the nine months ended September 30, 2019. The increase of $1,614,963 was primarily due to the increased expenses noted above and offset by the increased revenues noted above.

Liquidity and capital resources

On July 1, 2020, the Company entered into an agreement to provide additional lines of insurance to small business groups. These additional lines of insurance will provide revenue expansion opportunities and allows the Company to access an even larger insurance market. Additionally, management is planning to raise additional financing through an equity offering, although, there can be no assurance that additional equity financing will be available on terms acceptable to the company or at all.

As of December 31, 2019, the Company had a cash balance of $6,703 and working capital deficit of $4,020,803 compared with a cash balance of $12,456 (successor) and a working capital deficit of $1,049,976 at December 31, 2018. The increase in working capital deficit was caused by the increased working capital deficit of the entities acquired in 2019.

As of September 30, 2020, the Company had a cash balance of $13,282 and working capital deficit of $5,948,428 compared with a cash balance of $61,301 and a working capital deficit of $2,442,228 at September 30, 2019. The increase in working capital deficit was caused by the increased working capital deficit of the entities acquired in 2019.

The Company has incurred losses of $3,349,778 for the nine months ended September 30, 2020. In 2019, the Company acquired three additional agencies to grow the company and improve profitability. Since these acquisitions are recent, management’s plans to achieve operational efficiencies and reduce expenses to enable the Company to continue to meet its obligations for at least the next twelve months. Additionally, Reliance Holdings has committed to fund the Company for at least the next 12 months in the event that the capital raise is not successful.

The spread of the coronavirus (COVID-19) outbreak in the United States has resulted in economic uncertainties which may negatively impact the Company’s business operations. While the disruption is expected to be temporary, there is uncertainty surrounding the duration and extent of the impact. Currently the Company has not seen any material financial impact as a result of the coronavirus outbreak. However, management is actively monitoring the global situation on its financial condition, liquidity, operations, industry and workforce.

Adverse events such as health-related concerns about working in our offices, the inability to travel and other matters affecting the general work environment could harm our business and our business strategy. While we do not anticipate any material impact to our business operations as a result of the coronavirus, in the event of a major disruption caused by the outbreak of pandemic diseases such as coronavirus, we may lose the services of our employees or experience system interruptions, which could lead to diminishment of our business operations. Any of the foregoing could harm our business and delay the implementation of our business strategy and we cannot anticipate all the ways in which the current global health crisis and financial market conditions could adversely impact our business.

To this effect on April 4, 2020, the Company entered into a loan agreement with First Financial Bank for a loan of $673,700 pursuant to the Paycheck Protection Program (the “PPP”) under the CARES Act. The Company intends to use the entire loan amount for designated qualifying expenses and to apply for forgiveness in accordance with the terms of the PPP. This loan is evidenced by a promissory note dated April 4, 2020 and matures two years from the disbursement date. This loan bears interest at a rate of 1.00% per annum, with the first six months of interest deferred. Principal and interest are payable monthly commencing one year after the disbursement date and may be prepaid by the Company at any time prior to maturity with no prepayment penalties. This loan contains customary events of default relating to, among other things, payment defaults or breaches of the terms of the loan. Upon the occurrence of an event of default, the lender may require immediate repayment of all amounts outstanding under the note. The principal and interest of the loan are repayable in 18 monthly equal installments of $37,913 each. Interest accrued in the first six months is included in the monthly installments. Installments must be paid on the 24th day of each month. As of September 30, 2020, the Company has repaid a total of $165,000 on this loan. As of September 30, 2020, the Company recorded $508,700 as loans payable in relation to the PPP loan. On November 17,  2020 the Company received notification from the SBA that the PPP loan has been forgiven in its entirety.

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Cash Flows from Operating Activities

During the year ended December 31, 2019, cash flows used in operating activities was $373,934 compared with $141,469 (successor) of cash flow used during for the period from August 1, 2018 through December 31, 2018. The increase in cash flow used in operating activities was due to cash a full year of cash flows used in operation for the companies acquired in 2018, the cash flows used in operations of the companies acquired in 2019 and non-recurring corporate overhead.

Net cash used in operating activities for the nine months ended September 30, 2020 was $1,454,072, which includes a net loss of $3,349,778, offset by non-cash expenses of $1,784,329 principally related to share based compensation expense of $1,063,777, depreciation and amortization of $1,003,070, amortization of debt issuance costs of $17,165 offset by $300,000 of shares issued pursuant to earn-out agreement as well as changes of net working capital items in the amount of $111,377 principally related to the increase in accounts payable and accrued expenses of $208,471, the increase in other payables of $44,901, and an increase in non-current assets of $195,924 and the decrease in accounts receivables of $46,299.

Net cash used in operating activities for the nine months ended September 30, 2019 was $115,743, which includes a net loss of $1,734,815, offset by non-cash expenses of $1,815,295 principally related to share based compensation expense of $581,999, depreciation and amortization of $411,180, and common stock issued of $822,116 and cash used from the changes in net working capital items in the amount of $196,223 principally related to the decrease in accounts payable and accrued expenses and other payables of $46,037 and the increase in prepaid expenses and other current assets of $40,809, partially offset by the decrease in accounts receivables and other receivable of $110,693.

Cash Flows from Investing Activities

During the year ended December 31, 2019, cash flows used in investing activities were $11,879,652 compared to cash flow used in investing activities of $1,122,693 (successor) for the period from August 1, 2018 through December 31, 2018. The increase in cash used in investing activities was due to the increased use of cash of $10,250,825 for the entities acquired in 2019 and purchase of property and equipment of $506,134.

Net cash used in investing activities for the nine months ended September 30, 2020 was $2,151,966 due to the investment the Company made in NSURE, Inc. of $1,350,000 and the acquisition of certain properties and assets of UIS Agency LLC.

Net cash used in investing activities for the nine months ended September 30, 2019 was $11,879,567 related to the entities acquired in 2019.

Cash Flows from Financing Activities

During the year ended December 31, 2019, cash provided by financing activities was $12,643,965 as compared to $1,365,368 (successor) for the period from August 1, 2018 through December 31, 2018. The increase was primarily related to debt issued to unrelated lenders of $6,916,005 and debt issued to related parties of $3,366,542.

Net cash provided by financing activities for the nine months ended September 30, 2020 was $3,616,024 primarily related to proceeds from the PPP loan in the amount of $673,700, proceeds from related party loans payable in the amount of $1,651,815, and proceeds from the issuance of common stock for acquisitions in the amount of $1,866,667, partially offset by the repayments of the PPP loan in the amount of $165,000, repayment of debt in the amount of $245,178 and repayments of related party loans payable in the amount of $165,980.

Net cash provided by financing activities for the nine months ended September 30, 2019 was $12,455,546 primarily related to proceeds from borrowing of debt in the amount of $7,912,000, proceeds from related party loans payable in the amount of $3,363,457, the issuance of common stock for acquisition in the amount of 2,568,364 and loans acquired through acquisitions, related parties of $19,401, partially offset by the repayments of debt in the amount of $232,359.

Off-balance sheet arrangements

We do not have any off-balance sheet arrangements as such term is defined in Regulation S-K.

Results of Operations Three and Nine Months Ended September 30, 2020

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
REVENUE
Commission income	$1,680,043	$1,327,290	$5,326,375	$2,710,376
Total revenue	1,680,043	1,327,290	5,326,375	2,710,376

OPERATING EXPENSES
Commission expense	399,322	182,092	1,178,806	416,763
Salaries and wages	883,884	632,792	2,620,380	1,501,198
General and administrative expenses	1,116,907	725,573	3,320,779	1,793,292
Marketing and advertising	27,212	43,856	128,471	121,105
Depreciation and amortization	344,888	269,445	1,003,070	404,995
Total operating expenses	2,772,213	1,853,758	8,251,506	4,237,353

Loss from operations	(1,092,170)	(526,468)	(2,925,131)	(1,526,977)

Other expense, net	(139,397)	(105,386)	(424,647)	(207,838)

	(139,397)	(105,386)	(424,647)	(207,838)

Net loss	$(1,231,567)	$(631,854)	$(3,349,778)	$(1,734,815)

Basic and diluted loss per share	$(0.30)	$(0.17)	$(0.80)	$(0.46)
Weighted average number of shares outstanding	4,162,098	3,818,220	4,164,281	3,739,263

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Revenues

The Company’s revenue is primarily comprised of commission paid by health insurance carriers related to insurance plans that have been purchased by a member who used the Company’s service. The Company defines a member as an individual currently covered by an insurance plan, including individual and family, Medicare-related, small business, and ancillary plans, for which the Company are entitled to receive compensation from an insurance carrier.

The Company reported revenues of $4,450,785 in our fiscal year ended December 31, 2019, as compared to $390,770 for the successor period from August 1, 2018 through year ended December 31, 2018. Our EBS & USBA unit reported revenues increased from $382,390 for the period from August 1, 2018 through December 31, 2018 to $1,161,036 for the year ended December 31, 2019 or an increase of $778,646. The increase is due principally to 12 months of revenue being reported in 2019 compare to five months in the 2018 period. CCS reported revenues increased from $8,380 for the period from August 1, 2018 through December 31,2018 to $378,956 for the year ended December 31, 2019. The Company acquired CCS in December 2018 and therefore reported only one month of revenue from CCS in the 2018 period. FIS, SWMT, and Altruis reported revenues of $1,186,951, $1,106,432, and $617,409, respectively in 2019. These revenues did not include bonus commissions as the assets were purchased in April, May and September of 2019, respectively and bonus commissions are typically paid out during the first quarter of the year. As FIS, SWMT and Altruis were acquired in April 2019, May 2019 and September 2019, respectively therefore, the Company did not report any revenues related to these reporting units in 2018.

The Company had revenues of $1,680,043 for the three months ended September 30, 2020, as compared to $1,327,290 for the three months ended September 30, 2019. The increase of $352,753 was primarily due to the insurance agencies acquired in 2019 reporting revenue for the full year of 2020 compared to partial year of revenue for the agencies acquired in 2019. Altruis, which was purchased in September 2019, contributed approximately $417,000 towards the revenue increase.

The Company had revenues of $5,326,375 for the nine months ended September 30, 2020, as compared to $2,710,376 for the nine months ended September 30, 2019. The increase of $2,615,999 was primarily due to the insurance agencies acquired in 2019 reporting revenue for the full nine months of 2020 compared to partial year of revenue for the agencies acquired in 2019. Altruis, which was purchased in September 2019, contributed approximately $1,579,000 towards the revenue increase. The additional variance was primarily due to the fact that SWMT and FIS which were acquired during April and May of 2019 respectively.

Operating Expenses

The Company had total operating expenses of $7,554,696 in the year ended December 31, 2019, as compared to $1,211,151 (successor) for the period from August 1, 2018 through December 31, 2018. The increase in operating expense was due to (i) increased corporate overhead of approximately $2.7 million primarily related to the acquisition and integration of acquired businesses recognizing expenses for a full year for the entities acquired in 2018 and costs of operating the businesses acquired in 2019 and (ii) general increase in other line items comprising operating expenses in 2019 as compared to 2018.

The Company had total operating expenses of $2,772,213 for the three months ending September 30, 2020, as compared to $1,853,758 for the three months ending September 30, 2019. The increase in operating expense was due to (i) increased corporate overhead of approximately $860,000 primarily related to salaries, commission expense and professional fees as a result of the Companies expansion and (ii) general increase in other line items comprising operating expenses in 2020 as compared to 2019.

The Company had total operating expenses of $8,251,506 for the nine months ending September 30, 2020, as compared to $4,237,353 for the nine months ending September 30, 2019. The increase in operating expense was due to (i) $850,000 of additional stock option expense, (ii) $600,000 of depreciation and amortization related to the full nine months of expense for all agencies acquired during 2019, (iii) $1,881,000 related to salaries and commission expense as a result of the full nine months of expense for all agencies acquired during 2019 (iv) general increase in other line items comprising operating expenses in 2020 as compared to 2019.

Net (Loss)

The Company had net loss of $3,495,481 in the year ended December 31, 2019 as compared to net loss of $1,155,286 (successor) for the period from August 1, through December 31, 2018. The net loss increased due to the increased expenses noted above and offset by the increased revenues noted above.

The Company had net loss of $1,231,567 for the three months ended September 30, 2020, as compared to $631,854 for the three months ended September 30, 2019.

The increase of $599,713 was primarily due to the increased expenses noted above and offset by the increased revenues noted above.

The Company had net loss of $3,349,778 for the nine months ended September 30, 2020, as compared to $1,734,815 for the nine months ended September 30, 2019. The increase of $1,614,963 was primarily due to the increased expenses noted above and offset by the increased revenues noted above.

Liquidity and capital resources

On July 1, 2020, the Company entered into an agreement to provide additional lines of insurance to small business groups. These additional lines of insurance will provide revenue expansion opportunities and allows the Company to access an even larger insurance market. Additionally, management is planning to raise additional financing through an equity offering, although, there can be no assurance that additional equity financing will be available on terms acceptable to the company or at all.

As of December 31, 2019, the Company had a cash balance of $6,703 and working capital deficit of $4,020,803 compared with a cash balance of $12,456 (successor) and a working capital deficit of $1,049,976 at December 31, 2018. The increase in working capital deficit was caused by the increased working capital deficit of the entities acquired in 2019.

As of September 30, 2020, the Company had a cash balance of $13,282 and working capital deficit of $5,948,428 compared with a cash balance of $61,301 and a working capital deficit of $2,442,228 at September 30, 2019.

The increase in working capital deficit was caused by the increased working capital deficit of the entities acquired in 2019.

The Company has incurred losses of $3,349,778 for the nine months ended September 30, 2020. In 2019, the Company acquired three additional agencies to grow the company and improve profitability. Since these acquisitions are recent, management’s plans to achieve operational efficiencies and reduce expenses to enable the Company to continue to meet its obligations for at least the next twelve months. Additionally, Reliance Holdings has committed to fund the Company for at least the next 12 months in the event that the capital raise is not successful.

The spread of the coronavirus (COVID-19) outbreak in the United States has resulted in economic uncertainties which may negatively impact the Company’s business operations. While the disruption is expected to be temporary, there is uncertainty surrounding the duration and extent of the impact. The impact of the coronavirus outbreak on the condensed consolidated financial statements cannot be reasonably estimated at this time.

Adverse events such as health-related concerns about working in our offices, the inability to travel and other matters affecting the general work environment could harm our business and our business strategy. While we do not anticipate any material impact to our business operations as a result of the coronavirus, in the event of a major disruption caused by the outbreak of pandemic diseases such as coronavirus, we may lose the services of our employees or experience system interruptions, which could lead to diminishment of our business operations. Any of the foregoing could harm our business and delay the implementation of our business strategy and we cannot anticipate all the ways in which the current global health crisis and financial market conditions could adversely impact our business.

To this effect on April 4, 2020, the Company entered into a loan agreement with First Financial Bank for a loan of $673,700 pursuant to the Paycheck Protection Program (the “PPP”) under the CARES Act. The Company intends to use the entire loan amount for designated qualifying expenses and to apply for forgiveness in accordance with the terms of the PPP. This loan is evidenced by a promissory note dated April 4, 2020 and matures two years from the disbursement date. This loan bears interest at a rate of 1.00% per annum, with the first six months of interest deferred. Principal and interest are payable monthly commencing one year after the disbursement date and may be prepaid by the Company at any time prior to maturity with no prepayment penalties. This loan contains customary events of default relating to, among other things, payment defaults or breaches of the terms of the loan. Upon the occurrence of an event of default, the lender may require immediate repayment of all amounts outstanding under the note. The principal and interest of the loan are repayable in 18 monthly equal installments of $37,913 each. Interest accrued in the first six months is included in the monthly installments. Installments must be paid on the 24th day of each month. As of September 30, 2020, the Company has repaid a total of $165,000 on this loan. As of September 30, 2020, the Company recorded $508,700 as loans payable in relation to the PPP loan.

Management is actively monitoring the global situation on its financial condition, liquidity, operations, industry and workforce. To date, there has been minimal to no effect to the Company due to the outbreak; however, the Company is unable to estimate any long-term effects the coronavirus will have on its results of operations, financial condition or liquidity for fiscal year 2020.

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Cash Flows from Operating Activities

During the year ended December 31, 2019, cash flows used in operating activities was $373,934 compared with $141,469 (successor) of cash flow used during for the period from August 1, 2018 through December 31, 2018. The increase in cash flow used in operating activities was due to cash a full year of cash flows used in operation for the companies acquired in 2018, the cash flows used in operations of the companies acquired in 2019 and non-recurring corporate overhead.

Net cash used in operating activities for the nine months ended September 30, 2020 was $1,454,072, which includes a net loss of $3,349,778, offset by non-cash expenses of $1,784,329 principally related to share based compensation expense of $1,063,777, depreciation and amortization of $1,003,070, amortization of debt issuance costs of $17,165 offset by $300,000 of shares issued pursuant to earn-out agreement as well as changes of net working capital items in the amount of $111,377 principally related to the increase in accounts payable and accrued expenses of $208,471, the increase in other payables of $44,901, and an increase in non-current assets of $195,924 and the decrease in accounts receivables of $46,299.

Net cash used in operating activities for the nine months ended September 30, 2019 was $115,743, which includes a net loss of $1,734,815, offset by non-cash expenses of $1,815,295 principally related to share based compensation expense of $581,999, depreciation and amortization of $411,180, and common stock issued of $822,116 and cash used from the changes in net working capital items in the amount of $196,223 principally related to the decrease in accounts payable and accrued expenses and other payables of $46,037 and the increase in prepaid expenses and other current assets of $40,809, partially offset by the decrease in accounts receivables and other receivable of $110,693.

Cash Flows from Investing Activities

During the year ended December 31, 2019, cash flows used in investing activities were $11,879,652 compared to cash flow used in investing activities of $1,122,693 (successor) for the period from August 1, 2018 through December 31, 2018. The increase in cash used in investing activities was due to the increased use of cash of $10,250,825 for the entities acquired in 2019 and purchase of property and equipment of $506,134.

Net cash used in investing activities for the nine months ended September 30, 2020 was $2,151,966 due to the investment the Company made in NSURE, Inc. of $1,350,000 and the acquisition of certain properties and assets of UIS Agency LLC.

Net cash used in investing activities for the nine months ended September 30, 2019 was $11,879,567 related to the entities acquired in 2019.

Cash Flows from Financing Activities

During the year ended December 31, 2019, cash provided by financing activities was $12,643,965 as compared to $1,365,368 (successor) for the period from August 1, 2018 through December 31, 2018. The increase was primarily related to debt issued to unrelated lenders of $6,916,005 and debt issued to related parties of $3,366,542.

Net cash provided by financing activities for the nine months ended September 30, 2020 was $3,616,024 primarily related to proceeds from the PPP loan in the amount of $673,700, proceeds from related party loans payable in the amount of $1,651,815, and proceeds from the issuance of common stock for acquisitions in the amount of $1,866,667, partially offset by the repayments of the PPP loan in the amount of $165,000, repayment of debt in the amount of $245,178 and repayments of related party loans payable in the amount of $165,980.

Net cash provided by financing activities for the nine months ended September 30, 2019 was $12,455,546 primarily related to proceeds from borrowing of debt in the amount of $7,912,000, proceeds from related party loans payable in the amount of $3,363,457, the issuance of common stock for acquisition in the amount of 2,568,364 and loans acquired through acquisitions, related parties of $19,401, partially offset by the repayments of debt in the amount of $232,359.

Off-balance sheet arrangements

We do not have any off-balance sheet arrangements as such term is defined in Regulation S-K.

Critical Accounting Estimates

The preparation of financial statements and related disclosures in conformity with U.S. GAAP requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, expenses, and related disclosures. Estimates and judgments are based on historical experience, forecasted events, and various other assumptions that we believe to be reasonable under the circumstances. Estimates and judgments may vary under different assumptions or conditions. We evaluate our estimates and judgments on an ongoing basis. Our management believes the accounting policies below are critical in the portrayal of our financial condition and results of operations and require management’s most difficult, subjective, or complex judgments.

Business acquisitions: Accounting for acquisitions requires us to estimate the fair value of consideration paid and the individual assets and liabilities acquired, which involves a number of judgments, assumptions, and estimates that could materially affect the amount and timing of costs recognized in subsequent periods. Accounting for acquisitions can also involve significant judgment to determine when control of the acquired entity is transferred. We typically obtain independent third-party valuation studies to assist in determining fair values, including assistance in determining future cash flows, discount rates, and comparable market values. Items involving significant assumptions, estimates, and judgments include the following:

● Debt, including discount rate and timing of payments;

● Deferred tax assets, including projections of future taxable income and tax rates;

● Fair value of consideration paid or transferred;

● Intangible assets, including valuation methodology, estimations of future revenue and costs, and discount rates;

Contingencies: We are subject to the possibility of losses from various contingencies. Significant judgment is necessary to estimate the probability and amount of a loss, if any, from such contingencies. An accrual is made when it is probable that a liability has been incurred or an asset has been impaired, and the amount of loss can be reasonably estimated. In accounting for the resolution of contingencies, significant judgment may be necessary to estimate amounts pertaining to periods prior to the resolution that are charged to operations in the period of resolution and amounts related to future periods.

Goodwill and intangible assets: We test goodwill for impairment in our fourth quarter each year, or more frequently if indicators of an impairment exist, to determine whether it is more likely than not that the fair value of the reporting unit with goodwill is less than its carrying value. For reporting units for which this assessment concludes that it is more likely than not that the fair value is more than its carrying value, goodwill is considered not impaired and we are not required to perform the goodwill impairment test. Qualitative factors considered in this assessment include industry and market considerations, overall financial performance, and other relevant events and factors affecting the fair value of the reporting unit. For reporting units for which this assessment concludes that it is more likely than not that the fair value is below the carrying value, goodwill is tested for impairment by determining the fair value of each reporting unit and comparing it to the carrying value of the net assets assigned to the reporting unit. If the fair value of the reporting unit exceeds its carrying value, goodwill is considered not impaired. If the carrying value of the reporting unit exceeds its fair value, we would record an impairment loss up to the difference between the carrying value and implied fair value.

Determining when to test for impairment, the reporting units, the assets and liabilities of the reporting unit, and the fair value of the reporting unit requires significant judgment and involves the use of significant estimates and assumptions. These estimates and assumptions include revenue growth rates, and expenses and are developed as part of our long-range planning process. The same estimates are used in business planning, forecasting, and capital budgeting. We test the reasonableness of the output of our long-range planning process by calculating an implied value per share and comparing that to current stock prices, analysts’ consensus pricing, and management’s expectations. These estimates and assumptions are used to calculate projected future cash flows for the reporting unit, which are discounted using a risk-adjusted rate to estimate a fair value. The discount rate requires determination of appropriate market comparables. We base fair value estimates on assumptions we believe to be reasonable but that are unpredictable and inherently uncertain. Actual future results may differ from those estimates.

We test other identified intangible assets with definite useful lives when events and circumstances indicate the carrying value may not be recoverable by comparing the carrying amount to the sum of undiscounted cash flows expected to be generated by the asset. We test intangible assets with indefinite lives annually for impairment using a fair value method such as discounted cash flows. Estimating fair values involves significant assumptions, including future sales prices, sales volumes, costs, and discount rates.

Income taxes: We are required to estimate our provision for income taxes and amounts ultimately payable or recoverable in numerous tax jurisdictions around the world. These estimates involve significant judgment and interpretations of regulations and are inherently complex. Resolution of income tax treatments in individual jurisdictions may not be known for many years after completion of the applicable year. We are also required to evaluate the realizability of our deferred tax assets on an ongoing basis in accordance with U.S. GAAP, which requires the assessment of our performance and other relevant factors. Realization of deferred tax assets is dependent on our ability to generate future taxable income. In recent periods, our results of operations have benefited from increases in the amount of deferred taxes we expect to realize, primarily from the levels of capital spending and increases in the amount of taxable income we expect to realize in Japan and the United States. Our income tax provision or benefit is dependent, in part, on our ability to forecast future taxable income in these and other jurisdictions. Such forecasts are inherently difficult and involve significant judgments including, among others, projecting future average selling prices and sales volumes, manufacturing and overhead costs, levels of capital spending, and other factors that significantly impact our analyses of the amount of net deferred tax assets that are more likely than not to be realized.

Revenue recognition:

All commission revenue is recorded net of any deductions for estimated commission adjustments due to lapses, policy cancellations, and revisions in coverage.

The Company earns additional revenue including contingent commissions, profit-sharing, override and bonuses based on meeting certain revenue or profit targets established periodically by the carriers (collectively the Contingent Commissions). The Contingent Commissions are earned when the Company achieves the targets established by the insurance carries. The insurance carriers notify the company when it has achieved the target. The Company only recognizes revenue to the extent that it is probable that a significant reversal of the revenue will not occur.

Stock-based compensation: Stock-based compensation is estimated at the grant date based on the fair value of the award and is recognized as expense using the straight-line amortization method over the requisite service period. For performance-based stock awards, the expense recognized is dependent on our assessment of the likelihood of the performance measure being achieved. We utilize forecasts of future performance to assess these probabilities and this assessment requires significant judgment.

Determining the appropriate fair-value model and calculating the fair value of stock-based awards at the grant date requires significant judgment, including estimating stock price volatility and expected option life. We develop these estimates based on historical data and market information which can change significantly over time. A small change in the estimates used can result in a relatively large change in the estimated valuation. We use the Black-Scholes option valuation model to value employee stock options and awards granted under our employee stock purchase plan. We estimate stock price volatility based on our historical volatility implied volatility derived from traded options on our stock.

Insurance Market Overview

There are three main insurance sectors: (1) property/casualty (P/C), which consists mainly of auto, home, and commercial insurance; (2) life/health (L/H), which consists mainly of life insurance and annuity products; and (3) accident and health, which is normally written by insurers whose main business is health insurance. The $3 trillion global insurance industry plays a huge role in the U.S. economy, with insurance spending in 2019 making up about 14.8% of the U.S.’s GDP (Source: OECD Insurance Statistics), as shown in the table below.

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The U.S. remained the world’s largest insurance market, with a 28% market share of global direct premiums written in 2017. There were approximately 743 L/H insurers, 2,620 P/C insurers, and 1,130 health insurers licensed in the U.S. in 2017, with premiums of $638 billion, $640 billion, and $189 billion, respectively (Source: Agency Checklist’s U.S. Insurance Market Still the Largest—Federal Report Covers the State of the Industry, November 2018). Sustained economic growth, rising interest rates, and higher investment income are among the positive factors that have bolstered insurers’ results in 2018, setting the stage for enhanced top- and bottom-line growth in the years ahead for us as we benefit from growth in insurers’ business growth (Source: Deloitte’s 2019 Insurance Industry Outlook). “US insurer results deteriorated a bit but were still positive in the first half of 2019, with the industry posting an underwriting gain of US$5.4 billion (down from US$6.1 billion for the same period in 2018) and a profitable combined ratio of 97.3 (up from 96.2).” (Source: Deloitte’s 2020 Insurance Industry Outlook)

Insurance Agency Industry Overview

An insurance agency or broker, solicits, writes, and binds policies through many different insurance companies, as they are not directly employed by any insurance carrier. Thus, insurance agencies can decide which insurance carriers they would like to represent and which products they would like to sell. They are like a retail shop that sells insurance services and products created by the insurance carrier. The main difference between a broker and an agent has to do with who they represent. An agent represents one or more insurance companies, acting as an extension of the insurer. A broker represents the insurance buyer.

An insurance carrier, on the other hand, is a manufacturer of insurance services and products that the insurance agencies sell. They control the underwriting process, claims process, pricing, and the overall management of the insurance products. Insurance carriers do not sell their products through direct agents, but only through independent agencies. Insurance policies are created and administered by the insurance carrier.

A key operating difference between agencies and carriers is the risk profile. The potential financial risks to the insurance industry caused by unforeseen event such as natural disasters are the responsibility of the carriers (and their re-insurers). Agencies and brokers bear no insurance risk. Furthermore, an increase in damage caused by natural disasters generally boosts demand for insurance and results in possible premium increases. Since insurance brokers and agents are a central part of the distribution of these products, they normally benefit from this increase in demand and premiums despite damaged profit margins among these upstream underwriters and carriers. Natural disasters are inherently difficult to forecast but any increase in the frequency of these events holds the potential to boost insurance policy volumes, particularly for property and casualty products (Source: IBISWorld’s Insurance Brokers & Agencies Industry in the US, December 2018).

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This risk difference is key, especially considering the changing climate which is contributing to more volatile weather patterns that is resulting in an increased rate of natural disasters. The economic costs of 2018’s 394 natural disaster events were estimated at $225 billion, with insurance covering $90 billion of the overall total and creating the fourth costliest year on record for insured losses, noting that 2017 and 2018 brought the costliest back-to-back years on record for both economic losses ($653 billion) due to weather-related events and for insured losses ($237 billion) (Source: Aon’s Weather, Climate & Catastrophe Insight – 2018 Insight Report, January 2019).

Since insurance brokers and agents are a central part to the distribution of these products, they normally benefit from this increase in demand and premiums, despite damaged profit margins among these upstream underwriters and carriers (Source: IBISWorld’s Insurance Brokers & Agencies Industry in the US, December 2018).

The U.S. insurance broker and agency industry has grown steadily over the five years through 2018 due to macroeconomic growth, beneficial legislation which has passed, and positive trends within the insurance sector, reaching revenues of $164 billion in 2018. Over the next few years through to 2023, the industry is expected to grow moderately as the macroeconomic landscape continues to improve (Source: IBISWorld’s Insurance Brokers & Agencies Industry in the US, December 2018). The solid growth within the insurance agency market has resulted in strong mergers and acquisition (M&A) activity within this sector. Mergers and acquisitions from insurance agents and brokers broke several records in 2018. There were a record 626 deals in the U.S. and Canada in 2018, including 330 transactions in the second half of the year and 148 transactions during the fourth quarter. Furthermore, there were 611 M&A deals in 2017, which had previously been the most active year (Source: Optis Partners’ Agent and Broker 2018 Year-end Merger & Acquisition Update, January 2019). The confluence of unrelenting market pressure to achieve sustainable growth, a lingering abundance of capital and capacity, improving global economies, and an upturn in interest rates may indicate that insurers should be prepared for a continued growth of M&A activity in 2019 and beyond.

Along with all other industries the insurance sector is increasing its presence in the online market. A J.D. Power study has found that “insurance customer expectations are being influenced by the user experience of all-digital brands such as Amazon and Netflix, and many insurers are falling short. Insurers have created attractive user interfaces but these lack functionality.” In 2019 the Auto and Home insurance industry in the US had annual premiums of approximately $350B. Only a small portion of that was allocated to the online market. It is projected that at 2029 the combined annual premiums will be over $600B with approximately 66% of the business online.

The Company has therefore, strategically invested in NSURE, Inc., “Americas First Digital Insurance Agency”®. As a result of NSURE, Inc.’s superior proprietary technology and unique approach, we are specifically positioned to take 5% of offline insurance distribution and bring it online. Nsure.com is completely redesigning the home and auto insurance shopping and purchasing experience – making it simpler and transparent while providing significant savings of money and time for consumers. Nsure.com achieves this by simplifying application processes, real time connection via API to over 35 top rated insurance carriers, instant accurate coverage recommendations and in-house insurance buying/policy binding capabilities amongst other efficiencies.

Agencies and Brokers Outlook

Insurance brokers and agencies play a critical role within the insurance market by distributing policies and consulting insurance underwriters and consumers. The industry is a vital component to the larger insurance sector as industry operators act as intermediaries between insurance providers and downstream consumers. Operators generate income via commissions earned on policies sold. Given the transaction-based nature of the industry, revenue primarily depends on three factors: (1) policy (premium) pricing; (2) demand for insurance; and (3) the popularity of using agents and brokers in the distribution process.

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The U.S. insurance broker and agency industry has grown steadily over the five years to 2018 due to macroeconomic growth, beneficial legislation that has been passed, and positive trends in the insurance sector, achieving $164 billion in revenues in 2018. As disposable income levels rose during that period, consumers were better suited to pay for more expensive insurance policies. Furthermore, some legislation, such as the Private Patient Affordable Care Act (PPACA), mandates that consumers have health insurance, which industry operators help consumers purchase. This helped provide constant demand for insurance products and services provided by industry operators during the period. For the coming five years, through 2023, the industry is anticipated to grow moderately as the macroeconomic landscape continues to improve (Source: IBISWorld’s Insurance Brokers & Agencies Industry in the US, December 2018).

Insurer carriers have recently profited from a strong stock market, lower interest rates, and greater investment income, which has created an environment for greater top- and bottom-line growth. U.S. property and casualty carriers, in particular, have seen their insurable exposure base expand for both personal and commercial lines, perhaps in part due to faster gross domestic product (GDP) gains, lower unemployment, and greater consumer spending. Additionally, luck may be partially to credit for this improvement since insurers have benefitted from a relief in a record number of natural disaster losses, which provided some reprieve to the financial hit from relatively recent catastrophes, such as Hurricane Florence (August to September 2018), which caused major flood losses along with roughly $5 billion in insured damages, or Hurricane Michael (October 2018), with insured losses between $4.5 billion and $8 billion.

Insurance carriers should not continue to depend on the positive (though uncertain) fundamental economic strength of years past to maintain positive balance sheet momentum. In order to succeed, carriers must address foundational challenges, which include remaining relevant despite systemic economic changes combined with expanding consumer preferences. Some of the issues that insurers must address will fall within the areas of mergers and acquisitions (M&A), technology, product development, talent, regulation, as well as tax reform, as described below.

●	M&A. The convergence of market pressures to attain sustainable growth, a persistent wealth of capital and capacity, and a possible upturn in interest rates may demonstrate that insurers should be prepared for an uptick in M&A activity in 2019. As it stands now, fairly rich valuations could dampen activity, however, M&A could offer opportunities to scale and obtain new capabilities, primarily as it relates to technology.

●	Technology. Advancements in mobile and digital technology are forcing insurers to innovate, which is expected to continue and intensify, where every insurance agency will need to focus on what makes their customer experiences and products unique. They will also need to integrate with technology enablers to bring to their customers a value proposition via a connected ecosystem. Furthermore, to better compete within the industry, those within the distribution system would benefit tremendously by improving the ability to share critical data and analytics between systems. Insurers are seeking to employ the cloud to power advanced analytics, improve data gathering, and grow cognitive applications. In order to keep pace with the industry and prepare for a cloud-enabled future, insurance carriers should prioritize migrating their existing systems to the cloud and launch new applications off-site.

●	Product Development. Economic and technological changes create the need for new types of coverage, revamped policies, and alternative distribution platforms; adaptation of this, however, has been slow within the insurance industry. Siloed business lines, legacy processes, and regulatory considerations hinder the rapid and agile product development needed within this highly competitive landscape. Accordingly, insurers would benefit by focusing on creating hybrid policies that cover both commercial and personal risks. They could also supply on-demand coverage options, which provide greater control to customers for their policy terms and time frames. Furthermore, novel and unique micro-experiences could become the foundation for digital expansion as agencies are distinguished by the niche markets they sell to and can better service versus their peers. Digital content campaigns and user interfaces targeting specialized prospects and customer segments are expected to continue to expand. These micro-experiences could allow agencies to have access to a market that can quote, bind, and service insurance online, and where they are focused on commercial lines and specialty insurance for niche markets. In such a scenario, they may be able to offer new opportunities for agencies to expand quickly via digital building blocks that can be easily integrated into existing business and/or workflows.

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●	Talent. Overlapping with expanding technologies and product development, insurance companies are increasing their staff, specifically in the areas of analytics and technology (where talent is increasingly scarce). Additionally, the expanded use of robotic process automation and artificial intelligence (AI), could reinvent or eliminate a broad spectrum of insurance job functions, giving way to personnel’s need to take on more complicated responsibilities. This is likely to require retraining to learn the needed skills to function within a digital-first organization. Specifically, insurers may need to modify job descriptions as well as retrain their current staff to develop a group of professionals whose work is improved by emerging technologies and where they can focus on higher-value, strategic roles. Simultaneously, insurance carries could transition operations to accommodate a more flexible and virtual workforce. Insurance carriers should further focus on scaling up efforts to retain and employ methods that are most productive for its long-term employees as a way to keep institutional knowledge and industry experience in-house (perhaps beyond anticipated retirement).

●	Regulation. Regulation will continue to play a significant role in the operations and development of the insurance industry, with three high-priority compliance issues (each with global and domestic implications) facing insurers:

○	Market conduct. “Best interest” standards are being considered at both the federal and state levels to protect consumers who purchase annuities and life insurance. Due to this, insurers should seek to review and adjust their compliance structures to accommodate what could turn into a patchwork oversight system. One possibility could be to integrate new technologies that would allow for continual oversight and management of the sales process.

○	Cyber risk. With New York State’s new cybersecurity regulations, insurers are facing compliance deadlines, which have formed the basis of a nationwide model law developed by the National Association of Insurance Commissioners. Going forward, the spotlight is likely to be on how insurers plan to manage third-party risks, given so much importance has been placed on migrating policyholder data and software systems to external hosts.

○	Privacy oversight. Privacy is both a data-security and reputational risk issue given the European Union’s General Data Protection Regulation (GDPR) having been implemented along with similar standards set to be imposed in California. Equally as important is how data can be used moving forward, specifically when it comes to disclosure and consumer signoff. In addition to legal and IT experts, insurers should include multiple stakeholders in its compliance efforts. Over the longer term, carriers may reexamine how the vast amounts of alternative data at their disposal may be leveraged for the mutual benefit not only for the carriers but their policyholders, while simultaneously remaining compliant with domestic and global regulations.

●	Taxes. The global trend has been to lower corporate income tax rates, with a recent report from the Organization for Economic Co-operation and Development citing significant tax reform packages enacted in Argentina, France, Latvia, and the U.S., with other countries introducing more disjointed reforms. U.S. insurers continue to focus on adapting to the changes introduced in the Tax Cuts and Jobs Act of 2017. The U.S. Department of the Treasury and the Internal Revenue Service (IRS) have issued final and proposed guidance on certain important, newly enacted provisions, such as the application of the base erosion and anti-abuse tax to reinsurance, as well as the taxation of foreign operations owned by U.S. taxpayers. Additional guidance could be imminent on many other important provisions, including how the new loss carryover rules will fit with the old rules in the context of consolidated returns.

While the industry may need to address internal and external pressures, the impact from these issues will continue to fall within the individual insurer. Thus, since insurers control their own destinies, potentially the most significant factor is likely to be how committed and prepared insurers are to quickly adjust to changes in the economy, society, and technology, and respond accordingly.

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Online Insurance and the NSURE Opportunity

As discussed elsewhere in this Prospectus, in February 2020, we purchased a minority stake in Nsure.com, which is a licensed online insurance agency that utilizes state of the art digital technology, and seek to use this platform to develop business in the online insurance business which we believe represents an underutilized opportunity.

We estimate that only a small portion of the multibillion-dollar personal home and auto insurance market is now online based on anecdotal remarks from persons generally that they still do not use online insurance. Moreover, the current insurance purchasing processes is time consuming and lacks transparency. Most of the current online sites are simply lead generators, which result in false insurance quotes, constant spam and aggressive sales pitches. We believe consumers are looking for an online platform that will replicate the services they could obtain from a traditional brick and mortar insurance agency, thus driving business toward the online site as we all migrate to online.

Another key benefit to online insurance is the ability to combine seamlessly with electronic capabilities in processing, such as Nsure.com’s proprietary backend processing technology to support our traditional agency business. By implementing artificial intelligence, robotic process automation and automatic shopping for best rates at renewals, we believe we can dramatically reduce costs, and allow our agents to focus on selling new policies, creating a digitally empowered and scalable insurance agency model.

Specific benefits of the Nsure.com platform include:

●	First, a simplified application process
●	Second, Nsure.com has real-time connections with over 30 top-rated insurers, which allows consumers to transparently compare real, not estimated, quotes from multiple insurers side-by-side.
●	Third, Nsure.com provides instant accurate coverage recommendations for home and auto insurance, providing consumers confidence they are not under or over-insured.
●	Fourth, Nsure.com provides in-house insurance buying and policy binding capabilities, meaning no redirection to other websites and the ability to finalize purchases on Nsure.com in as little as five minutes.
●	Fifth, Nsure.com’s free and secure account enables 24/7 access to quotes, policies and other documents.
●	And finally, when it is time for a policy renewal, Nsure.com automatically informs customers about the best offers in the market before their policy expires.

Thus, we believe in the specific benefits of the online insurance business, and we believe that Nsure.com provides the platform to transform this segment of the industry.

On September 21, 2020, the Company purchased the domain 5minuteinsure.com. The domain was not in existence prior to the Company’s purchase. The Company is in the process of building out the website 5minuteinsure.com which it intends to ultimately utilize artificial intelligence and data mining, to provide competitive insurance quotes within 5 minutes, with minimal data input. This project is still at the initiation phase. In conjunction with this initiative, on October 8, 2020, the Company replaced its agreement with NSURE, which also utilizes artificial intelligence and data mining to provide competitive insurance quotes, allowing the Company to invest an additional $1,350,000 by December 20, 2020 at $6.457 per share for an additional 209,075 shares of Class A common stock as well as an additional $3,000,000 investment no later than March 31, 2021 at $9.224 per share for an additional 325,239 shares of Class A common stock.

Insurance M&A Overview

In the two years leading up to 2018, one in 10 insurance agencies were involved in some sort of M&A activity (Source: IA Buyer’s Guide: The 6 Stages of Acquiring an Agency, November 2017) and this trend does not seem to be slowing. Mergers and acquisitions of insurance agents and brokers broke several records in 2018. As set forth in the Optis Partners’ Agent and Broker 2019 Year-end Merger & Acquisition Update, January 2020, there was a record high of 649 transactions, surpassing 643 from 2018.The Private Equity-Backed / Hybrid group of buyers continues to increase their share of the total activity with 69% of all announced transactions in 2019, up from 67% in 2018 There were 131 unique buyers in 2019, down from 144 in 2018 and 177 in 2017.

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The confluence of unrelenting market pressure to achieve sustainable growth, a lingering abundance of capital and capacity, improving global economies, and an upturn in interest rates may indicate that insurers should be prepared for continued growth of M&A activity in 2020. Specifically, we believe that the following factors are among the expected driving forces of an active insurance M&A market in the coming years:

Sustained U.S. economic growth, rising interest rates, and higher investment income are among the positive factors bolstering insurance companies’ results in 2019 and positioning them for bottom-line growth in the new year, making them attractive takeover targets.

●	Continued soft debt rates, resulting in an increase in the available capital, which could drive insurance agencies’ acquisitions to increase market share, diversification, and growth in niche areas.

●	The volatility of the stock market, which causes falling prices and sell-offs, which could present opportunities for companies with strong balance sheets and private equity groups to acquire distressed assets at favorable valuations.

●	Easement of regulatory barriers to M&A, which is good news for well-capitalized insurance companies and other entities looking to investments or acquisitions as ways to boost inorganic growth (Source: Deloitte’s 2019 Insurance M&A Outlook).

These driving forces have facilitated the acquisition of insurance agencies, especially small- and mid-market companies looking at consolidation to grow and build out their portfolio capabilities, boost their bottom line, broaden their product portfolio or geographic reach, and strengthen future competitiveness.

The COVID-19 crisis may have an impact on the insurance industry for quite some time. Some factors to consider are:

Strain on investment portfolios – Insurance companies rely on their investment portfolios to generate returns. Markets have been in turmoil and, as a result, insurers’ investment portfolios may be significantly impacted. Additionally, interest income revenue streams may quickly dry up as interest rates continue to drop.

Delayed payments – Regulators are urging insurance companies to accept late premium payments with no penalty, putting a strain on cash flow. Despite liquidity being impacted, insurance companies are still being expected to pay out claims.

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Decreased premium volume – Full or partial closing of businesses coupled with social distancing has led to decreased demand for insurance. Lower payroll levels lead to lower payroll-based premiums, such as those in workers’ compensation, and an uptick in layoffs results in fewer people buying houses, cars, and other insurable purchases. A decrease in premium volume means a decrease in income for insurers.

Coverage disputes – Pandemics are generally excluded from insurance policy coverage and therefore policy premium has not included the necessary charges to provide such coverage. A number of states are attempting to legislate to force insurance companies to provide insurance coverage for business interruption and other losses for claims resulting from the COVID-19 pandemic. There is uncertainty regarding which party will ultimately incur the additional cost for these adjustments.

We cannot presently estimate the full financial impact of the unprecedented COVID-19 pandemic on our business or predict the related federal, state and local civil authority actions, which are highly dependent on the severity and duration of the pandemic; however, we see opportunities which may arise as to changes in the markets. Due to the uncertainties associated with the COVID-19 pandemic and the indeterminate length of time it will affect, we have taken proactive measures to secure our liquidity position to be able to meet our obligations for the foreseeable future.

Employees

As of January 25, 2021, we had 43 full-time employees. We believe our employee relations to be good.

Properties

Entity Name	Location	Own/Lease	Description	Approx. Sq. Footage	Lease Term	Monthly Rent
Employee Benefits Solutions	Cadillac, Michigan	Lease	Office Building	3,024	10/2019 – 9/2024	$2,400
Southwestern Montana Insurance Center	Helena, Montana	Lease	Office Building	1,500	Monthly	$1,500
Southwestern Montana Insurance Center	Belgrade, Montana	Lease	Office Building	6,000	4/2019 – 3/2023	$7,000
Fortman Insurance Center	Bluffton, Ohio	Lease	Office Building	990	9/2020 – 8/2023	$555
Fortman Insurance Center	Ottawa, Ohio	Lease	Office Building	2,386	5/2019 – 4/2024	$2,400
Commercial Coverage Solutions/UIS	Pomona, New York	Lease	Office Building	1,000	8/2020 – 8/2022	$2,000
Altruis Benefits Consultants	Bingham Farms, MI	Lease	Office Building	1,767	5/2018 – 5/2021	$4,725

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Listed below are the names of the directors and executive officers of the Company, their ages as of the date of this Form S-1, their positions held, and all commenced service with the Company on the date stated in their respective biographies.

Name	Age	Position(s) Held
Ezra Beyman	64	Chairman of the Board and Chief Executive Officer
Alex Blumenfrucht	32	Director and Chief Financial Officer
Yaakov Beyman	37	Executive Vice President, Insurance Division
Scott Korman	64	Member of the Board and Audit Committee
Ben Fruchtzweig Sheldon Brickman	56 55	Member of the Board and Audit Committee Member of the Board

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Ezra Beyman:

2018 – Present: CEO of Reliance Global Group, Inc.

1985- Present: Chairman of Reliance Global Holdings, LLC and Affiliates

Ezra Beyman has served as the Chairman of our Board of Directors and our Chief Executive Officer since 2018. Mr. Beyman is the central force leading the success and growth of Reliance Global Holdings and RELI. Drawing on his nearly three decades of entrepreneurial experience in real estate and ten years in insurance, he has set his vision and acuity on one integrated goal: integrity and success. At one point in time Mr. Beyman’s portfolio of commercial and residential properties comprised of approximately 40,000 units, as well as several insurance companies. In 1985, he founded a small mortgage broker, together with his wife, which he operated in his basement. From there, his company rapidly grew into a dynamic force on the market. By 2008, he owned the third largest licensed mortgage brokerage in the U.S., having acquired numerous mortgage companies in the interim. He also expanded to real estate acquisition, having grown his portfolio to over three billion dollars. In expanding his investments, Mr. Beyman began exploring opportunities in other markets, acquiring several insurance agencies in both Florida and New Jersey. His latest venture includes entering the domains of warrantee and insurance carriers. Raised in the New York metropolitan area, Mr. Beyman spent his secondary and post-secondary school years at Mesivta Tifereth Yerushalayim, where he advanced his analytic abilities while mastering various areas of Talmudic studies, earning a position as one of the closest students of the Dean. He earned his First Talmudic degree in 1975. From early in his career, Mr. Beyman has worked closely with his wife, whom he made an equal equity partner in all his enterprises in 2009. He is now seeking to grow their enterprise in the post-recession era to peaks surpassing their previous successes. The Board determined that Mr. Beyman’s business experience makes him an ideal director for the Company.

Alex Blumenfrucht:

2018 - Present: CFO of Reliance Global Group, Inc.

2015 – 2018: Audit senior at Deloitte and Touché.

Alex Blumenfrucht has served as member of our board of directors and our Chief Financial Officer since 2018. Mr. Blumenfrucht serves as the Chief Financial Officer (CFO) of RELI and also serves as the CFO at Reliance Global Holdings. Prior to joining Reliance Global Holdings, Mr. Blumenfrucht served as an Audit & Assurance Professional at Deloitte & Touché, LLP where he successfully led audit teams on both public and privately held corporations. Mr. Blumenfrucht’s extensive experience in internal control, financial analysis, and reporting for both private and publicly traded companies is central to the Company’s management of finances, reporting, and controls.

Yaakov Beyman:

2018 – Present: Executive VP of Insurance Division, Reliance Global Group, Inc.

2012 – 2018: Executive VP of Insurance Division, Empire Insurance Holdings

Yaakov Beyman has served as the Executive Vice President of the Insurance Divisions since 2018. Mr. Beyman oversees the insurance operations of Reliance Global Holdings. He works from a platform that includes both strategizing the future vision of the insurance division and developing and implementing operational tools on a more granular level to grow the various insurance businesses. In his role as a strategist, Mr. Beyman has mapped a clear future: expand the various insurance products that RELI offers both geographically and in category. On the more hands-on level, Mr. Beyman (who holds insurance licenses in most of the continental U.S.) is heavily involved in marketing, maintaining state of the art technological models, financial management and distribution, and entity creation and maintenance. Combining his roles as the idea-generator and implementer, he is well-equipped to take the lead role in growing the Company.

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Scott Korman:

Joined Board in 2019

1984 – Present: President of Nashone, Inc

2019 – Present: CEO, Illumina Radiopharmaceuticals LLC

Scott Korman, 65, currently serves as President of Nashone, Inc., a private equity firm, which he founded in 1984. In this role, Mr. Korman is involved in financial advisory, M&A, and general management assignments. He is a founder and Managing Member and CEO of Illumina Radiopharmaceuticals LLC, CEO of Red Mountain Medical Holdings, Inc. Mr. Korman previously served as Chairman of Da-Tech Corporation, a Pennsylvania based contract electronics manufacturer and as Chairman and CEO of Best Manufacturing Group LLC, a leading manufacturer and distributor of uniforms, napery, service apparel, and hospitality and healthcare textiles. Mr. Korman also served as President and CEO of Welsh Farms Inc., a full-service dairy processor and distributor of milk, ice cream mix and ice cream products. Mr. Korman received a B.S. degree in Economics from the University of Pennsylvania Wharton School. He has served as a member of the Board of Directors of Tofutti Brands, Inc. since December 2011, and advises companies including Damina Advisors, CFO Squad, Beis Capital LLC and Cinch Delivers LLC. He also serves on the boards of various not-for-profit groups. The Board determined that Mr. Korman’s business experience makes him an ideal director for the Company.

Ben Fruchtzweig:

Joined Board in 2019

2013 – Current: Mosdos Beis Abba

Ben Fruchtzweig, 56, brings decades of executive experience in accounting and financial services. He has served as Chief Comptroller/Financial Analyst at national financial services and investment companies. He received his NYS C.P.A license in 1987 and has worked at Deloitte Haskins and Sells and other leading accounting firms. Currently, Mr. Fruchtzweig lectures on a variety of topics including business ethics. He also serves on a voluntary basis as a trustee of a non-profit private foundation, which serves to provide the needed financial support, services and guidance to qualifying individuals and families. Mr. Fruchtzweig graduated Magna Cum Laude from Queens College/ C.U.N.Y. in June 1985. The Company’s Board believes that his strong accounting and finance background makes him a strong director.

Sheldon Brickman:

Joined Board in 2020

2013 – Present: President of Rockshore Advisors LLC

Sheldon Brickman has over 25 years of M&A advisory and business development experience, totaling more than $40 billion in deal value. He has worked for numerous multibillion-dollar insurance carriers, including assignments for such companies as AIG, Aetna and National General. Sheldon has assisted international companies (UAE, UK, Asia and Latin America), start-up operations, and regional insurance carriers. Mr. Brickman’s experience covers the property casualty and life/health markets, including working with insurance carriers, managing general agencies, wholesalers, retailers and third-party administrators. The Board determined that Mr. Brickman’s M&A and insurance industry experience makes him an ideal director for the Company.

Family Relationships

There are no arrangements between our directors and any other person pursuant to which our directors were nominated or elected for their positions. Except for Ezra Beyman and Yaakov Beyman (father and son), there are no family relationships between any of our directors or executive officers.

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Certain Legal Proceedings

Involvement in Certain Legal Proceedings

None of our directors and executive officers has been involved in any of the following events during the past ten years:

(a)	any petition under the federal bankruptcy laws or any state insolvency laws filed by or against, or an appointment of a receiver, fiscal agent, or similar officer by a court for the business or property of such person, or any partnership in which such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;

(b)	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(c)	being subject to any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting, the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association, or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; engaging in any type of business practice; or (ii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(d)	being the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending, or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (c)(i) above, or to be associated with persons engaged in any such activity;

(e)	being found by a court of competent jurisdiction (in a civil action), the SEC to have violated a federal or state securities or commodities law, and the judgment in such civil action or finding by the SEC has not been reversed, suspended, or vacated;

(f)	being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended, or vacated;

(g)	being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended, or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(h)	being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Board Composition

Ezra Beyman, CEO and Alex Blumenfrucht, CFO have been elected to serve as members of the board of directors effective September 2018. Mr. Beyman and Mr. Blumenfrucht are not independent directors and have no defined term.

Ben Fruchtzweig and Scott Korman have been elected to serve on the board of directors as independent members effective December 2019 with no defined term. Sheldon Brickman has been elected to serve on the board of directors as an independent member effective August 2020 with no defined term. Mr. Fruchtzweig, Mr. Korman and Mr. Brickman received 4,083 options in RELI that vest at a future date as their Board compensation.

All Board biographies are set forth above in this prospectus.

Director Independence

The Nasdaq Marketplace Rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq Marketplace Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act.

Under Rule 5605(a)(2) of the Nasdaq Marketplace Rules, a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3 of the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries.

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Our board of directors has reviewed the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our board of directors has determined that each of Scott Korman, Sheldon Brickman and Ben Fruchtzweig are “independent directors” as defined under Rule 5605(a)(2) of the Nasdaq Marketplace Rules. Our board of directors also determined that Scott Korman and Ben Fruchtzweig, who will each serve on our audit committee, our compensation committee, and our nominating and corporate governance committee, satisfy the independence standards for such committees established by the SEC and the Nasdaq Marketplace Rules, as applicable. In making such determinations, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director. David Lazar joined the Reliance board in May of 2020 however, he has subsequently resigned from the board on July 30, 2020.

Board Committees

Our board of directors has established three standing committees—audit, compensation, and nominating and corporate governance—each of which operates under a charter that has been approved by our board of directors, which are available on our website at www.relianceglobalgroup.com. Each committee has the composition and responsibilities described below. Our board of directors may from time to time establish other committees.

Audit Committee

Our audit committee consists of 2 members, Scott Korman and Ben Fruchtzweig, with Scott Korman, being the chair of the committee. Our board of directors has determined that each of the members of our audit committee satisfies the Nasdaq Marketplace Rules and SEC independence requirements. The functions of this committee include, among other things:

●	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;
●	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;
●	reviewing our annual and quarterly financial statements and reports and discussing the statements and reports with our independent auditors and management;
●	reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;
●	reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented; and
●	reviewing and evaluating on an annual basis the performance of the audit committee, including compliance of the audit committee with its charter.

In addition, Scott Korman will qualify as our “audit committee financial expert,” as that term is defined in the applicable SEC rule. Both our independent registered public accounting firm and management periodically meet privately with our audit committee.

Code of Conduct

Our board of directors has adopted a written code of conduct that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted on our website a current copy of the code and all disclosures that are required by law or Nasdaq Marketplace Rules concerning any amendments to, or waivers from, any provision of the code.

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EXECUTIVE COMPENSATION

Executive Compensation

Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards (Unvested) ($)(1)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings	All other compensation ($)	Total ($)
Ezra Beyman, CEO	2020	52,000	-	-	-	-	-	-	52,000
	2019	11,000	-	-	-	-	-	-	11,000

Alex Blumenfrucht, CFO	2020	190,000	10,000	-	-	-	-	-	200,000
	2019	48,077	-	-	321,400	-	-	-	369,477

Yaakov Beyman, EVP Insurance	2020	192,000	-	-	-	-	-	-	192,000
	2019	43,846	-	-	321,400	-	-	-	365,246

(1)	Each option grant is for 23,333 options, each valued at $321,400.

There are no employees that receive compensation from Reliance Global Holdings, or another affiliate. Alex Blumenfrucht, CFO, and Yaakov Beyman, EVP Insurance Division, have each received 23,333 stock options on September 3, 2019 subject to vesting terms over a period of 3 years. Currently, there are no compensation agreements for executive officers aside for verbal agreements as noted below. Once the Company is listed on Nasdaq, we will have compensation agreements for our executives. These are verbal agreements as of the current time.

Name	Position	Date	Salary (Annual)	Stock awards ($)	Un-exercisable Option awards (# of Shares)
Ezra Beyman	CEO	12/31/2020	$52,000-	-	-
Alex Blumenfrucht	CFO	12/31/2020	$190,000-	-	-
Yaakov Beyman	EVP, Insurance Division	12/31/2020	$192,000-	-	-

During the year ended December 31, 2019, the Company adopted the Reliance Global Group, Inc. 2019 Equity Incentive Plan (the “Plan”) under which options exercisable for shares of common stock have been or may be granted to employees, directors, consultants, and service providers. A total of 700,000 shares of common stock are reserved for issuance under the Plan. At December 31, 2019, there were 470,167 shares of common stock reserved for future awards under the Plan. The Company issues new shares of common stock from the shares reserved under the Plan upon exercise of options.

The Plan is administered by the Board of Directors (the “Board”). The Board is authorized to select from among eligible employees, directors, and service providers those individuals to whom options are to be granted and to determine the number of shares to be subject to, and the terms and conditions of the options. The Board is also authorized to prescribe, amend, and rescind terms relating to options granted under the Plan. Generally, the interpretation and construction of any provision of the Plan or any options granted hereunder is within the discretion of the Board.

The Plans provide that options may or may not be Incentive Stock Options (ISOs) within the meaning of Section 422 of the Internal Revenue Code. Only employees of the Company are eligible to receive ISOs, while employees, non-employee directors, consultants, and service providers are eligible to receive options which are not ISOs, i.e. “Non-Statutory Stock Options.” The options granted by the Board in connection with its adoption of the Plan were Non-Statutory Stock Options.

The fair value of each option granted is estimated on the grant date using the Black-Scholes option pricing model or the value of the services provided, whichever is more readily determinable. The Black-Scholes option pricing model takes into account, as of the grant date, the exercise price and expected life of the option, the current price of the underlying stock and its expected volatility, expected dividends on the stock and the risk-free interest rate for the term of the option.

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Director Compensation

The table below shows the compensation paid to our non-employee directors during 2019 and 2020 as there was no director compensation in 2018.

Name	Fees earned or paid in cash	Stock awards ($)	Un-exercisable Option awards (# of Shares)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total (# of Restricted Shares)
Ben Fruchtzweig	2020	-	-	-	-	-	-
Director	2019	$4,138	4,083				4,083
Scott Korman	2020
Director	2019	$4,138	4,083				4,083
Sheldon Brickman	2020	$4,138	4,083	-	-	-	4,083
Director	2019	-	-	-	-	-	-

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

The following is a description of transactions since January 1, 2017 to which we were a party in which (i) the amount involved exceeded or will exceed the lesser of (A) $120,000 or (B) one percent of our average total assets at year-end for the last two completed fiscal years and (ii) any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, any of the foregoing persons, who had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other similar arrangements, which are described under “Executive Compensation.”

The Company has entered into a Loan Agreement with its Parent Company, Reliance Holdings, dated September 24, 2018. There is no term to the loan, and it bears no interest. Repayment will be made as the Company has business cash flows. The proceeds from the loan were utilized to fund the USBA Acquisition, the EBS Acquisition, and CCS Acquisition. As of September 30, 2020 the related party loan balance was $4,953,268.

Reliance Holdings provided $300,981 for funding of the USBA Acquisition and paid $83,162 in transaction costs on behalf of the Company.

Reliance Holdings provided $160,523 for funding the EBS Acquisition and paid $44,353 in transaction costs on behalf of the Company.

For, the CCS Acquisition, Reliance Holdings provided $242,484 for funding of the acquisition and paid $113,247 in transaction costs on behalf of the Company. Included in the funding this acquisition is the balance of the purchase price, having a value of $120,000, that is to be paid in the form 8,889 shares of common stock in the Company. The Closing Shares are to be transferred from the shares owned by Reliance Holdings and were transferred subsequent to December 31, 2018; and as a result, is a component of Loans payables, related parties on the accompanying Consolidated Balance Sheets.

EBS also borrowed $17,575 to fund business operations.

At December 31, 2019, and 2018 there was $3,311,844 and $962,325 respectively outstanding under the loan agreement.

At December 31, 2019, and 2018 Reliance Holdings owned approximately 33% and 57% respectively of the common stock of the Company.

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To the best of our knowledge, during the past two fiscal years, other than as set forth above, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or are to be a party, in which the amount involved exceeds the lesser of (A) $120,000 or (B) one percent of our average total assets at year-end for the last two completed fiscal years, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, has an interest (other than compensation to our officers and directors in the ordinary course of business).

Policies and Procedures for Related Party Transactions

All future transactions between us and our officers, directors or five percent stockholders, and respective affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of our independent directors who do not have an interest in the transactions and who had access, at our expense, to our legal counsel or independent legal counsel.

LEGAL PROCEEDINGS

None.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information concerning the ownership of our common stock as of December 4, 2020 with respect to: (i) each person known to us to be the beneficial owner of more than five percent of our common stock; (ii) all directors; (iii) all named executive officers; and (iv) all directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC that deem shares to be beneficially owned by any person who has voting or investment power with respect to such shares. Shares of common stock issuable upon exercise of options or warrants as of December 4, 2020 or are exercisable within 60 days of such date are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of calculating the percentage ownership of such person but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person. Applicable percentage ownership is based on 4,225,472 shares of common stock outstanding as the date of January 25, 2021.

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Name and Address of Beneficial Owner(1)	Number of Shares Common	Number of Shares Preferred****	Beneficial Ownership Percentage*****
5% Stockholders
Reliance Global Holdings – 300 Blvd. of the Americas, Suite 105, Lakewood, NJ 08701**	1,085,193	3,944,732	61.90%
RELI NY LLC – PO Box 180240, Brooklyn, NY 11218***	609,453	-	7.48%
Named Executive Officers and Directors
Ezra Beyman	1,085,193	3,944,732	61.90%
Alex Blumenfrucht	23,333	-	*
Yaakov Beyman	58,333	-	*
Sheldon Brickman	-	-
Scott Korman	-	-
Ben Fruchtzweig	3,011	-	*
All directors and executive officers as a group (6 persons)	1,169,870	3,944,732	62.94%

* Represents beneficial ownership of less than 1%.

** Reliance Global Holdings, LLC is an entity controlled by Ezra Beyman, CEO of the Company

*** This entity is controlled by Leah Weiss, a non-related and independent member who has an address of P.O. Box 180240, Brooklyn, NY 11218.

****Consists of 33,811,991 shares of Series A Preferred Stock, which is convertible at a ratio of 10:1 into common stock and assumes full conversion.

*****All common share equivalents of the outstanding shares of Series A Preferred Stock are factored into both the numerator and denominator of the equation.

The transfer agent and registrar for our common stock is VStock Transfer. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, New York 11598. Its telephone number is (212) 828-8436.

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DESCRIPTION OF SECURITIES

Preferred Stock

The Company has been authorized to issue 750,000,000 shares of $0.086 par value Preferred Stock. The Board of Directors is expressly vested with the authority to divide any or all of the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of each series so established, within certain guidelines established in the Articles of Incorporation.

As of December 31, 2019, and 2018, there were 395,640 and 466,667 shares of Series A Convertible Preferred Stock issued and outstanding, respectively. As of December 4, 2020, and 2019, there were 4,164,281 and 3,739,263 shares. Each share of Series A Convertible Preferred Stock shall have ten (10) votes per share and may be converted into ten (10) shares of $0.086 par value common stock. There are no conditions on holders’ right to convert the Preferred Stock into common stock. The holders of the Series A Convertible Preferred Stock shall be entitled to receive, when, if and as declared by the Board, out of funds legally available therefore, cumulative dividends payable in cash. The annual interest rate at which cumulative preferred dividends will accrue on each share of Series A Convertible Preferred Stock is 0%. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, before any distribution of assets of the Corporation shall be made to or set apart for the holders of the Common Stock and subject and subordinate to the rights of secured creditors of the Company, the holders of Series A Preferred Stock shall receive an amount per share equal to the greater of (i) one dollar ($1.00), adjusted for any recapitalization, stock combinations, stock dividends (whether paid or unpaid), stock options and the like with respect to such shares, plus any accumulated but unpaid dividends (whether or not earned or declared) on the Series A Convertible Preferred Stock, and (ii) the amount such holder would have received if such holder has converted its shares of Series A Convertible Preferred Stock to common stock, subject to but immediately prior to such liquidation.

Common Stock

The Company has been authorized to issue 2,000,000,000 shares of common stock, $0.086 par value and as of January 25, 2021, there are 4,241,028 shares issued and outstanding. Each share of issued and outstanding common stock shall entitle the holder thereof to fully participate in all shareholder meetings, to cast one vote on each matter with respect to which shareholders have the right to vote, and to share ratably in all dividends and other distributions declared and paid with respect to common stock, as well as in the net assets of the corporation upon liquidation or dissolution.

In October 2018, Reliance Global Holdings, LLC transferred 76,823 shares of the Company’s common stock at a price of $6 per share to a non-employee of the Company for legal services provided to the Company. In November 2018, the Company issued 191,333 shares of common stock as part of the transaction discussed in Note 4.

In November 2018, Reliance Global Holdings, LLC, a related party, converted 116,667 shares of Series A Convertible Preferred Stock into 1,166,667 shares of common stock.

In November 2018, Reliance Global Holdings, LLC, a related party, transferred 5,833 shares of the Company’s common stock at a price of $15.42 per share to an employee of the Company. The transaction was accounted for as share based compensation and the Company recognized $89,950 of share-based compensation.

In November 2018, 26,903 shares of the Company’s common stock were transferred to EMA Financial LLC (“EMA”). The transfer was the result of an obligation of Ethos prior to the recapitalization (see Note 4). The Company contested this transfer as it was represented that the obligation was settled prior to the recapitalization. Subsequently, on May 24, 2019, the Company entered into a Confidential Settlement Agreement and General Release to settle its dispute with EMA. Under the terms of this settlement agreement the Company agreed to allow EMA to retain 20,177 shares of the Company’s common stock in which the Company received 6,726 of the Company’s common stock back which was subsequently cancelled. At the date of the transfer the Company’s common stock was valued at $15.21 based on its closing price. Accordingly, the Company recorded a settlement charge of $306,981 based upon the common stock retained by EMA.

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In January 2019, Reliance Global Holdings, LLC, a related party, converted 63,995 shares of Series A Convertible Preferred Stock into 639,955 shares of common stock.

In February 2019, Reliance Global Holdings, LLC, a related party, converted 3,711 shares of Series A Convertible Preferred Stock into 37,113 shares of common stock.

In May 2019, the Company was to issue 33,201 shares of common stock to the members of Fortman Insurance Agency, LLC as a result of the FIS Acquisition (see Note 4). In September 2019, Reliance Global Holdings, LLC, a related party, converted 3,320 shares of Series A Convertible Preferred Stock into 33,201 shares of common stock which were immediately cancelled. The Company then issued 33,201 new shares of common stock to the members of Fortman Insurance Agency, LLC.

On July 22, 2019, the Company entered into a purchase agreement with The Referral Depot, LLC (TRD) to purchase a client referral software created exclusively for the insurance industry. The total purchase price of the software is $250,000 cash and 23,333 restricted common shares of the Company. Per the agreement the Company paid an initial payment of $50,000 at closing and the remaining $200,000 will be paid with forty-eight equal monthly payments commencing on the first anniversary of the effective date, or July 22, 2020. As of December 31, 2019, no shares related to this acquisition have been issued. The Company has recorded the 23,333 shares as common stock issuable as of December 31, 2019.

In September 2019, Reliance Global Holdings, LLC transferred its ownership in SWMT and FIS to the Company in exchange for 173,122 shares of restricted common stock.

In September 2019, the Company issued 138,843 shares of common stock to the former sole shareholder of Altruis Benefits Consulting, Inc. as a result of the ABC Acquisition (see Note 4).

Stock Options

During the year ended December 31, 2019, the Company adopted the Reliance Global Group, Inc. 2019 Equity Incentive Plan (the “Plan”) under which options exercisable for shares of common stock have been or may be granted to employees, directors, consultants, and service providers. A total of 700,000 shares of common stock are reserved for issuance under the Plan. At December 31, 2019, there were 470,167 shares of common stock reserved for future awards under the Plan. The Company issues new shares of common stock from the shares reserved under the Plan upon exercise of options.

The Plan is administered by the Board of Directors (the “Board”). The Board is authorized to select from among eligible employees, directors, and service providers those individuals to whom options are to be granted and to determine the number of shares to be subject to, and the terms and conditions of the options. The Board is also authorized to prescribe, amend, and rescind terms relating to options granted under the Plan. Generally, the interpretation and construction of any provision of the Plan or any options granted hereunder is within the discretion of the Board.

The Plans provide that options may or may not be Incentive Stock Options (ISOs) within the meaning of Section 422 of the Internal Revenue Code. Only employees of the Company are eligible to receive ISOs, while employees, non-employee directors, consultants, and service providers are eligible to receive options which are not ISOs, i.e. “Non-Statutory Stock Options.” The options granted by the Board in connection with its adoption of the Plan were Non-Statutory Stock Options.

The fair value of each option granted is estimated on the grant date using the Black-Scholes option pricing model or the value of the services provided, whichever is more readily determinable. The Black-Scholes option pricing model takes into account, as of the grant date, the exercise price and expected life of the option, the current price of the underlying stock and its expected volatility, expected dividends on the stock and the risk-free interest rate for the term of the option.

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The following is a summary of the stock options granted, forfeited or expired, and exercised under the Plan for the year ended December 31, 2019 and for the nine months ended December 31, 2020:

	Options	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Outstanding at December 31, 2018	-	$-	-		$-
Granted	229,833	15.43	3.87		-
Forfeited or expired	-	-	-		-
Exercised	-	-	-		-
Outstanding at December 31, 2019	229,833	$15.43	3.87		$2,995,640
Granted	27,417	30.86	4.53		-
Forfeited or expired	(23,333)	33.43	4.48		-
Exercised	-	-	-		-
Outstanding at December 31, 2020	233,917	$17.14	3.88	$

The following is a summary of the Company’s non-vested stock options as of December 31, 2019, and changes during the year ended December 31, 2019 and for the nine months ended September 30, 2020:

	Options	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Life (Years)
Non-vested at December 31, 2018	-	$-	-
Granted	229,833	15.43	4.62
Vested	(17,500)	17.14	4.21
Forfeited or expired	-	-	-
Non-vested at December 31, 2019	212,333	$15.43	4.30
Granted	27,417	30.86	4.53
Vested	(56,875)	14.57	2.74
Forfeited or expired	(23,333)	33.43	4.48
Non-vested at December 31, 2020	159,542	$14.57	2.74

During the year ended December 31, 2019, the Board approved options to be issued pursuant to the Plan to certain current employees totaling 140,000 shares. These options have been granted with an exercise price equal to the market value of the common stock on the date of grants and have a contractual term of 5 years. The options vest ratably over a 3-year period through August 2022 and remain subject to forfeiture if vesting conditions are not met. Compensation cost is recognized on a straight-line basis over the vesting period or requisite service period.

During the year ended December 31, 2019, the Board approved options to be issued pursuant to the Plan to consultants totaling 46,667 shares. These options have been granted with an exercise price equal to the market value of the common stock on the date of grants and have a contractual term of 5 years. The options vest ratably over a 3-year period through August 2022 and remain subject to forfeiture if vesting conditions are not met. Compensation cost is recognized on a straight-line basis over the vesting period or requisite service period.

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During the year ended December 31, 2019, the Board approved options to be issued pursuant to the Plan to nonemployee directors totaling 8,167 shares. These options have been granted with an exercise price equal to the market value of the common stock on the date of grants and have a contractual term of 5 years. The options vest ratably over a 4-year period through November 2023 and remain subject to forfeiture if vesting conditions are not met. Compensation cost is recognized on a straight-line basis over the vesting period or requisite service period.

During the year ended December 31, 2019, the Board approved options to be issued pursuant to the Plan to a service provider totaling 35,000 shares. These options have been granted with an exercise price equal to the market value of the common stock on the date of grant and have a contractual term of 5 years. One half of these options, or 17,500 shares, vested immediately upon issuance; the other half of these options vest on the one-year anniversary of the grant date, or March 14, 2020, unless the Company deems the services provided to be unhelpful, in which case the second half of the options shall be void. The service period per the agreement was from February 2019 to February 2020. As of December 31, 2019, the Company determined the services were no longer needed, as such no services were provided subsequent to December 31, 2019. The Company deemed the services provided to be helpful and allowed the second half of the options to vest as scheduled. As services were only provided during the year ended December 31, 2019, the full compensation cost associated with these options was recognized during the year.

The Company determined that the options granted had a total fair value of $3,343,861 which will be amortized in future periods through November 2023. During the year ended December 31, 2019, the Company recognized $465,377 of compensation expense relating to the stock options granted to employees, directors, and consultants and $581,999 of compensation expense relating to the stock options granted to service providers. As of December 31, 2019, unrecognized compensation expense totaled $2,296,485 which will be recognized on a straight-line basis over the vesting period or requisite service period through November 2023.

The intrinsic value is calculated as the difference between the market value and the exercise price of the shares on December 31, 2019. The market values as of December 31, 2019 was $28.29 based on the closing bid price for December 31, 2019.

The Company estimated the fair value of each stock option on the grant date using a Black-Scholes option-pricing model. Black-Scholes option-pricing models requires the Company to make predictive assumptions regarding future stock price volatility, recipient exercise behavior, and dividend yield. The Company estimated the future stock price volatility using the historical volatility over the expected term of the option. The expected term of the options was computed by taking the mid-point between the vesting date and expiration date. The following assumptions were used in the Black-Scholes option-pricing model:

Year Ended December 31, 2019
Exercise price	$14.57 - $23.14
Expected term	3.25 to 3.75 years
Risk-free interest rate	1.35% - 2.43%
Estimated volatility	484.51% - 533.64%
Expected dividend	-
Stock price at valuation date	$13.71 - $23.14

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company.

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Securities Offered in this Offering

We are offering 1,800,000 (at the assumed price of $6.00) shares of common stock and Series A Warrants. The description of our common stock is set forth above in this section. The following summary of certain terms and provisions of the warrants offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of the forms of warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the form of warrant. We do not have a price as of yet so we cannot disclose the amounts of warrants outstanding following the offering, and none were available pre offering. The exercise price is 110% of the offering price for the Series A Warrants.

Exercisability. The warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of Common Stock underlying the warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise. If a registration statement registering the issuance of the shares of Common Stock underlying the warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the warrant. No fractional shares of Common Stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

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Exercise Limitation. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants.

Exercise Price. The exercise price per share of common stock purchasable upon exercise of the warrants is $6.60 per share or 110% of the public offering price for each share of common stock and accompanying Series A Warrants in this offering. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We have applied for the listing of the Series A Warrants offered in this offering on The NASDAQ Capital Market under the symbol “RELI”. No assurance can be given that such listing will be approved or that a trading market will develop.

Warrant Agent. The warrants will be issued in registered form under a warrant agency agreement between VStock Transfer, LLC, as warrant agent, and us. The warrants shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holder of a warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the warrant.

Governing Law. The warrants and the warrant agency agreement are governed by New York law.

Common Stock

The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described above in this section of this prospectus.

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Transfer Agent

The transfer agent and registrar for our common stock is VStock Transfer. The transfer agent’s address is 18 Lafayette Place, Woodmere, New York 11598 and its telephone number is (212) 828-8436.

Listing

Our common stock was quoted on the OTCQB under the symbol “RELI”. We have been approved to have our common stock listed on NASDAQ under the symbol “RELI” beginning February 9, 2021. In conjunction therewith, we have also been approved to have the warrants listed on The NASDAQ Capital Market under the symbol “RELIW”.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our common stock in the public market, including shares issued upon exercise of outstanding options and warrants, or the anticipation of these sales, could adversely affect prevailing market prices from time to time and could impair our ability to raise equity capital in the future.

Based on the number of shares of common stock outstanding as of January 25, 2021, upon the completion of this offering we will have 10,319,093 shares of common stock outstanding, assuming (1) no exercise of the underwriter’s option to purchase additional shares of common stock and (2) no exercise of outstanding options or warrants. Of those shares, all of the shares sold in this offering will be freely tradable, except that any shares held by our “affiliates,” as that term is defined in Rule 144 under the Securities Act, or Rule 144, may only be sold in compliance with the limitations described below.

Rule 144 The availability of Rule 144 will vary depending on whether restricted shares are held by an affiliate or a non-affiliate. In general, under Rule 144 as in effect on the date of this prospectus, a person who has beneficially owned restricted shares of common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) our Company is subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of common stock for at least six months but who are affiliates of our Company at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such persons would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

●       1% of the number of shares of common stock then outstanding; and

●       if the shares of common stock are then traded on a national securities exchange, the average weekly trading volume of shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Options, Warrants and Convertible Securities

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There are no warrants outstanding. As of September 30, 2020, and December 31, 2019, there were 395,640 shares of Series A Convertible Preferred Stock issued and outstanding. Each share of Series A Convertible Preferred Stock shall have ten (10) votes per share and may be converted into ten (10) shares of $0.086 par value common stock. We have a stock option plan that gives us the ability to issue 700,000 options. The following options are outstanding:

Options Outstanding
Name	Position	Number of Options	Exercise Price	Grant Date	Vesting Schedule	Expiration Date
Ben Fruchtzweig	Board Member	4,083	22.70	12/9/2019	25% on the one-year anniversary of the Grant Date and 75% on the following 3 anniversaries of the Grant Date	12/9/2024
Sheldon Brickman	Board Member	4,083	13.71	8/3/2020	25% on the one-year anniversary of the Grant Date and 75% on the following 3 anniversaries of the Grant Date	8/3/2025
Scott Korman	Board Member	4,083	22.70	12/9/2019	25% on the one-year anniversary of the Grant Date and 75% on the following 3 anniversaries of the Grant Date	12/9/2024
Crystal Research	Marketing	35,000	17.14	3/14/2019	50% on the Grant Date and 50% on the one-year anniversary of the Grant Date subject to dismissal by the Company
Alex Blumenfrucht	CFO	23,333	14.57	9/3/2019	20% on the one-year anniversary of the Grant Date and 40% on the following 2 anniversaries of the Grant Date	9/3/2024
Yaakov Beyman	VP of Insurance	23,333	14.57	9/3/2019	20% on the one-year anniversary of the Grant Date and 40% on the following 2 anniversaries of the Grant Date	9/3/2024
Shimon Ehrman	Affiliate	23,333	14.57	9/3/2019	20% on the one-year anniversary of the Grant Date and 40% on the following 2 anniversaries of the Grant Date	9/3/2024
David Silber	Affiliate	23,333	14.57	9/3/2019	20% on the one-year anniversary of the Grant Date and 40% on the following 2 anniversaries of the Grant Date	9/3/2024
Simcha Podolsky	Affiliate	23,333	14.57	9/3/2019	20% on the one-year anniversary of the Grant Date and 40% on the following 2 anniversaries of the Grant Date	9/3/2024
Miriam Spitz	Director of Treasury Services	23,333	14.57	9/3/2019	20% on the one-year anniversary of the Grant Date and 40% on the following 2 anniversaries of the Grant Date	9/3/2024
Crescendo Communications	IR	23,333	14.57	9/3/2019	20% on the one-year anniversary of the Grant Date and 40% on the following 2 anniversaries of the Grant Date	9/3/2024
John Lowy	Affiliate	23,333	14.57	9/3/2019	20% on the one-year anniversary of the Grant Date and 40% on the following 2 anniversaries of the Grant Date	9/3/2024

UNDERWRITING

We have entered into an underwriting agreement with Kingswood Capital Markets, division of Benchmark Investments, Inc., (“Kingswood” or the “representative”) as the representative of the underwriters named below and the sole book-running manager of this offering, with respect to the offering of shares of our common stock and Series A Warrants. Subject to the terms and conditions of an underwriting agreement between us and the representative, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of common stock and accompanying Series A Warrants listed next to its name in the following table:

Name of Underwriter	Number of Shares of Common Stock and Accompanying Series A Warrants
Kingswood Capital Markets, division of Benchmark Investments, Inc.	1,800,000

Total	1,800,000

The underwriters are committed to purchase all the securities offered by this prospectus. The underwriters are not obligated to purchase the shares covered by the underwriter’s over-allotment option described below. The underwriters are offering the shares of our common stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriting agreement provides that the underwriters’ obligation to purchase the securities in this offering is subject to conditions contained in the underwriting agreement. A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus is part. The underwriters have advised us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

No action has been taken by us or the underwriters that would permit a public offering of the securities included in this offering in any jurisdiction where action for that purpose is required. None of our securities included in this offering may be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sales of any of the securities offering hereby be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who receive this prospectus are advised to inform themselves about and to observe any restrictions relating to this offering of securities and the distribution of this prospectus. This prospectus is neither an offer to sell nor a solicitation of any offer to buy the shares in any jurisdiction where that would not be permitted or legal.

Discounts and Commissions

We have agreed to pay the underwriters a cash fee equal to nine percent (9.0%) of the aggregate gross proceeds raised in this offering plus a non-accountable expense equal to one percent (1.0%) of the aggregate gross proceeds raised in this offering (not including the over-allotment option for the non-accountable expenses).

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The underwriters have advised us that they propose to offer the shares of common stock, directly to the public at the public offering price set forth on the cover of this prospectus. In addition, the underwriters may offer some of the shares to other securities dealers at such price less a concession of up to $0.24 per share. After the offering to the public, the offering price and other selling terms may be changed by the underwriters without changing the Company’s proceeds from the underwriter’s purchase of the securities.

The following table summarizes the public offering price, underwriting commissions and proceeds before expenses to us assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of common stock. The underwriting commissions are equal to the public offering price per share less the amount per share the underwriter pays us for the shares.

	Per Share and Accompanying Series A Warrant	Total Without Over Allotment	Total With Over Allotment

Public offering price	$6.00	10,800,000	12,420,000
Underwriting discounts and commissions	$0.54	972,000	1,117,800
Proceeds, before expenses, to us	$5.46	9,828,000	11,302,200

We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding non-accountable expenses, underwriting discounts and commissions, will be approximately $500,000, all of which are payable by us. This figure includes expense reimbursements of the underwriters. We have agreed to reimburse the representative for its out-of-pocket expenses, including legal fees, related to the offering, up to a maximum of $150,000, and for its clearing expenses and other accountable expenses up to a maximum of $50,000.

Over-Allotment Option

We have granted a 45-day option to the underwriters, exercisable one or more times in whole or in part, to purchase up to an additional 270,000 shares of common stock at a price of $5.99 per share and/or 0.01 additional Series A Warrants at a price of $0.01 per warrant, less, in each case, the underwriting discounts and commissions, to cover over-allotments, if any.

Representative’s Warrants

In addition, we have agreed to issue to the representative or its designees warrants to purchase a number of shares of common stock equal to six percent (6.0%) of the aggregate number of shares of common stock (not including shares of common stock issued upon exercise of the over-allotment option) in this offering with an exercise price of $6.60 per share (or 110% of the public offering price). The representative’s warrants will be exercisable immediately and for five years from the effective date of the registration statement of which this prospectus forms a part. Pursuant to FINRA Rule 5110(e), the representative’s warrants and any shares issued upon exercise of the representative’s warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the underwriter or related persons do not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period. The representative’s warrants are registered in the registration statement of which this prospectus is a part.

65

Lock-up Agreements

Our officers and directors have agreed with the representative to be subject to a lock-up period of 90 days (for affiliates) and 180 days (for officers and directors) following the date of closing of the offering pursuant to this prospectus. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock, subject to certain customary exceptions. The representative may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements. We have also agreed, in the underwriting agreement, to similar lock-up restrictions on the issuance and sale of our securities for 12 months following the closing of this offering, subject to certain customary exceptions, and provided that, after 30 days following the date of closing of the offering, we are permitted to issue shares of common stock in an “at the market” offering with the representative as sales agent.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Price Stabilization, Short Positions, and Penalty Bids

In connection with this offering, each underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, such underwriter may over-allot in connection with this offering by selling more securities than are set forth on the cover page of this prospectus. This creates a short position in our securities for such underwriter’s own accounts. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by such underwriter is not greater than the number of securities that it may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. To close out a short position, such underwriter may elect to exercise all or part of the over-allotment option. Such underwriter may also elect to stabilize the price of our securities or reduce any short position by bidding for, and purchasing, securities in the open market.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing a security in this offering because the underwriter repurchases that security in stabilizing or short covering transactions.

Finally, each underwriter may bid for, and purchase, shares of our securities in market-making transactions, including “passive” market-making transactions as described below.

These activities may stabilize or maintain the market price of our securities at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities and may discontinue any of these activities at any time without notice. These transactions may be affected on NASDAQ, in the over-the-counter market, or otherwise.

66

In connection with this offering, the underwriters and selling group members, if any, or their affiliates may engage in passive market-making transactions in our common stock immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

●	a passive market maker may not affect transactions or display bids for our securities in excess of the highest independent bid price by persons who are not passive market makers;

●	net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our common stock during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and

●	passive market-making bids must be identified as such.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters, or by their affiliates. Other than this prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other websites maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriter, and should not be relied upon by investors.

Other than the prospectus in electronic or printed format, the information on the underwriters’ website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters and should not be relied upon by investors.

Certain Relationships

The representative and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The representative has received, or may in the future receive, customary fees and commissions for these transactions.

Offers Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Listing

Our common stock is quoted on the OTCQB under the symbol “RELI” and has been approved for listing on the Nasdaq Capital Market beginning February 9, 2021 under the symbol “RELI”.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Jolie Kahn, Esq. of New York, NY. The underwriters are being represented by Kelley Drye & Warren LLP, New York, New York.

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EXPERTS

The consolidated balance sheet of Reliance Global Group, Inc. as of December 31, 2019, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended have been audited by Mazars USA LLP, an independent registered public accounting firm, as stated in their report, which is included herein. Such consolidated financial statements are included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The balance sheets of Southwestern Montana Financial Center, Inc., Fortman Insurance Agency, LLC and Altruis Benefits Consulting as of December 31, 2018 and 2017, and the related statements of operations and income, stockholders’ equity (deficit) and members’ equity, and cash flows for the years then ended have been audited by Mazars USA LLP, an independent registered public accounting firm, as stated in their reports, which is included herein. Such consolidated financial statements are included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated balance sheet of Reliance Global Group, Inc. as of December 31, 2018 (Successor), and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the period from August 1, 2018 to December 31, 2018 (Successor) and the combined statements of operations, stockholders’ equity (deficit) and members’ equity, and cash flows for the period from January 1, 2018 to July 31, 2018 (Predecessor), and the related notes (collectively referred to as the financial statements) have been audited by Friedman LLP, an independent registered public accounting firm, as stated in their report, which is included herein. Such consolidated financial statements are included herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Effective March 9, 2020, the Company’s board of directors effected a change to its independent registered public accounting firm from Friedman LLP (the Former Auditor) to Mazars USA LLP (the “New Auditor”).

The report of the Former Auditor on the Company’s consolidated financial statements for the year ended 2018 did not contain an adverse opinion or disclaimer of opinion, and such report was not qualified or modified as to uncertainty, audit scope, or accounting principle except for the explanatory paragraph regarding the basis of presentation regarding a different cost basis for successor period and the predecessor period.

During the fiscal years ended December 31, 2018 and the subsequent interim period through March 9, 2020, there were (i) no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and the Former Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Auditor, would have caused the Former Auditor to make reference to the subject matter of the disagreement in its reports on the Company’s financial statements and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions).

During the fiscal years ended December 31, 2018 and the subsequent interim period through March 9, 2020 neither the Company, nor anyone on its behalf, consulted the New Auditor regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report or oral advice was provided to the Company by the New Auditor that the New Auditor concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available on our website, www.relianceglobalgroup.com under the heading “Investors.” The information on this website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus.

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s internet site.

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INDEX TO FINANCIAL STATEMENTS

RELIANCE GLOBAL GROUP, INC. AND PREDECESSOR
Audited Financial Statements
Report of Independent Registered Public Accounting Firm – Friedman LLP	F-2
Report of Independent Registered Public Accounting Firm – Mazars USA LLP	F-3
Consolidated Balance Sheets as of December 31,2019 and 2018	F-4
Consolidated Statements of Operations for the year ended December 31, 2019, the period from August 1, 2018 through December 31, 2018 (Successor), and the combined statements of operations, for the period from January 1,2018 through July 31,2018 (predecessor)	F-5
Consolidated Statements of Stockholders’ Equity (Deficit) and Predecessor Combined Statement of Stockholders’ Deficit and Members’ Equity	F-6
Consolidated Statements of Stockholders’ (Deficit) Equity	F-7
Statements of Cash Flows for the and years ended December 31, 2019 and 2018	F-8 - F-9
Notes to the Consolidated Financial Statements and Predecessor Combined Financial Statements	F-10-41
RELIANCE GLOBAL GROUP, INC.
Condensed Consolidated Financial Information
Condensed Balance Sheets as of September 30, 2020 and 2019 (Unaudited)	F-43
Condensed Statements of Operations for the three and six months ended September 30, 2020 and 2019 (Unaudited)	F-44
Condensed Statements of Stockholders’ Deficit for the six months ended September 30, 2019 and 2020 (Unaudited)	F-45
Condensed Statements of Cash Flows for the six months ended September 30, 2020 and 2019 (Unaudited)	F-46
Notes to condensed financial information (Unaudited)	F-47-F-66

Southwestern Montana Financial Center, Inc.
Report of Independent Auditors	F-67
Balance sheets as of December 31, 2018 and 2017	F-68
Statements of Income for the Years Ended December 31, 2018 and 2017	F-69
Statements of Stockholder’s Deficit for the Years Ended December 31, 2018 and 2017	F-70
Statements of Cash Flows for the Years Ended December 31, 2018 and 2017	F-71
Notes to the Financial Statements	F-72-F-75
Fortman Insurance Agency, LLC
Report of Independent Auditors	F-76
Balance Sheets as December 31, 2018 and 2017	F-77
Statements of Income for the Years Ended December 31,2018 and 2017	F-78
Statements of Members Equity for the Years Ended December 31, 2018 and 2017	F-79
Statements of Cash Flows for the Years Ended December 31,2018 and 2017	F-80
Notes to the Financial Statements	F-81-F-84
AltrUIs Benefits Consulting
Report of Independent Auditor	F-85
Balance Sheets as of December 31, 2018 and 2017	F-86
Statements of Income and Comprehensive Income for the Years Ended December 31,2018 and 2017	F-87
Statements of Shareholder’s Equity for the Years Ended December 31, 2018 and 2017	F-88
Statements of Cash Flows for the Years Ended December 31, 2018 and 2017	F-89
Notes to the Financial Statements	F-90-F-92

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Reliance Global Group, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Reliance Global Group, Inc. (the “Company”) as of December 31, 2018 (Successor), and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the period from August 1, 2018 to December 31, 2018 (Successor), and the combined statements of operations, stockholders’ equity (deficit) and members’ equity, and cash flows for the period from January 1, 2018 to July 31, 2018 (Predecessor), and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 (Successor), and the results of its operations and its cash flows for the period from August 1, 2018 to December 31, 2018 (Successor) and the period from January 1, 2018 to July 31, 2018 (Predecessor), in conformity with accounting principles generally accepted in the United States of America.

We were not engaged to audit, review or apply any procedures to the adjustments to retrospectively apply the change in accounting related to the reverse stock split as described in Note 17, accordingly, we do not express an opinion or any other form of assurance about whether such adjustments are appropriate and have been properly applied. Those adjustments were audited by Mazars USA LLP.

Basis of Presentation

As discussed in Note 1 to the financial statements, effective August 1, 2018, the Company acquired certain properties and assets of Family Health Advisors, Inc.,Tri Star Benefits, LLC, and Employee Benefits Solutions, Inc., in a transaction accounted for as a business combination. As a result of the acquisition, the consolidated financial information for the Successor periods is presented on a different cost basis than that for the Predecessor period and, therefore, is not comparable.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Friedman LLP

We served as the Company’s auditor from 2018 to 2020
East Hanover, NJ
January 13, 2020

F-2

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of Reliance Global Group, Inc. and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Reliance Global Group, Inc. and Subsidiaries (the “Company”) as of December 31, 2019, the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the year ended December 31, 2019, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the results of its operations and its cash flows for the year ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

We have also audited the retrospective adjustments described in Note 17 that were applied to the share and per share information of the 2018 consolidated financial statements to recognize the effect of the reverse split. In our opinion, such adjustments are appropriate and have been properly applied. We were not engaged to audit, review, or apply any procedures to the 2018 consolidated financial statements of the Company other than with respect to the adjustments and, accordingly, we do not express an opinion or any other form of assurance on the 2018 consolidated financial statements taken as a whole.

The consolidated financial statements of the Company as of December 31, 2018, were audited by other auditors whose report dated January 13, 2020, expressed an unqualified opinion on those statements.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Mazars USA LLP
We have served as the Company’s auditor since 2020.

New York, New York

May 6, 2020, except for Note 17, as to which the date is January 27, 2021

F-3

Reliance Global Group, Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash	$6,703	$12,456
Restricted cash	484,882	88,750
Accounts receivable	103,822	-
Accounts receivable, related parties	7,131	-
Note receivables	3,825	-
Other receivables	8,284	17,319
Prepaid expense and other current assets	32,309	-
Total current assets	646,956	118,525
Property and equipment, net	592,251	57,205
Right-of-use assets	569,650	-
Intangibles, net	6,633,584	604,489
Goodwill	8,548,608	1,705,548
Other non-current assets	1,984	3,784
Total assets	$16,993,033	$2,489,551
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and other accrued liabilities	$153,226	$98,654
Loans payable	19,401	-
Current portion of loans payable, related parties	3,311,844	962,325
Other payables	8,351	16,942
Current portion of long-term debt	1,010,570	90,580
Current portion of leases payable	164,367	-
Total current liabilities	4,667,759	1,168,501
Loans payable, related parties, less current portion	150,786	-
Long term debt, less current portion	8,270,955	1,621,101
Leases payable, less current portion	411,159	-
Earn-out liability	2,850,050	-
Total liabilities	16,350,709	2,789,602
Stockholders’ equity (deficit):
Preferred stock, $0.086 par value; 750,000,000 shares authorized and 395,640 and 466,667 issued and outstanding as of December 31, 2019 and 2018, Respectively	33,912	40,000
Common stock, $0.086 par value; 2,000,000,000 shares authorized and 4,115,330 and 3,099,823 issued and outstanding as of December 31, 2019 and 2018, Respectively	352,743	265,699
Common stock issuable; 51,042 shares as of December 31, 2019 and 2018, Respectively	822,116	-
Additional paid-in capital	8,216,829	4,682,045
Accumulated deficit	(8,783,276)	(5,287,795)
Total stockholders’ equity (deficit)	642,324	(300,051)
Total liabilities and stockholders’ equity (deficit)	$16,993,033	$2,489,551

The accompanying notes are an integral part of these consolidated financial statements

F-4

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Consolidated Statements of Operations and Predecessor Combined Statements of Operations

	Successor		Predecessor
	For the Year ended December 31, 2019	For the Period from August 1, 2018 through December 31, 2018	For the Period from January 1, 2018 through July 31, 2018
REVENUE
Commission income	$4,450,785	$390,770	$627,991
Total revenue	4,450,785	390,770	627,991

OPERATING EXPENSES
Commission expense	705,714	156,763	283,282
Salaries and wages	2,316,533	142,016	95,738
General and administrative expenses	3,638,896	885,800	181,400
Marketing and advertising	165,574	1,121	5,193
Depreciation and amortization	727,979	25,451	1,778
Total operating expenses	7,554,696	1,211,151	567,391

(Loss) income from operations	(3,103,911)	(820,381)	60,600

Other expense, net	(391,570)	(27,924)	(2,279)
Settlement agreement expense	-	(306,981)	-
	(391,570)	(334,905)	(2,279)

Net (loss) income	$(3,495,481)	$(1,155,286)	$58,321

Basic and diluted loss per share	$(1.21)	$(0.55)
Weighted average number of shares outstanding	2,877,655	2,105,591

The accompanying notes are an integral part of these consolidated financial statements

F-5

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Consolidated Statements of Stockholders’ Equity (Deficit) and

Predecessor Combined Statement of Stockholders’ Deficit and Members’ Equity

	Family Health Advisors, Inc.				Employee Benefit Solutions, Inc.				Tri Star Benefits, LLC
	Common stock		Additional paid-in	Retained Earnings (Accumulated	Common stock		Additional paid-in	Accumulated	Members’
	Shares	Amount	Capital	Deficit)	Shares	Amount	Capital	Deficit	Equity	Total
Predecessor
Balance, December 31, 2017	10,000	$-	$1,000	$870	100	$-	$17,485	$(222,728)	$19,337	$(184,036)

Distributions	-	-	-	-	-	-	-	-	(18,500)	(18,500)

Dividends	-	-	(1,000)	(42,234)	-	-	-	(4,920)	-	(48,154)

Net income	-	-	-	19,832	-	-	-	18,758	19,731	58,321

Balance, July 31, 2018	10,000	$-	$-	$(21,532)	100	$-	$17,485	$(208,890)	$20,568	$(192,369)

The accompanying notes are an integral part of these consolidated financial statements

F-6

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Consolidated Statements of Stockholders’ Equity (Deficit)

	Reliance Global Group, Inc.
	Preferred stock		Common stock		Common stock issuable		Additional paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	capital	Deficit	Total

Recapitalization, August 1, 2018	583,333	$50,000	1,714,920	$146,993	-	-	$3,993,371	$(4,132,509)	$57,855

Shares issued pursuant to business acquisitions	-	-	191,333	16,400	-	-	(74,255)	-	(57,855)

Shares issued pursuant to settlement agreement	-	-	26,903	2,306	-	-	304,675	-	306,981

Share based compensation	-	-	-	-	-	-	89,950	-	89,950

Stock issued for services	-	-	-	-	-	-	458,304	-	458,304

Conversion of preferred stock	(116,667)	(10,000)	1,166,667	100,000	-	-	(90,000)	-	-

Net loss	-	-	-	-	-	-	-	(1,155,286)	(1,155,286)

Balance, December 31, 2018	466,667	$40,000	3,099,823	$256,699	-	-	$4,682,045	$(5,287,795)	$(300,051)

Shares issued pursuant to business acquisitions	-	-	172,044	14,747	-	-	2,553,617	-	2,568,364

Shares issued to Reliance Global Holdings, LLC, related party, for transfer of ownership of SWMT and FIS	-	-	173,122	14,839	-	-	(14,839)	-	-

Shares cancelled pursuant to settlement agreement	-	-	(6,726)	(576)	-	-	576	-	-

Common stock issuable related to business acquisition	-	-	-	-	27,708	482,116	-	-	482,116

Common stock issuable related to software purchase	-	-	-	-	23,334	340,000	-	-	340,000

Share based compensation	-	-	-	-	-	-	1,047,376	-	1,047,376

Conversion of preferred stock	(71,027)	(6,088)	710,268	60,880	-	-	(54,792)	-	-

Shares cancelled pursuant to issuance of common stock for business acquisition			(33,201)	(2,846)	-	-	2,846		-

Net loss	-	-	-	-	-	-	-	(3,495,481)	(3,495,481)

Balance, December 31, 2019	395,640	$33,912	4,115,330	$352,743	51,042	$822,116	$8,216,829	$(8,783,276)	$642,324

The accompanying notes are an integral part of these consolidated financial statements

F-7

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Consolidated Statements of Cash Flows and Predecessor Combined Statement of Cash Flows

	Successor		Predecessor
	For the Year ended December 31, 2019	Period from August 1, 2018 to December 31, 2018	Period from January 1, 2018 to July 31, 2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(3,495,481)	$(1,155,286)	$58,321
Adjustment to reconcile net income to net cash (used) provided by operating activities:
Depreciation and amortization	727,979	25,451	1,778
Amortization of debt issuance costs and accretion of debt discount	13,949	1,138	-
Non-cash lease expense	6,608	-	-
Goodwill impairment	593,790	-	-
Stock compensation expense	1,047,376	548,254	-
Common stock issuable	822,116	-	-
Shares issued pursuant to settlement agreement	-	306,981	-
Change in operating assets and liabilities:
Accounts payables and other accrued liabilities	54,572	98,654	73,440
Accounts receivable	(103,822)	-	-
Accounts receivable, related parties	(7,131)	-	-
Note receivables	(3,825)	-	-
Other receivables	9,035	(17,319)	-
Other payables	(8,591)	16,942	-
Other non-current assets	1,800	33,716	-
Prepaid expense and other current assets	(32,309)	-	-
Net cash (used in) provided by operating activities	(373,934)	(141,469)	133,539

CASH FLOWS FROM INVESTING ACTIVITIES:
Note receivable, related parties	-	-	(2,277)
Acquisition of business, net of cash acquired	(11,317,325)	(1,066,500)	-
Purchase of property and equipment	(562,327)	(56,193)	-
Net cash used in financing activities	(11,879,652)	(1,122,693)	(2,277)

The accompanying notes are an integral part of these consolidated financial statements

F-8

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Consolidated Statements of Cash Flows and Predecessor Combined Statement of Cash Flows

CASH FLOWS FROM FINANCING ACTIVITIES:	For the Year ended December 31, 2019	Period from August 1, 2018 to December 31, 2018	Period from January 1, 2018 to July 31, 2018
Proceeds from borrowings of debt	7,982,005	1,025,000	-
Principal repayments of debt	(209,985)	(16,763)	-
Debt issuance costs	(216,125)	(25,506)	-
Loans acquired through acquisitions	19,401	-	-
Loans acquired through acquisitions, related parties	210	-	-
Dividends paid	-	-	(48,154)
Distributions to stockholders and members	-	-	(18,500)
Issuance of loans payables, related parties	-	382,637	-
Proceeds from notes payable, related parties	3,366,542	-	-

Payment of notes payable	-	-	(5,217)
Proceeds of notes payable, related parties	(866,447)	-	(24,414)
Issuance of common stock for business acquisitions	2,568,364	-	-
Net cash provided by (used in) financing activities	12,643,965	1,365,368	(96,285)

Net increase in cash and restricted cash	390,379	101,206	34,977
Cash and restricted cash at beginning of period	101,206	-	23,611
Cash and restricted cash at end of period	$491,585	$101,206	$58,588

SUPPLEMENTAL DISCLOSURE OF CASH AND NON-CASH INVESTING AND FINANCING TRANSACTIONS:
Conversion of preferred stock into common stock	$10,000	$10,000	$-
Cash paid for interest	$414,645	$26,915	$2,164
Acquisition of lease asset and liability	$684,083	$-	$-
Cancellation of common stock shares pursuant to settlement agreement	$576	$-	$-
Cancellation of common stock shares pursuant to issuance of common stock for acquisition of FIS	$2,846	$-	$-
Transfer of common stock shares to Reliance Global Holdings, LLC pursuant to transfer of ownership of SWMT and FIS	$14,839	$-	$-
Assumed earn-out liability pursuant to the issuance of shares in regard to the SWMT, FIS, and ABC Transactions	$2,850,050	$-	$-
Acquisition of loan payable, related party, pursuant to the purchase of software from The Referral Depot, LLC	$200,000	$-	$-
Acquisition of intangibles, net through issuance of shares	$-	$294,250	$-
Acquisition of goodwill through issuance of shares	$-	$853,796	$-
Assumed long-term debt pursuant to the issuance of shares in regard to the USBA and EBS Transactions	$-	$727,812	$-
Assumed loans payable, related party pursuant to the issuance of shares in regard to the USBA and EBS Transactions	$-	$459,688	$-

The accompanying notes are an integral part of these consolidated financial statements

F-9

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Notes to the Consolidated Financial Statements and Predecessor Combined Financial Statements

NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Reliance Global Group, Inc. (formerly known as Ethos Media Network, Inc.) (“RELI”, “Reliance”, or the “Company”) was incorporated in Florida on August 2, 2013. In September 2018, Reliance Global Holdings, LLC (“Reliance Holdings”, or “Parent Company”), a related party acquired control of the Company (see Note 4). Ethos Media Network, Inc. was then renamed on October 18, 2018.

On August 1, 2018, a related party to Reliance Holdings, US Benefits Alliance, LLC (“USBA”) acquired certain properties and assets of the insurance businesses of Family Health Advisors, Inc. and Tri Star Benefits, LLC (see Note 3) (the “USBA Transaction”). Also, on August 1, 2018, Employee Benefits, Solutions, LLC, (“EBS”), related party, acquired certain properties and assets of the insurance business of Employee Benefit Solutions, Inc. (the “EBS Transaction”, and, together with USBA Transaction, the “Common Control Transactions”).

On October 24, 2018, a related party of the Company, entered into a purchase agreement to sell assign, and convey membership interest and all other property rights in EBS and USBA to Reliance.

USBA is a general agent for various insurance companies and earns override commissions on business placed by other “downstream” agencies. EBS is a retail broker with its revenues mainly sourced from independent contractor brokers.

On December 1, 2018, Commercial Coverage Solutions, LLC (“CCS”), a wholly owned subsidiary of Reliance, acquired Commercial Solutions of Insurance Agency, LLC (see Note 3). CCS is a property and casualty insurance agency that specializes in commercial trucking and transportation insurance.

On April 1, 2019, Southwestern Montana Insurance Center, LLC (“SWMT”), a wholly owned subsidiary of Reliance Holdings, acquired Southwestern Montana Financial Center, Inc. (See Note 3). SWMT is an insurance services firm which specializes in providing personal and commercial lines of insurance.

On May 1, 2019, Fortman Insurance Services, LLC (“FIS”), a wholly owned subsidiary of Reliance, acquired Fortman Insurance Agency, LLC (See Note 3). FIS is an insurance services firm which specializes in providing personal and commercial lines of insurance.

On September 1, 2019, the Company acquired Altruis Benefits Consulting, Inc. (“ABC”). ABC is an insurance agency and employee benefits provider.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The Common Control Transactions on August 1, 2018 is deemed to be the start of the successor period. The financial reporting periods are as follows:

●	The consolidated successor period of the Company reflecting the Recapitalization and Common Control Transactions, from August 1, 2018 to December 31, 2018 and December 31, 2019.

●	The combined predecessor period of Family Health Advisors, Inc., Employee Benefits Solutions, Inc., and Tri Star Benefits, LLC, for the period from January 1, 2018 to July 31, 2018.

F-10

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Notes to the Consolidated Financial Statements and Predecessor Combined Financial Statements

The accompanying consolidated and combined financial statements included herein have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The accompanying consolidated financial statements include the accounting of Reliance Global Group, Inc., and its wholly owned subsidiaries. The combined financial statements include Family Health Advisors, Inc., Employee Benefits Solutions, LLC, and Tri Star Benefits, LLC. All intercompany transactions and balances have been eliminated in consolidation and combination.

Liquidity

As of December 31, 2019, the Company’s reported cash balance was approximately $6,700, current assets were approximately $647,000 while current liabilities were approximately $4,668,000 including loan payable to related party of approximately $3,312,000. The Company had stockholders’ equity of $642,324. For the year ended December 31, 2019, the Company reported a net loss of approximately $(3,495,000) and negative cash flow from operations of $(373,934). Management believes that the company’s financial position may cause concern about the Company’s liquidity. Therefore, management has developed plans that should alleviate any liquidity issues.

Management believes that has plans that will alleviate any liquidity issues over next twelve months. Management’s cash flow forecast for 2021 and beyond indicate that its business should generate positive cash flows from their operations. During the year, the Company acquired three new entities. As the three acquisitions took place in April, May, and September of 2019, respectively, the Company did not receive the benefit of revenue from these entities for a substantial portion of the year. Further, the largest acquisition in terms of revenue was Altruis Benefit Consultants, Inc. which was not acquired until September of 2019. Going forward the Company will recognize revenue from these entities for the full year which will increase cash flows. In addition, the Company incurred several one-time expenses, related to professional and legal fees for the three acquisitions that closed in 2019, which contributed to the Company’s net loss. Reliance Holdings has also agreed to support the Company if required and management believes that the related party holding the loan to related party discussed above will forebear on any amounts due should the company be unable to fulfil its payment obligations under the loan agreement.

Management is also planning to raise capital through an initial public offering of the Company’s equity securities. However, there can be no assurance that management will be successful in raising capital through sale of equity securities.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures in the financial statements and accompanying notes. Management bases it estimates on historical experience and on assumptions believed to be reasonable under the circumstances. Actual results could differ materially from those estimates.

Cash

Cash consists of checking accounts. The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

F-11

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Notes to the Consolidated Financial Statements and Predecessor Combined Financial Statements

Restricted Cash

Restricted cash includes cash pledged as collateral to secure obligations and/or all cash whose use is otherwise limited by contractual provisions.

The reconciliation of cash and restricted cash reported within the applicable balance sheet that sum to the total of the same such amounts shown in the statement of cash flows is as follows:

	December 31, 2019	December 31, 2018
Cash	$6,703	$12,456
Restricted cash	484,882	88,750
Total cash and restricted cash	$491,585	$101,206

Property and Equipment

Property and equipment are stated at cost. Depreciation, including for assets acquired under capital leases or finance leases, are recorded over the shorter of the estimated useful life or the lease term of the applicable assets using the straight-line method beginning on the date an asset is placed in service. The Company regularly evaluates the estimated remaining useful lives of the Company’s property and equipment to determine whether events or changes in circumstances warrant a revision to the remaining period of depreciation. Maintenance and repairs are charged to expense as incurred.

The estimated useful life of the Companies Property and Equipment is as follows:

Useful Life (in years)
Computer equipment and software	5
Office equipment and furniture	7
Leasehold improvements	Shorter of the useful life or the lease term
Software	3

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The accounting guidance includes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The three levels of the fair value hierarchy are as follows:

Level 1 — Unadjusted quoted prices for identical assets or liabilities in active markets;

Level 2 — Inputs other than quoted prices in active markets for identical assets and liabilities that are observable either directly or indirectly for substantially the full term of the asset or liability; and

Level 3 — Unobservable inputs for the asset or liability, which include management’s own assumption about the assumptions market participants would use in pricing the asset or liability, including assumptions about risk.

F-12

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Notes to the Consolidated Financial Statements and Predecessor Combined Financial Statements

The Company’s balance sheet includes certain financial instruments, including cash, notes receivables, accounts payable, notes payables and short and long-term debt. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization. The carrying amounts of long-term debt approximate their fair value as the variable interest rates are based on the market index.

Deferred Financing Costs

The Company has recorded deferred financing costs as a result of fees incurred by the Company in conjunction with its debt financing activities. These costs are amortized to interest expense using the straight-line method which approximates the interest rate method over the term of the related debt. As of December 31, 2019, and 2018, unamortized deferred financing costs were $213,733, and $46,556, respectively and are netted against the related debt.

Business Combinations

The Company accounts for its business combinations using the acquisition method of accounting. Under the acquisition method, the assets acquired, and the liabilities assumed, and the consideration transferred are recorded at the date of acquisition at their respective fair values. Definite-lived intangible assets are amortized over the expected life of the asset. Any excess of the purchase price over the estimated fair values of the net assets acquired is recorded as goodwill.

Goodwill represents the excess purchase price over the fair value of the tangible net assets and intangible assets acquired in a business combination. Acquisition-related expenses are recognized separately from business combinations and are expensed as incurred. If the business combination provides for contingent consideration, the Company records the contingent consideration at fair value at the acquisition date. Changes in fair value of contingent consideration resulting from events after the acquisition date, such as earn-outs, are recognized as follows: 1) if the contingent consideration is classified as equity, the contingent consideration is not re-measured and its subsequent settlement is accounted for within equity, or 2) if the contingent consideration is classified as a liability, the changes in fair value are recognized in earnings.

Identifiable Intangible Assets, net

Finite-lived intangible assets such as customer relationships assets, trademarks and tradenames are amortized over their estimated useful lives, generally on a straight-line basis for periods ranging from 3 to 20 years. Finite-lived intangible assets are reviewed for impairment or obsolescence whenever events or circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability of intangible assets is measured by a comparison of the carrying amount of the asset to the future undiscounted net cash flows expected to be generated by that asset. If the asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the estimated fair value. No impairment was recognized in the predecessor and successor periods presented.

Goodwill and other indefinite-lived intangibles

The Company records goodwill when the purchase price of a business acquisition exceeds the estimated fair value of net identified tangible and intangible assets acquired. Goodwill is assigned to a reporting unit on the acquisition date and tested for impairment at least annually, or more frequently when events or changes in circumstances indicate that the fair value of a reporting unit has more likely than not declined below its carrying value. Similarly, indefinite-lived intangible assets other than goodwill, such as trade names, are tested annually or more frequently if indicated, for impairment. If impaired, intangible assets are written down to fair value based on the expected discounted cash flows.

F-13

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Notes to the Consolidated Financial Statements and Predecessor Combined Financial Statements

Revenue Recognition

In May 2014, the Financial Accounting Standard Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606), requiring an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. In April 2016, the FASB issued ASU No. 2016-10, Identifying Performance Obligations and Licensing. ASU 2016-10 provides guidance in identifying performance obligations and determining the appropriate accounting for licensing arrangements. The effective date and transition requirements for this ASU are the same as the effective date and transition requirements in Topic 606 (and any other Topic amended by ASU 2014-09). This ASU, which the Company adopted using the prospective method effective January 1, 2019. The adoption did not have a material effect on the Company’s consolidated financial statements.

The Company’s revenue is primarily comprised of commission paid by health insurance carriers related to insurance plans that have been purchased by a member who used the Company’s service. The Company defines a member as an individual currently covered by an insurance plan, including individual and family, Medicare-related, small business and ancillary plans, for which the Company are entitled to receive compensation from an insurance carrier.

The core principle of ASC 606 is to recognize revenue upon the transfer of promised goods or services to customers in an amount that reflects the consideration the entity expects to be entitled to in exchange for those goods or services. Accordingly, we recognize revenue for our services in accordance with the following five steps outlined in ASC 606:

Identification of the contract, or contracts, with a customer. A contract with a customer exists when (i) we enter into an enforceable contract with a customer that defines each party’s rights regarding the goods or services to be transferred and identifies the payment terms related to these goods or services, (ii) the contract has commercial substance, and (iii) we determine that collection of substantially all consideration for goods or services that are transferred is probable based on the customer’s intent and ability to pay the promised consideration.

Identification of the performance obligations in the contract. Performance obligations promised in a contract are identified based on the goods or services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the goods or service either on its own or together with other resources that are readily available from third parties or from us, and are distinct in the context of the contract, whereby the transfer of the goods or services is separately identifiable from other promises in the contract.

Determination of the transaction price. The transaction price is determined based on the consideration to which we will be entitled in exchange for transferring goods or services to the customer.

Allocation of the transaction price to the performance obligations in the contract. If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative standalone selling price basis.

Recognition of revenue when, or as, the Company satisfies a performance obligation. The Company satisfies performance obligations either over time or at a point in time, as discussed in further detail below. Revenue is recognized at the time the related performance obligation is satisfied by transferring the promised good or service to the customer.

F-14

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Notes to the Consolidated Financial Statements and Predecessor Combined Financial Statements

For individual and family, Medicare supplement, small business and ancillary plans, the Company’s compensation is generally a percentage of the premium amount collected by the carrier during the period that a member maintains coverage under a plan (commissions) and, to a lesser extent, override commissions that health insurance carriers pay the Company for achieving certain objectives. Premium-based commissions are reported to the Company after the premiums are collected by the carrier, generally monthly. The Company generally continues to receive the commission payment from the relevant insurance carrier until the health insurance plan is cancelled or the Company otherwise does not remain the agent on the policy. The Company recognizes commission revenue for individual and family, Medicare Supplement, small business and ancillary plans when premiums are effective. The Company determines that there is persuasive evidence of an arrangement when the Company has a commission agreement with a health insurance carrier, a carrier reports to the Company that it has approved an application submitted through the Company’s platform, and the applicant starts making payments on the plan. The Company’s services are complete when a carrier has approved an application. The seller’s price is fixed or determinable and collectability is reasonably assured when commission amounts have been reported to the Company by a carrier.

Commission revenue from insurance distribution and brokerage operations is recognized when all placement services have been provided, protection is afforded under the insurance policy, and the premium is known or can be reasonably estimated and is billable. In general, two types of billing practices occur as part of our agency contracts, which is direct bill and agency bill. In direct bill scenarios, the insurance carriers that underwrite the insurance policies directly bill and collect the premium for the policy without any involvement from the Company. Upon collection, a commission is then remitted from the insurance carrier to the Company. These commissions have not met the criteria for revenue recognition until the Company receives the commissions, as the Company does not have insight into policy acceptance and premium collections until the commission is received from the insurance carrier, representing that the insurance policy has been bound and therefore commissions have been earned by the Company. The second billing practice where the Company bills the policy holder and collects the premiums (“Agency Bill”) provides greater transparency by the Company into the acceptance of the policy and premium collection. As part of the Agency Bill process, the Company can, at times, net its commissions out of the premiums to be sent to the insurance carriers. For Agency Bill customers, the revenue recognition criteria are considered met when the Agency receives the premiums from the policy holder, with an allowance established against the revenue for policies that may not be bound by the insurance companies.

All commission revenue is recorded net of any deductions for estimated commission adjustments due to lapses, policy cancellations, and revisions in coverage.

Insurance commissions earned from carriers for life insurance products are recorded gross of amounts due to agents, with a corresponding commission expense for downstream agent commissions being recorded as commission expense within the statements of operations.

The Company earns additional revenue including contingent commissions, profit-sharing, override and bonuses based on meeting certain revenue or profit targets established periodically by the carriers (collectively the Contingent Commissions). The Contingent Commissions are earned when the Company achieves the targets established by the insurance carries. The insurance carriers notify the company when it has achieved the target. The Company only recognizes revenue to the extent that it is probable that a significant reversal of the revenue will not occur.

F-15

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Notes to the Consolidated Financial Statements and Predecessor Combined Financial Statements

The following table disaggregates the Company’s revenue by line of business:

Year ended December 31, 2019	Medical	Life	Property and Casualty	Total
Regular	$3,582,182	$1,810	$866,793	$4,450,785
Contingent commission
Profit-sharing
Override commission
Bonuses
Total year ended December 31, 2019	$3,582,182	$1,810	8866,793	$4,450,785

Period from August 1, 2018 through December 31, 2018
Regular	$382,391		$8,379	$390,770
Contingent commission
Profit Sharing
Override commission
Bonuses
Total period from August 1, 2018 through December 31, 2018	$382,391		$8,379	$390,770

General and Administrative

General and administrative expenses primarily consist of personnel costs for the Company’s administrative functions, professional service fees, office rent, all employee travel expenses, and other general costs.

Marketing and Advertising

The Company’s direct channel expenses primarily consist of costs for e-mail marketing and newspaper advertisements. The Company’s online advertising channel expense primarily consist of social media ads. Advertising costs for both direct and online channels are expensed as incurred.

Stock-Based Compensation

In June 2018, the FASB issued ASU 2018-07, Improvements to Nonemployee Share-Based Payment Accounting, which simplifies the accounting for share-based payments granted to nonemployees for goods and services. Under the ASU, most of the guidance on such payments to nonemployees would be aligned with the requirements for share-based payments granted to employees. The amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, but no earlier than an entity’s adoption date of Topic 606. This ASU, which the Company adopted as of January 1, 2019, did not have a material effect on the Company’s consolidated financial statements.

Stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as an expense on a straight-line basis over the requisite service period, based on the terms of the awards. The fair value of the stock-based payments to nonemployees that are fully vested and non-forfeitable as at the grant date is measured and recognized at that date, unless there is a contractual term for services in which case such compensation would be amortized over the contractual term. As the Reliance Global Group, Inc. Equity Incentive Plan 2019 was adopted in January of 2019, the Company lacks the historical basis to estimate forfeitures and will recognize forfeitures as they occur.

F-16

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Notes to the Consolidated Financial Statements and Predecessor Combined Financial Statements

Leases

On January 1, 2019, the Company adopted Accounting Standards Codification Topic 842, “Leases” (“ASC 842”) to replace existing lease accounting guidance. This pronouncement is intended to provide enhanced transparency and comparability by requiring lessees to record right-of-use assets and corresponding lease liabilities on the balance sheet for most leases. Expenses associated with leases will continue to be recognized in a manner similar to previous accounting guidance. The Company adopted ASC 842 utilizing the transition practical expedient added by the Financial Accounting Standards Board (“FASB”), which eliminates the requirement that entities apply the new lease standard to the comparative periods presented in the year of adoption.

The Company is the lessee in a lease contract when the Company obtains the right to use the asset. Operating leases are included in the line items right-of-use asset, lease obligation, current, and lease obligation, long-term in the consolidated balance sheet. Right-of-use (“ROU”) asset represents the Company’s right to use an underlying asset for the lease term and lease obligations represent the Company’s obligations to make lease payments arising from the lease, both of which are recognized based on the present value of the future minimum lease payments over the lease term at the commencement date. Leases with a lease term of 12 months or less at inception are not recorded on the consolidated balance sheet and are expensed on a straight-line basis over the lease term in our consolidated statement of income. The Company determines the lease term by agreement with lessor.

Income Taxes

The Company recognizes deferred tax assets and liabilities using enacted tax rates for the effect of temporary differences between the book and tax basis of recorded assets and liabilities. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax asset will not be realized. In evaluating its ability to recover deferred tax assets within the jurisdiction in which they arise, the Company considers all available positive and negative evidence, including the expected reversals of taxable temporary differences, projected future taxable income, taxable income available via carryback to prior years, tax planning strategies, and results of recent operations. The Company assesses the realizability of its deferred tax assets, including scheduling the reversal of its deferred tax assets and liabilities, to determine the amount of valuation allowance needed. Scheduling the reversal of deferred tax asset and liability balances requires judgment and estimation. The Company believes the deferred tax liabilities relied upon as future taxable income in its assessment will reverse in the same period and jurisdiction and are of the same character as the temporary differences giving rise to the deferred tax assets that will be realized.

Seasonality

A greater number of the Company’s Medicare-related health insurance plans are sold in the fourth quarter during the Medicare annual enrollment period when Medicare-eligible individuals are permitted to change their Medicare Advantage. The majority of the Company’s individual and family health insurance plans are sold in the annual open enrollment period as defined under the federal Patient Protection and Affordable Care Act and related amendments in the Health Care and Education Reconciliation Act. Individuals and families generally are not able to purchase individual and family health insurance outside of these open enrollment periods, unless they qualify for a special enrollment period as a result of certain qualifying events, such as losing employer-sponsored health insurance or moving to another state.

F-17

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Notes to the Consolidated Financial Statements and Predecessor Combined Financial Statements

Recently Adopted Accounting Pronouncements

In March 2016, the FASB issued ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, which simplifies several aspects of the accounting for employee share-based payment transactions including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, as well as classification of related amounts within the statement of cash flows. Early adoption is permitted for any interim or annual period. This ASU, which the Company adopted early as of August 1, 2018, did not have a material effect on the Company’s consolidated financial statements.

In January 2017, the FASB issued ASU 2017-04, Intangibles - Goodwill and Other, Simplifying the Accounting for Goodwill Impairment. ASU 2017-04 removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. All other goodwill impairment guidance will remain largely unchanged. Entities will continue to have the option to perform a qualitative assessment to determine if a quantitative impairment test is necessary. This new guidance will be applied prospectively and is effective for annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2019. Early adoption is permitted for any interim or annual period. This ASU, which the Company adopted early as of August 1, 2018, did not have a material effect on the Company’s consolidated financial statements.

In May 2014, the Financial Accounting Standard Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606), requiring an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. In April 2016, the FASB issued ASU No. 2016-10, Identifying Performance Obligations and Licensing. ASU 2016-10 provides guidance in identifying performance obligations and determining the appropriate accounting for licensing arrangements. The effective date and transition requirements for this ASU are the same as the effective date and transition requirements in Topic 606 (and any other Topic amended by ASU 2014-09). This ASU was adopted by the Company using the prospective method effective January 1, 2019. The adoption did not have a material effect on the Company’s consolidated financial statements.

The Company adopted Accounting Standards Update (“ASU”) 2017- 04 Intangibles - Goodwill and Other, Simplifying the Accounting for Goodwill Impairment early in August 2018.

Recently Issued Accounting Pronouncements

Management has evaluated recently issued accounting pronouncements and does not believe that they will have a significant impact on the consolidated financial statements and related disclosures.

F-18

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Notes to the Consolidated Financial Statements and Predecessor Combined Financial Statements

NOTE 3. Strategic Investments and Business Combination

USBA Transaction

On August 1, 2018, a related party to Reliance Holdings, US Benefits Alliance, LLC (“USBA”) acquired certain properties and assets of the insurance businesses of Family Health Advisors, Inc. and Tri Star Benefits, LLC (the “USBA Transaction”). Also, on August 1, 2018, Employee Benefits, Solutions, LLC, (“EBS”), related party, acquired certain properties and assets of the insurance business of Employee Benefit Solutions, Inc. (the “EBS Transaction”, and, together with USBA Transaction, the “Common Control Transactions”).

The USBA Transaction was accounted for by Reliance Holdings as a business combination in accordance with the acquisition method defined in ASC 805-10 and 805-20, whereby the total purchase consideration was allocated to intangible assets acquired based on their respective estimated fair values. The acquisition method of accounting uses the fair value concept defined in ASC 820. ASC 805 requires, among other things, that assets acquired, and liabilities assumed, if any, in a business combination be recognized at their fair values as of the acquisition date. The process for estimating the fair values of identifiable intangible assets requires the use of significant estimates and assumptions, including estimating future cash flows, developing appropriate discount rates, estimating the costs, and timing.

F-19

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Notes to the Consolidated Financial Statements and Predecessor Combined Financial Statements

The allocation of the purchase price in connection with the USBA Acquisition was calculated as follows:

Description	Fair Value	Weighted Average Useful Life (Years)
Trade name and trademarks	$6,520	3
Customer relationships	116,100	9
Non-competition agreements	48,540	5
Goodwill	578,840	Indefinite
	$750,000

Goodwill of $578,840 arising from the USBA Acquisition consisted of the value of the employee workforce and the residual value after all identifiable intangible assets were valued. Goodwill recognized pursuant to the USBA Acquisition is currently expected to be deductible for income tax purposes. Total acquisition costs for the USBA Acquisition incurred were $83,162 recorded as a component of General and administrative on the accompanying Consolidated Statement of Operations for the period from August 1, 2018 to December 31, 2018.

The operating results of the acquired business has been included in the Company’s Consolidated Statement of Operations for the period from August 1, 2018 to December 31, 2018 since the USBA Acquisition common control date. The revenues of the acquired business for the period from August 1, 2018 through December 31, 2018 from the USBA Acquisition common control date was $135,425 and the net loss was $12,145.

EBS Transaction

On August 1, 2018, EBS, a subsidiary of Reliance Holdings entered into a Purchase Agreement with Employee Benefit Solutions Inc. whereby the EBS purchased the business and certain assets noted within the Purchase Agreement (the “EBS Acquisition”) for a total purchase price of $400,000 Reliance Holdings accounted for the EBS Acquisition as a business combination in accordance using the acquisition method under the guidance contained in ASC 805-10 and 805-20. The acquisition method of accounting requires, among other things, that assets acquired, and liabilities assumed, if any, in a business purchase combination be recognized at their fair values as of the acquisition date. The process for estimating the fair values of identifiable intangible assets and certain tangible assets requires the use of significant estimates and assumptions, including estimating future cash flows, developing appropriate discount rates, estimating the costs, and timing.

he allocation of the purchase price in connection with the EBS Acquisition was calculated as follows:

Description	Fair Value	Weighted Average Useful Life (Years)
Trade name and trademarks	$33,140	20
Customer relationships	47,630	9
Non-competition agreements	42,320	5
Goodwill	274,956	Indefinite
Fixed assets	1,954	5-7
	$400,000

F-20

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Notes to the Consolidated Financial Statements and Predecessor Combined Financial Statements

Goodwill of $274,956 arising from the EBS Acquisition consisted of the value of the employee workforce and the residual value after all identifiable intangible assets were valued. Goodwill recognized pursuant to the EBS Acquisition is currently expected to be deductible for income tax purposes. Total acquisition costs for the EBS Acquisition incurred were $44,353 recorded as a component of General and administrative expenses on the accompanying Consolidated Statement of Operations for the period from August 1, 2018 to December 31, 2018.

The operating results of the acquired business has been included in the Company’s Consolidated Statement of Operations for the period from August 1, 2018 to December 31, 2018 since the EBS common control date. The revenues of the acquired business for the period from August 1, 2018 through December 31, 2018 from the EBS common control date was $246,965 and the net loss was $143,450.

Transfer of USBA and EBS to the Company

On October 24, 2018, Reliance Holdings and the Company entered into a Bill of Sale agreement to transfer all of the outstanding membership interest in EBS LLC and USBA LLC. In exchange for the membership interest, the Board of Directors of the Company authorized and issued 191,333 shares of restricted common stock of the Company for all the membership interest of USBA LLC and EBS LLC. The Company considered this transfer between entities under common control relying on the guidance ASC 805-50 for common control transactions Accordingly, this transfer was measured using the carrying amount of the net assets transferred and presented retrospectively from the date acquired by the parent in accordance with guidance contained in paragraph ASC805-50-30-6.

For the year ended December 31, 2019, EBS in combination with USBA, had a loss of ($276,859) before depreciation and amortization. EBS and USBA are viewed on a combined basis as they are “one entity” however they operate as an agency (EBS) and a Managing General Agent (“MGA”) (USBA) which is why they are two legally separate entities.

CCS Acquisition

On December 1, 2018, Commercial Coverage Solutions LLC, a wholly owned subsidiary of the Company (“CCS”), entered into a Purchase Agreement with Commercial Solutions of Insurance Agency, LLC (“CSIA”) whereby CCS purchased the business and certain assets of CSIA noted within the Purchase Agreement (the “CSIA Acquisition”) for a total purchase price of $1,200,000. The total purchase price is made up of (1) a cash payment of $1,080,000 (the “Cash Payment”) on the “Closing Date” or the first bank business day thereafter (i.e. December 1, 2018); (2) the balance of the purchase price, having a value of $120,000, was paid in the form of 8,889 shares of common stock in the Company, issued at a per-share price equal to Fifteen and 75/100 Cents ($0.1575) (the “Closing Shares”); and (3) the amount of any cash necessary to satisfy the required closing date working capital shall be set off against the Cash Payment by CCS. “Required closing date working capital” shall consist only of cash and pre-paid rent and/or security deposits or pre-payments or deposits for any assumed liabilities. The Closing Shares are to be transferred from the shares owned by Reliance Holdings and were transferred subsequent to December 31, 2018; and as a result, is a component of Loans payables, related parties on the accompanying Consolidated Balance Sheets.

The CSIA Acquisition was accounted for as a business combination under the acquisition method under the guidance contained in ASC 805-10 and 805-20. Accordingly, the total purchase consideration was allocated to tangible and intangible assets acquired based on their respective estimated fair values. The acquisition method requires, among other things, that assets acquired, and liabilities assumed in a business purchase combination be recognized at their fair values as of the acquisition. The process for estimating the fair values of identifiable intangible assets and certain tangible assets requires the use of significant estimates and assumptions, including estimating future cash flows, developing appropriate discount rates, estimating the costs, and timing.

F-21

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Notes to the Consolidated Financial Statements and Predecessor Combined Financial Statements

The allocation of the purchase price in connection with the CSIA Acquisition was calculated as follows:

Description	Fair Value	Weighted Average Useful Life (Years)
Cash	$13,500	N/A
Fixed Assets	1,638	5-7
Customer relationships	284,560	11
Non-competition agreements	40,050	5
Trade name and trademarks	8,500	2
Goodwill	851,752	Indefinite
	$1,200,000

Goodwill of $851,752 arising from the CSIA Acquisition consisted of the value of the employee workforce and the residual value after all identifiable intangible assets were valued. Goodwill recognized pursuant to the CSIA Acquisition is currently expected to be deductible for income tax purposes. Total acquisition costs for the CSIA Acquisition incurred were $113,247 recorded as a component of General and administrative expense on the accompanying Consolidated Statement of Operations for the period from August 1, 2018 to December 31, 2018.

The operating results of the acquired business has been included in the Company’s Consolidated Statement of Operations for the period from August 1, 2018 to December 31, 2018 since the CSIA Acquisition date. The revenues of the acquired business for the period from December 1, 2018 through December 31, 2018 from the CSIA Acquisition was $8,380 and the net loss was $136,568. For the year ended December 31, 2019, CCS reported a loss from operations of $659,940.

SWMT Transaction

On April 1, 2019, SWMT, a wholly owned subsidiary of Reliance Holdings entered into a Purchase Agreement with Southwestern Montana Financial Center, Inc. whereby the SWMT purchased the business and certain assets noted within the Purchase Agreement (the “SWMT Acquisition”) for a total purchase price of $2,394,509. The purchase price was paid with a cash payment of $1,389,840, 5,833 in shares of the Company’s restricted common stock transferred from the shares owned by Reliance Holdings, and an earn-out payment equal to 32% of the final earn-out EBITDA multiplied by 5.00, which is payable in $300,000 in shares of the Company’s common stock with any amount in excess over $300,000 to be paid in cash. The balance of the earn-out liability as of December 31, 2019 was $522,553 and is included in long term debt on the balance sheet. SWMT was transferred to the Company from Reliance Holdings as noted in Note 4.

The SWMT Acquisition was accounted for as a business combination in accordance using the acquisition method under the guidance in ASC 805-10 and 805-20. Accordingly, the total purchase consideration was allocated to assets acquired and liabilities assumed based on their respective estimated fair values. The acquisition method of accounting requires, among other things, that assets acquired, and liabilities assumed, if any, in a business purchase combination be recognized at the acquisition date fair value. The process for estimating the fair values of identifiable intangible assets and certain tangible assets requires the use of significant estimates and assumptions, including estimating future cash flows, developing appropriate discount rates, estimating the costs, and timing.

F-22

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Notes to the Consolidated Financial Statements and Predecessor Combined Financial Statements

The allocation of the purchase price in connection with the SWMT Acquisition was calculated as follows:

Description	Fair Value	Weighted Average Useful Life (Years)
Customer relationships	$561,000	10
Non-competition agreements	599,200	5
Goodwill	1,217,790	Indefinite
Fixed assets	41,098	5-7
Loan Payable	(24,579)
	$2,394,509

Goodwill of $1,217,790 arising from the SWMT Acquisition consisted of the value of the employee workforce and the residual value after all identifiable intangible assets were valued. Goodwill recognized pursuant to the SWMT Acquisition is currently expected to be deductible for income tax purposes. Total acquisition costs for the SWMT Acquisition were $122,660, which were paid in full by Reliance Global Holdings, LLC, a related party. The expense is recognized in in general and administrative expenses in the accompanying statements of operations.

The operating results of the acquired business has been included in the Company’s Consolidated Statement of Operations from the date of acquisition through December 31, 2019. The revenues of the acquired business for the period from April 1, 2019 to December 31, 2019 was $1,106,432 and the net income was $46,835.

FIS Transaction

On May 1, 2019, Fortman Insurance Services, LLC (“FIS”), subsidiary of Reliance Holdings, entered into a Purchase Agreement with Fortman Insurance Agency, LLC whereby the FIS purchased the business and certain assets noted within the Purchase Agreement (the “FIS Acquisition”) for a total purchase price of $4,156,405. The purchase price was paid with a cash payment of $3,223,750, $500,000 in shares of the Company’s common stock held by Reliance Holdings, and an earn-out payment equal to 10% of the final earn-out EBITDA multiplied by 6.25. The earn-out measurement period is 12 months commencing May 1, 2021 and ending April 30, 2022. The earn-out shall not accrue and shall be paid without interest within 60 days after the measurement period. The balance of the earn out liability as of December 31, 2019 was $432,655 and is included in long term debt on the balance sheet.

Reliance Holdings accounted for the FIS Acquisition using the acquisition method using the guidance contained in ASC 805-10 and 805-20. The acquisition method requires, among other things, that assets acquired, and liabilities assumed, if any, in a business purchase combination be recognized at their fair values at the acquisition date. The process for estimating the fair values of identifiable intangible assets and certain tangible assets requires the use of significant estimates and assumptions, including estimating future cash flows, developing appropriate discount rates, estimating the costs, and timing.

F-23

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Notes to the Consolidated Financial Statements and Predecessor Combined Financial Statements

The allocation of the purchase price in connection with the FIS Acquisition was calculated as follows:

Description	Fair Value	Weighted Average Useful Life (Years)
Trade name and trademarks	$289,400	5
Customer relationships	1,824,000	10
Non-competition agreements	752,800	5
Goodwill	1,269,731	Indefinite
Fixed assets	19,924	5-7
Prepaid rent	550
	$4,156,405

Goodwill of $1,269,731 arising from the FIS Acquisition consisted of the value of the employee workforce and the residual value after all identifiable intangible assets were valued. Goodwill recognized pursuant to the FIS Acquisition is currently expected to be deductible for income tax purposes. Total acquisition costs for the FIS Acquisition were $63,663, which were paid in full by Reliance Global Holdings, LLC, a related party and is included in general and administrative expenses in the statement of operations.

The operating results of the acquired business has been included in the Company’s Consolidated Statement of Operations for the year ended December 31, 2019. The revenues of the acquired business for the period from May 1, 2019 to December 31, 2019 was $1,186,951 and income before interest depreciation and amortization was $389,708.

Transfer of SWMT and FIS to the Company

In September 2019, Reliance Holdings and the Company entered into a Bill of Sale agreement to transfer all of the outstanding membership interest in SWMT LLC and FIS LLC. In exchange for the membership interest, the Board of Directors of the Company authorized and issued 173,122 shares of restricted common stock of the Company for all the membership interest of SWMT LLC and FIS LLC. The Company considered this transfer between entities under common control relying on the guidance ASC 805-50 for common control transactions Accordingly, this transfer was measured using the carrying amount of the net assets transferred and presented retrospectively from the date acquired by the Parent in accordance with guidance contained in paragraph ASC805-50-30-6.

ABC Transaction

On September 1, 2019, the Company entered into a Stock Purchase Agreement with Altruis Benefits Consulting, Inc. whereby the Company shall purchase the business and certain assets noted within the Purchase Agreement (the “ABC Transaction”) for a total purchase price of $7,688,168. The purchase price was paid with a cash payment of $5,202,364, $578,040 in shares of the Company’s common stock, and an earn-out payment made annually for 3 years. Each year one-third of the earn-out shares held in escrow shall be released to the seller. The yearly earn-out payments are equal to 6.66% of the final earn-out EBITDA multiplied by 7.00. The earn-out measurement periods are the 12 months commencing September 1, 2019 and ending August 31, 2022. The balance of the earn-out liability as of December 31, 2019 was $1,894,842 and is included in long term debt on the balance sheet.

F-24

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Notes to the Consolidated Financial Statements and Predecessor Combined Financial Statements

The ABC Acquisition is being accounted for as a business combination in accordance with the acquisition method using the guidance contained in ASC 805-10 and 805-20 Accordingly, the total purchase consideration was allocated to intangible assets acquired based on their respective estimated fair values. The acquisition method of accounting requires, among other things, that assets acquired, and liabilities assumed, if any, in a business purchase combination be recognized at their fair values as of the acquisition date. The process for estimating the fair values of identifiable intangible assets and certain tangible assets requires the use of significant estimates and assumptions, including estimating future cash flows, developing appropriate discount rates, estimating the costs, and timing.

The allocation of the purchase price in connection with the ABC Transaction was calculated as follows:

Description	Fair Value	Weighted Average Useful Life (Years)
Cash	$1,850,037
Trade name and trademarks	714,600	5
Customer relationships	753,000	10
Non-competition agreements	1,168,600	5
Goodwill	4,949,329	Indefinite
Fixed assets	85	5
Payable to seller	(1,747,483)
	$7,688,168

Goodwill of $4,949,329 arising from the ABC Acquisition consisted of the value of the employee workforce and the residual value after all identifiable intangible assets were valued. Goodwill recognized pursuant to the ABC Acquisition is currently expected to be deductible for income tax purposes. Total acquisition costs for the ABC Acquisition incurred were $92,172 recorded as a component of General and administrative expenses on the accompanying Consolidated Statement of Operations for the year ended December 31, 2019.

The operating results of the acquired business has been included in the Company’s Consolidated Statement of Operations for the year ended December 31, 2019. The revenues of the acquired business for the period from September 1, 2019 to December 31, 2019 was $625,036. The net loss for September 1, 2019 to December 31, 2019 was $67,682.

NOTE 4. RECAPITALIZATION AND COMMON CONTROL TRANSACTIONS

The purchase of Ethos, as described in Note 1, is being accounted for as a reverse recapitalization. As such, Reliance and its wholly owned subsidiaries are treated as the continuing company and Ethos is treated as the “acquired’’ company for financial reporting purposes. This determination was primarily based on the operations of Reliance’s subsidiaries comprising of substantially all the ongoing operations of the post-combination company, the parent company of Reliance owning 84.5% of the voting control of Reliance and Reliance’s parent senior management comprising substantially all of the senior management of the post-combination Company. Accordingly, for accounting purposes, the purchase of Ethos is treated as the equivalent of Reliance and its wholly owned subsidiaries are issuing stock for the net assets of Ethos, accompanied by a recapitalization. The net assets of Reliance are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the purchase of Ethos are the historical operations of Reliance and its wholly owned subsidiaries are the combined financial statements include Family Health Advisors, Inc., Employee Benefits Solutions, LLC, and Tri Star Benefits, LLC as discussed in Note 3.

F-25

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Notes to the Consolidated Financial Statements and Predecessor Combined Financial Statements

The amount of consideration paid on September 21, 2018 to the controlling seller of Ethos was $287,500. Immediately following, the parent of Reliance owned approximately 583,333 preferred shares and 542,372 common shares of Ethos. Ethos was then renamed on October 18, 2018.

On October 24, 2018, Reliance Holdings and the Company entered into a Bill of Sale agreement to transfer all of the outstanding membership interest in EBS LLC and USB LLC. In exchange for the membership interest, the Board of Directors of the Company authorized and issued 191,333 shares of restricted common stock of the Company for all the membership interest of USB LLC and EBS LLC.

During September 2019, Reliance Holdings transferred all of the outstanding membership interest in SWMT and FIS to the Company. In exchange for the membership interest, the Board of Directors of Reliance Inc. issued 173,122 shares of restricted common stock of Reliance Inc. for all the membership interest of SWMT and FIS.

NOTE 5. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	Estimated Useful Lives	December 31, 2019	December 31, 2018
Computer equipment and software	5	$33,774	$6,445
Office equipment and furniture	7	36,573	9,257
Leasehold Improvements	Shorter of the useful life or the lease term	56,631	44,082
Software	3	562,327	-
Property and equipment, gross		689,305	59,785
Less: Accumulated depreciation and amortization		(97,054)	(2,580)
Property and equipment, net		$592,251	$57,205

Depreciation expense associated with property and equipment is included in depreciation within the Company’s Consolidated Statement of Operations was $94,474 and $2,580 for the year ended December 31, 2019 and the period from August 1, 2018 to December 31, 2018, respectively.

Software

On July 22, 2019, the Company entered into a purchase agreement with The Referral Depot, LLC (TRD), a related party, to purchase a client referral software created exclusively for the insurance industry. The Company purchased this software to be utilized internally and does not plan to license, sell, or otherwise market the software, as such the total cost of the software has been capitalized and will be amortized on a straight-line basis over the useful life. The total purchase price of the software is $250,000 cash and 23,333 restricted common shares (at $0.17 per share which amounted to $340,000) of the Company. Per the agreement, the Company paid an initial payment of $50,000 at closing and the remaining $200,000 will be paid with forty-eight equal monthly payments commencing on the first anniversary of the effective date, or July 22, 2020. As of December 31, 2019, the Company recorded a loan payable to a related party of $172,327, net of discount on the loan of $27,673. As of December 31, 2019, no shares related to this acquisition have been issued. The Company has recorded the 23,333 shares as common stock issuable as of December 31, 2019. The total carrying cost of the software as of December 31, 2019 is $562,327. Depreciation Expense related to the software for the year ending December 31, 2019 was $78,101.

F-26

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Notes to the Consolidated Financial Statements and Predecessor Combined Financial Statements

NOTE 6. GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill, allocated per unit, is set forth below. The most recent goodwill impairment test was performed in October of 2019 and was a quantitative test performed by a valuation consultant. The impairment test was only performed for the EBS & USBA reporting unit and the CCS reporting unit. All other reporting units were acquired in 2019 and not subject to formal impairment testing as they were not held for at least one year and there were no indications of impairment.

The Company evaluated whether the COVID-19 pandemic was a triggering event for testing goodwill impairment. After evaluating the performance of the various reporting units, the Company considered that the COVID-19 pandemic did not trigger an impairment test.

The Company tested goodwill using discounted cash flow analysis and probability weighted market multiples valuations to determine the fair value of EBS, USBA, and CCS. The Company determined that CCS was overvalued by $593,790 and recorded goodwill impairment expense for the full amount. During the year ended December 31, 2019 and 2018, the Company recorded impairment of goodwill of $593,790 and $0, respectively.

After accounting for the goodwill impairment, the excess fair value over carrying value of the EBS&USBA reporting unit and the CCS reporting unit were $677,772 (42%) and $0, respectively.

Reporting Unit	EBS & USBA	CCS	SWMT	FIS	ABC	Total
Balance, August 1, 2018	$-	$-	$-	$-	$-	$-
Transfer from Holdings	853,796					853,796
CCS Acquisition		851,752				851,752
Impairment
December 31, 2018	$853,796	851,752				1,705,548
Transfer from Holdings			1,217,790	1,269,731		2,487,521
ABC transaction					4,949,329	4,949,329
Impairment		(593,790)				(593,790)
Balance December 31, 2019	$853,796	$257,962	$1,217,790	$1,269,731	$4,949,329	$8,548,608

The following table sets forth the major categories of the Company’s intangible assets and the weighted-average remaining amortization period as of December 31, 2019:

	Weighted Average Remaining Amortization period (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Trade name and trademarks	4.3	$1,052,160	$(96,258)	$955,902
Customer relationships	9.4	3,586,290	(257,529)	3,328,761
Non-competition agreements	4.4	2,651,510	(302,589)	2,348,921
		$7,289,960	$(656,376)	$6,633,584

F-27

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Notes to the Consolidated Financial Statements and Predecessor Combined Financial Statements

The following table sets forth the major categories of the Company’s intangible assets and the weighted-average remaining amortization period as of December 31, 2018:

	Weighted Average Remaining Amortization period (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Trade name and trademarks	14.0	$48,160	$(1,951)	$46,209
Customer relationships	10.1	448,290	(12,680)	435,610
Non-competition agreements	4.7	130,910	(8,240)	122,670
		$627,360	$(22,871)	$604,489

Amortization expense was $633,505 and $22,871 for the year ended December 31, 2019 and the period from August 1, 2018 to December 31, 2018, respectively.

The amortization expense of acquired intangible assets for each of the following five years are expected to be as follows:

Years ending December 31,	Amortization Expense
2020	$1,096,692
2021	1,091,887
2022	1,090,620
2023	1,082,374
2024	710,052
Thereafter	1,561,959
Total	$6,633,584

NOTE 7. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Significant components of accounts payable and accrued liabilities were as follows:

	December 31, 2019	December 31, 2018

Accounts payable	$102,112	$14,888
Accrued expenses	5,797	65,302
Accrued credit card payables	32,395	18,464
Other accrued liabilities	12,922	-
	$153,226	$98,654

F-28

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Notes to the Consolidated Financial Statements and Predecessor Combined Financial Statements

NOTE 8. LONG-TERM DEBT

The composition of the long-term debt follows:

	December 31, 2019	December 31, 2018
Oak Street Funding LLC Term Loan for the acquisition of EBS and USBA, net of deferred financing costs of $19,044 and $21,263 as of December 31, 2019 and 2018, respectively	$595,797	$711,974
Oak Street Funding LLC Senior Secured Amortizing Credit Facility for the acquisition of CCS, net of deferred financing costs of $22,737 and $25,293 as of December 31, 2019 and 2018, respectively	963,174	999,707
Oak Street Funding LLC Term Loan for the acquisition of SWMT, net of deferred financing costs of $16,685 as of December 31, 2019	1,066,815	-
Oak Street Funding LLC Term Loan for the acquisition of FIS, net of deferred financing costs of $54,293 as of December 31, 2019	2,593,707	-
Oak Street Funding LLC Term Loan for the acquisition of ABC, net of deferred financing costs of $65,968 as of December 31, 2019	4,062,032	-
	9,281,525	1,711,681
Less: current portion	(1,010,570)	(90,580)
Long-term debt	$8,270,955	$1,621,101

Oak Street Funding LLC – Term Loans

On August 1, 2018, EBS and USBA entered into a Credit Agreement with Oak Street Funding LLC (“Oak Street”) whereby EBS and USBA borrowed $750,000 from Oak Street under a Term Loan. The Term Loan is secured by certain assets of the Company. Interest will accrue at 5.00% on the basis of a 360-day year, maturing 120 months from the Amortization Date (September 25, 2018). For the period from August 1, 2018 to December 31, 2018, the Company incurred debt issuance costs associated with the Term Loan in the amount of $22,188, which were deferred and are amortized to interest expense over the length of the Term Loan. The proceeds of the Term Loan were to be used for the purpose of acquiring entities through the respective USBA and EBS acquisitions.

On April 1, 2019, SWMT entered into a Credit Agreement with Oak Street Funding LLC (“Oak Street”) whereby SWMT borrowed $1,136,000 from Oak Street under a Term Loan. The Term Loan is secured by certain assets of the Company. The borrowing rate under the Facility is a variable rate equal to Prime + 2.00% and matures 10 years from the closing date. For the year ended December 31, 2019, the Company incurred debt issuance costs associated with the Term Loan in the amount of $28,849, which were deferred and are amortized to interest expense over the length of the Term Loan. The proceeds of the Term Loan were to be used for the purpose of acquiring an entity through SWMT.

On May 1, 2019, FIS entered into a Credit Agreement with Oak Street Funding LLC (“Oak Street”) whereby FIS borrowed $2,648,000 from Oak Street under a Term Loan. The Term Loan is secured by certain assets of the Company. The borrowing rate under the Facility is a variable rate equal to Prime + 2.00% and matures 10 years from the closing date. For the year ended December 31, 2019, the Company incurred debt issuance costs associated with the Term Loan in the amount of $58,171, which were deferred and are amortized to interest expense over the length of the Term Loan. The proceeds of the Term Loan were to be used for the purpose of acquiring an entity through FIS.

On September 5, 2019, ABC entered into a Credit Agreement with Oak Street Funding LLC (“Oak Street”) whereby ABC borrowed $4,128,000 from Oak Street under a Term Loan. The Term Loan is secured by certain assets of the Company. The borrowing rate under the Facility is a variable rate equal to Prime + 2.00% and matures 10 years from the closing date.

F-29

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Notes to the Consolidated Financial Statements and Predecessor Combined Financial Statements

For the year ended December 31, 2019, the Company incurred debt issuance costs associated with the Term Loan in the amount of $94,105, which were deferred and are amortized to interest expense over the length of the Term Loan. The proceeds of the term loan were to be used for the purpose of acquiring ABC.

Oak Street Funding LLC – Senior Secured Amortizing Credit Facility (“Facility”)

On December 7, 2018, CCS entered into a Facility with Oak Street whereby CCS borrowed $1,025,000 from Oak Street under a senior secured amortizing credit facility. The borrowing rate under the Facility is a variable rate equal to Prime +1.50% and matures 10 years from the closing date. For the period from August 1, 2018 to December 31, 2018, the Company incurred debt issuance costs associated with the Facility in the amount of $25,506, which were deferred and are amortized over the length of the Facility. The proceeds of the term loan were to be used for the purpose of acquiring CSIA.

Aggregated cumulative maturities of long-term obligations (including the Term Loan and the Facility), excluding deferred financing costs, as of December 31, 2019 are:

Years ending December 31,	Maturities of Long-Term Debt
2020	$1,010,570
2021	1,010,570
2022	1,010,570
2023	1,010,570
2024	1,010,570
Thereafter	4,228,674
Total	$9,281,525

As of December 31, 2019, the Company was not in compliance with a covenant due to start up initiatives that were funded by Reliance Holdings. The Company received a waiver of default from Oak Street Funding LLC.

NOTE 9. SIGNIFICANT CUSTOMERS

Carriers representing 10% or more of total revenue are presented in the table below:

Insurance Carrier	December 31, 2019	December 31, 2018
BlueCross BlueShield	26.2%	39.5%
Priority Health	19.7%	44.2%

No other single insurance carrier accounted for more than 10% of the Company’s commission revenues. The loss of any significant customer, including Priority Health and BCBS, could have a material adverse effect on the Company.

NOTE 10. EQUITY

Preferred Stock - Successor

The Company has been authorized to issue 750,000,000 shares of $0.086 par value Preferred Stock. The Board of Directors is expressly vested with the authority to divide any or all of the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of each series so established, within certain guidelines established in the Articles of Incorporation.

F-30

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Notes to the Consolidated Financial Statements and Predecessor Combined Financial Statements

As of December 31, 2019, and 2018, there were 395,640 and 466,667 shares of Series A Convertible Preferred Stock issued and outstanding, respectively. Each share of Series A Convertible Preferred Stock shall have ten (10) votes per share and may be converted into ten (10) shares of $0.086 par value common stock. The holders of the Series A Convertible Preferred Stock shall be entitled to receive, when, if and as declared by the Board, out of funds legally available therefore, cumulative dividends payable in cash. The annual interest rate at which cumulative preferred dividends will accrue on each share of Series A Convertible Preferred Stock is 0%. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, before any distribution of assets of the Corporation shall be made to or set apart for the holders of the Common Stock and subject and subordinate to the rights of secured creditors of the Company, the holders of Series A Preferred Stock shall receive an amount per share equal to the greater of (i) one dollar ($1.00), adjusted for any recapitalization, stock combinations, stock dividends (whether paid or unpaid), stock options and the like with respect to such shares, plus any accumulated but unpaid dividends (whether or not earned or declared) on the Series A Convertible Preferred Stock, and (ii) the amount such holder would have received if such holder has converted its shares of Series A Convertible Preferred Stock to common stock, subject to but immediately prior to such liquidation.

Common Stock - Successor

The Company has been authorized to issue 2,000,000,000 shares of common stock, $0.086 par value. Each share of issued and outstanding common stock shall entitle the holder thereof to fully participate in all shareholder meetings, to cast one vote on each matter with respect to which shareholders have the right to vote, and to share ratably in all dividends and other distributions declared and paid with respect to common stock, as well as in the net assets of the corporation upon liquidation or dissolution.

In October 2018, Reliance Global Holdings, LLC transferred 76,823 shares of the Company’s common stock at a price of $0.07 per share to a non-employee of the Company for legal services provided to the Company. In November 2018, the Company issued 191,333 shares of common stock as part of the transaction discussed in Note 4.

In November 2018, Reliance Global Holdings, LLC, a related party, converted 116,667 shares of Series A Convertible Preferred Stock into 1,166,667 shares of common stock.

In November 2018, Reliance Global Holdings, LLC, a related party, transferred 5,833 shares of the Company’s common stock at a price of $0.1799 per share to an employee of the Company. The transaction was accounted for as share based compensation and the Company recognized $89,950 of share-based compensation.

In November 2018, 26,903 shares of the Company’s common stock were transferred to EMA Financial LLC (“EMA”). The transfer was the result of an obligation of Ethos prior to the recapitalization (see Note 4). The Company contested this transfer as it was represented that the obligation was settled prior to the recapitalization. Subsequently, on May 24, 2019, the Company entered into a Confidential Settlement Agreement and General Release to settle its dispute with EMA. Under the terms of this settlement agreement the Company agreed to allow EMA to retain 20,177 shares of the Company’s common stock in which the Company received 6,726 of the Company’s common stock back which was subsequently cancelled. At the date of the transfer the Company’s common stock was valued at $15.21 based on its closing price. Accordingly, the Company recorded a settlement charge of $306,981 based upon the common stock retained by EMA.

In January 2019, Reliance Global Holdings, LLC, a related party, converted 63,995 shares of Series A Convertible Preferred Stock into 639,955 shares of common stock.

In February 2019, Reliance Global Holdings, LLC, a related party, converted 3,711 shares of Series A Convertible Preferred Stock into 37,113 shares of common stock.

F-31

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Notes to the Consolidated Financial Statements and Predecessor Combined Financial Statements

In May 2019, the Company was to issue 33,201 shares of common stock to the members of Fortman Insurance Agency, LLC as a result of the FIS Acquisition (see Note 4). In September 2019, Reliance Global Holdings, LLC, a related party, converted 3,322 shares of Series A Convertible Preferred Stock into 33,201 shares of common stock which were immediately cancelled. The Company then issued 33,201 new shares of common stock to the members of Fortman Insurance Agency, LLC.

On July 22, 2019, the Company entered into a purchase agreement with The Referral Depot, LLC (TRD) to purchase a client referral software created exclusively for the insurance industry. The total purchase price of the software is $250,000 cash and 23,333 restricted common shares of the Company. Per the agreement the Company paid an initial payment of $50,000 at closing and the remaining $200,000 will be paid with forty-eight equal monthly payments commencing on the first anniversary of the effective date, or July 22, 2020. As of December 31, 2019, no shares related to this acquisition have been issued. The Company has recorded the 23,333 shares as common stock issuable as of December 31, 2019.

In September 2019, Reliance Global Holdings, LLC transferred its ownership in SWMT and FIS to the Company in exchange for 173,122 shares of restricted common stock.

In September 2019, the Company issued 138,843 shares of common stock to the former sole shareholder of Altruis Benefits Consulting, Inc. as a result of the ABC Acquisition (see Note 4).

Common Stock – Predecessor

On all matters submitted to stockholders for vote, Employee Benefits Solutions, Inc. and Family Health Advisors, Inc.’s common stockholders are entitled to one vote per share, voting together as a single class, and do not have cumulative voting rights. Upon the occurrence of a liquidation, dissolution or winding-up, the holders of common stock are entitled to share equally in all assets remaining after the payment of any liabilities.

Members’ Equity – Predecessor

Tri Star Benefits, LLC is a Michigan limited liability company. Each member of Tri Star Benefits, LLC is entitled to vote on any matter submitted to a vote. The affirmative vote of a majority of the membership interest of all the members entitled to vote on such matter is required. In the event of the dissolution of Tri Star Benefits, LLC, its assets shall be distributed first to its creditors, to the extent permitted by law, in satisfaction of Tri Star Benefits, LLC’s debts, liabilities, and obligations, including those owed to its members. Thereafter, the assets shall be distributed as a liquidation distribution to the members who have positive capital accounts.

Stock Options

During the year ended December 31, 2019, the Company adopted the Reliance Global Group, Inc. 2019 Equity Incentive Plan (the “Plan”) under which options exercisable for shares of common stock have been or may be granted to employees, directors, consultants, and service providers. A total of 700,000 shares of common stock are reserved for issuance under the Plan. On December 31, 2019, there were 470,167 shares of common stock reserved for future awards under the Plan. The Company issues new shares of common stock from the shares reserved under the Plan upon exercise of options.

The Plan is administered by the Board of Directors (the “Board”). The Board is authorized to select from among eligible employees, directors, and service providers those individuals to whom options are to be granted and to determine the number of shares to be subject to, and the terms and conditions of the options. The Board is also authorized to prescribe, amend, and rescind terms relating to options granted under the Plan. Generally, the interpretation and construction of any provision of the Plan or any options granted hereunder is within the discretion of the Board.

F-32

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Notes to the Consolidated Financial Statements and Predecessor Combined Financial Statements

The Plans provide that options may or may not be Incentive Stock Options (ISOs) within the meaning of Section 422 of the Internal Revenue Code. Only employees of the Company are eligible to receive ISOs, while employees, non-employee directors, consultants, and service providers are eligible to receive options which are not ISOs, i.e., “Non-Statutory Stock Options.” The options granted by the Board in connection with its adoption of the Plan were Non-Statutory Stock Options.

The fair value of each option granted is estimated on the grant date using the Black-Scholes option pricing model or the value of the services provided, whichever is more readily determinable. The Black-Scholes option pricing model takes into account, as of the grant date, the exercise price and expected life of the option, the current price of the underlying stock and its expected volatility, expected dividends on the stock and the risk-free interest rate for the term of the option.

The following is a summary of the stock options granted, forfeited or expired, and exercised under the Plan for the year ended December 31, 2019:

	Options	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Outstanding at December 31, 2018	-	$-	-	-
Granted	229,833	15.43	4.62	-
Forfeited or expired	-	-	-	-
Exercised	-	-	-	-
Outstanding at December 31, 2019	229,833	$15.43	4.62	2,995,640

F-33

The following is a summary of the Company’s non-vested stock options as of December 31, 2019, and changes during the year ended December 31, 2019:

	Options	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Life (Years)
Non-vested at December 31, 2018	-	$-	-
Granted	229,833	15.43	4.62
Vested	(17,500)	17.14	4.21
Forfeited or expired	-	-	-
Non-vested at December 31, 2019	212,333	$15.43	4.30

During the year ended December 31, 2019, the Board approved options to be issued pursuant to the Plan to certain current employees totaling 140,000 shares. These options have been granted with an exercise price equal to the market value of the common stock on the date of grants and have a contractual term of 5 years. The options vest ratably over a 3-year period through August 2022 and remain subject to forfeiture if vesting conditions are not met. Compensation cost is recognized on a straight-line basis over the vesting period or requisite service period.

F-34

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Notes to the Consolidated Financial Statements and Predecessor Combined Financial Statements

During the year ended December 31, 2019, the Board approved options to be issued pursuant to the Plan to consultants totaling 46,667 shares. These options have been granted with an exercise price equal to the market value of the common stock on the date of grants and have a contractual term of 5 years. The options vest ratably over a 3-year period through August 2022 and remain subject to forfeiture if vesting conditions are not met. Compensation cost is recognized on a straight-line basis over the vesting period or requisite service period.

During the year ended December 31, 2019, the Board approved options to be issued pursuant to the Plan to nonemployee directors totaling 8,167 shares. These options have been granted with an exercise price equal to the market value of the common stock on the date of grants and have a contractual term of 5 years. The options vest ratably over a 4-year period through November 2023 and remain subject to forfeiture if vesting conditions are not met. Compensation cost is recognized on a straight-line basis over the vesting period or requisite service period.

During the year ended December 31, 2019, the Board approved options to be issued pursuant to the Plan to a service provider totaling 35,000 shares. These options have been granted with an exercise price equal to the market value of the common stock on the date of grant and have a contractual term of 5 years. One half of these options, or 17,500 shares, vested immediately upon issuance; the other half of these options vest on the one-year anniversary of the grant date, or March 14, 2020, unless the Company deems the services provided to be unhelpful, in which case the second half of the options shall be void. The service period per the agreement was from February 2019 to February 2020. As of December 31, 2019, the Company determined the services were no longer needed, as such no services were provided subsequent to December 31, 2019. The Company deemed the services provided to be helpful and allowed the second half of the options to vest as scheduled. As services were only provided during the year ended December 31, 2019, the full compensation cost associated with these options was recognized during the year.

The Company determined that the options granted had a total fair value of $3,343,861 which will be amortized in future periods through November 2023. During the year ended December 31, 2019, the Company recognized $465,377 of compensation expense relating to the stock options granted to employees, directors, and consultants and $581,999 of compensation expense relating to the stock options granted to service providers. As of December 31, 2019, unrecognized compensation expense totaled $2,296,485 which will be recognized on a straight-line basis over the vesting period or requisite service period through November 2023.

The intrinsic value is calculated as the difference between the market value and the exercise price of the shares on December 31, 2019. The market values as of December 31, 2019 was $0.33 based on the closing bid price for December 31, 2019.

The Company estimated the fair value of each stock option on the grant date using a Black-Scholes option-pricing model. Black-Scholes option-pricing models requires the Company to make predictive assumptions regarding future stock price volatility, recipient exercise behavior, and dividend yield. The Company estimated the future stock price volatility using the historical volatility over the expected term of the option. The expected term of the options was computed by taking the mid-point between the vesting date and expiration date. The following assumptions were used in the Black-Scholes option-pricing model:

Year Ended December 31, 2019
Exercise price	$14.57 - $23.14
Expected term	3.25 to 3.75 years
Risk-free interest rate	1.35% - 2.43%
Estimated volatility	484.51% - 533.64%
Expected dividend	-
Option price at valuation date	$13.71- $23.14

F-35

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Notes to the Consolidated Financial Statements and Predecessor Combined Financial Statements

NOTE 11. EARNINGS (LOSS) PER SHARE

Basic earnings per common share (“EPS”) applicable to common stockholders is computed by dividing earnings applicable to common stockholders by the weighted-average number of common shares outstanding.

The control number for determining whether including potential common stock in the diluted EPS computation would be antidilutive is net income. As a result, if there is a loss from operations, diluted EPS is computed in the same manner as basic EPS is computed. Similarly, if the Company has net income but its preferred dividend adjustment made in computing income available to common stockholders results in a net loss available to common stockholders, diluted EPS would be computed in the same manner as basic EPS. Accordingly, the outstanding Series A Convertible Preferred Stock is considered anti-dilutive in which 33,911,991 and 466,667 were issued and outstanding at December 31, 2019 and 2018, respectively. Series A Convertible Preferred Stock is convertible into common stock on a 10 for 1 basis. The outstanding stock options are considered anti-dilutive in which 229,833 were issued and outstanding at December 31, 2019.

The calculations of basic and diluted EPS, are as follows:

	December 31, 2019	December 31, 2018
Basic and diluted loss per common share:
Net loss	$(3,495,481)	$(1,155,286)
Basic weighted average shares outstanding	2,877,655	2,105,591
Basic and diluted loss per common share:	$(1.66)	$(0.55)

NOTE 12. LEASES

Operating Leases

The Company adopted ASU 2016-02, Leases, effective January 1, 2019. The standard requires a lessee to record a right-of-use asset and a corresponding lease liability at the inception of the lease, initially measured at the present value of the lease payments. As a result, we recorded right-of-use assets aggregating $684,083 as of January 1, 2019, utilizing a discount rate of 7.45%. That amount consists of operating leases on buildings and office space.

ASU 2016-02 requires recognition in the statement of operations of a single lease cost, calculated so that the cost of the lease is allocated over the lease term, generally on a straight-line basis. As of December 31, 2019, the Company reflected accumulated amortization of right of use assets of $114,433 related to these leases, resulting in a net asset balance of $569,650.

In accordance with ASU 2016-02, the right-of-use assets are being amortized over the life of the underlying leases.

As of December 31, 2019, the weighted average remaining lease term for the operating leases is 3.42 years. The weighted average discount rate for the operating leases is 7.45%.

F-36

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Notes to the Consolidated Financial Statements and Predecessor Combined Financial Statements

Future minimum lease payment under these operating leases consisted of the following:

Year ending December 31,	Operating Lease Obligations
2020	$224,096
2021	172,363
2022	144,000
2023	81,000
2024	33,000
Thereafter	-
Total undiscounted operating lease payments	654,459
Less: Imputed interest	78,931
Present value of operating lease liabilities	$575,528

NOTE 13. COMMITMENTS AND CONTINGENCIES

Legal Contingencies

The Company is subject to various legal proceedings and claims, either asserted or unasserted, arising in the ordinary course of business. While the outcome of these claims cannot be predicted with certainty, management does not believe the outcome of any of these matters will have a material adverse effect on our business, financial position, results of operations, or cash flows, and accordingly, no legal contingencies are accrued as of December 31, 2019 and 2018. Litigation relating to the insurance brokerage industry is not uncommon. As such the Company, from time to time have been, subject to such litigation. No assurances can be given with respect to the extent or outcome of any such litigation in the future.

NOTE 14. INCOME TAXES

The provision (benefit) for income taxes consists of the following for the year ended December 31, 2019 and the period from August 1, 2018 through December 31, 2018:

	December 31, 2019	August 1, 2018 to December 31, 2018
Federal	$-	$-
State	-	-
Deferred	-	-
Total	$-	$-

The difference between the actual income tax rate versus the tax computed at the Federal Statutory rate follows:

	December 31, 2019	August 1, 2018 to December 31, 2018
Federal rate	21%	21%
State net of federal	3%	3%
Non-deductible acquired intangible assets	(18)%	0%
Valuation allowance	(6)%	(24)%
Effective income tax rate	0%	0%

F-37

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Notes to the Consolidated Financial Statements and Predecessor Combined Financial Statements

The Company did not have any material uncertain tax positions. The Company’s policy is to recognize interest and penalties accrued related to unrecognized benefits as a component income tax expense (benefit). The Company did not recognize any interest or penalties, nor did it have any interest or penalties accrued as of December 31, 2019 and 2018.

Deferred income tax assets and (liabilities) consist of the following:

	December 31, 2019	December 31, 2018
Deferred tax assets
Net operating loss carryforward	$1,013,793	$351,114
Other	3	2,833
Total deferred tax assets	1,013,796	353,947
Valuation allowance	(559,175)	(353,947)
Net deferred tax assets	454,621	-

Deferred tax liabilities
Goodwill and intangibles	$(454,621)	$-
Other	-	-
Total deferred tax liabilities	(454,621)	-

Net deferred taxes	$-	$-

The Company has not recognized a deferred tax asset and corresponding increase in the valuation allowance for the deductible temporary difference resulting from its stock-based compensation expense because the timing of the recognition of the tax deduction will be absorbed into the net operating loss carryforward.

The Company has approximately $4,277,000 of Federal Net Operating Loss Carry forwards, of which $1.3 million will begin to expire beginning 2031 and $3 million will not expire but are limited to use of 80% of current year taxable income.

The Company has approximately $4,277,000 of state net operation loss carry forward to offset future taxable income in the states in which it currently operates.

Internal Revenue Code Section 382 limits the ability to utilize net operating losses if a 50% change in ownership occurs over a three-year period. Such limitation of the net operating losses may have occurred, but we have not analyzed it at this time as the deferred tax asset is fully reserved. On March 27, 2020, the US government signed the Coronavirus Aid, Relief and Economic Security (CARES) Act into law, a $2 trillion relief package to provide support to individuals, businesses and government organizations during the COVID-19 pandemic. The income tax provisions contained in the CARES Act are not likely to have an impact for the Company.

The Tax Cuts and Jobs Act (the Act) was enacted on December 22, 2017. The Act reduces the US federal corporate tax rate from 35% to 21% and requires the Company to re-measure certain deferred tax assets and liabilities based on the rates at which they are anticipated to reverse in the future, which is generally 21%. The Company adopted the new rate as it relates to the calculations of deferred tax amounts as of January 1, 2018.

During the year ended December 31, 2019, the valuation allowance increased $207,967.

The tax period ending December 31, 2018 is open for examination.

F-38

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Notes to the Consolidated Financial Statements and Predecessor Combined Financial Statements

NOTE 15. RELATED PARTY TRANSACTIONS

Successor

The Company has entered into a Loan Agreement with Reliance Global Holdings, LLC, a related party under common control. There is no term to the loan, and it bears no interest. Repayment will be made as the Company has business cash flows. The proceeds from the various loans were utilized to fund the USBA Acquisition, the EBS Acquisition, CCS Acquisition, SWMT Acquisition, FIS Acquisition, and ABC Acquisition.

As of December 31, 2019, and the 2018 the related party loan payable was $3,311,844 and $962,325 respectively.

Reliance Holdings provided $300,981 for funding of the USBA Acquisition and paid $83,162 in transaction costs on behalf of the Company.

Reliance Holdings provided $160,523 for funding the EBS Acquisition and paid $44,353 in transaction costs on behalf of the Company.

The CCS Acquisition, Reliance Holdings provided $242,484 for funding of the acquisition and paid $113,247 in transaction costs on behalf of the Company. Included in the funding this acquisition is the balance of the purchase price, having a value of $120,000, that is to be paid in the form 8,889 shares of common stock in the Company. The Closing Shares are to be transferred from the shares owned by Reliance Holdings and were transferred subsequent to December 31, 2018; and as a result, is a component of Loans payables, related parties on the accompanying Consolidated Balance Sheets.

Reliance Global Holdings, LLC provided $335,169 for funding of the SWMT Acquisition and paid $122,660 in transaction costs on behalf of the Company.

Reliance Global Holdings, LLC provided $779,099 for funding of the FIS Acquisition and paid $63,663 in transaction costs on behalf of the Company.

Reliance Global Holdings, LLC provided $1,378,961 for funding of the ABC Acquisition.

Reliance Global Holdings, LLC provided $50,000 for funding of the purchase of software from The Referral Depot, LLC.

In October 2019, the Company began sharing leased office space with Reliance Global Holdings, LLC. Reliance Global Holdings, LLC leases the office space from an unrelated third party and is the only lessee listed per the lease agreement. Both Reliance Global Holdings, LLC and the Company each pay 50% of the monthly rent payments. As the Company is not legally obligated to make payments on the lease, this is treated as a month-to-month expense. For the year ended December 31, 2019, the Company’s paid $16,153 towards the lease and recorded as rent expense in the Statement of Operations.

At December 31, 2019 and 2018, Reliance Holdings owned approximately 32% and 57%, respectively, of the common stock of the Company.

F-39

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Notes to the Consolidated Financial Statements and Predecessor Combined Financial Statements

Predecessor

As of December 31, 2017, Family Health Advisors, Inc. has a note receivable from a stockholder of Family Health Advisors, Inc. and Employee Benefits Solutions, Inc., in the amount of $570. This loan bears no interest and has no repayment terms.

As of December 31, 2017, Employee Benefits Solutions, Inc. has a note payable to a stockholder in the amount of $31,943. This loan bears no interest and has no repayment terms.

During the year ended December 31, 2017, $5,000 of a note receivable was forgiven and treated as a distribution to a stockholder.

As of December 31, 2017, Family Health Advisors, Inc. paid Employee Benefits Solutions, Inc. $4,125 for their portion of rent at the office space leased by Employee Benefits Solutions, Inc.

Family Health Advisors, Inc. collects commissions as general agent and paid commissions to Employee Benefits Solutions, Inc. for their services. During the year ended December 31, 2017, Family Health Advisors, Inc. paid Employee Benefits Solutions, Inc. $35,009 in commissions. These transactions have been eliminated in the combination.

NOTE 16. SUBSEQUENT EVENTS

On February 19, 2020, the Company entered into a securities purchase agreement with NSURE, Inc. (“NSURE”) whereas the Company may invest up to an aggregate of $20,000,000 in NSURE which will be funded with three tranches. In exchange, the Company will receive a total of 5,837,462 shares of NSURE’s Class A Common Stock, which represents 35% of the outstanding shares. The first tranche of $1,000,000 was paid immediately upon execution of the agreement. As a result of the first tranche, the Company received 291,873 shares of NSURE’s Class A Common Stock. The second tranche of $3,000,000 and third tranche of $16,000,000 are not due until a later date in 2020. The Company will use the cost method of acquisition for the initial recognition of this investment. Once the Company determines that it can exercise significant influence over NSURE, it will begin to account for its investment under the equity method.

In February 2020, the Company issued 46,667 shares of common stock to a third-party individual for the purpose of raising capital to fund the Company’s investment in NSURE, Inc. The Company received proceeds of $1,000,000 for the issuance of these common shares.

On March 23, 2020, the Company granted 23,333 options exercisable for shares of common stock to an employee. The options have an exercise price of $33.43 and expire on March 23, 2025. The options vest ratably over a 4-year period through February 2024 and remain subject to forfeiture if vesting conditions are not met.

Coronavirus (COVID-19) Impact

The spread of the coronavirus (COVID-19) outbreak in the United States has resulted in economic uncertainties which may negatively impact the Company’s business operations. While the disruption is expected to be temporary, there is uncertainty surrounding the duration and extent of the impact. The impact of the coronavirus outbreak on the financial statements cannot be reasonably estimated at this time.

Adverse events such as health-related concerns about working in our offices, the inability to travel and other matters affecting the general work environment could harm our business and our business strategy. While we do not anticipate any material impact to our business operations as a result of the coronavirus, in the event of a major disruption caused by the outbreak of pandemic diseases such as coronavirus, we may lose the service of our employees or experience system interruptions, which could lead to diminishment of our business operations. Any of the foregoing could harm our business and delay the implementation of our business strategy and we cannot anticipate all the ways in which the current global health crisis and financial market conditions could adversely impact our business.

Management is actively monitoring the global situation on its financial condition, liquidity, operations, industry and workforce. Given the daily evolution of the coronavirus and the global responses to curb its spread, the Company is not able to estimate the effects of the coronavirus on its results of operations, financial condition or liquidity for fiscal year 2020.

NOTE 17. REVERSE SPLIT

Pursuant to authority granted by the Board of Directors of the Company, the Company implemented a 1-for-85.71 reverse split of the Company’s issued and outstanding common stock simultaneously with its up listing to the Nasdaq Capital Market (the “Reverse Split”). The number of authorized shares remains unchanged. All share and per share information has been retroactively adjusted to reflect the Reverse Split for all periods presented, unless otherwise indicated.

F-40

Reliance Global Group, Inc.

And Subsidiaries

Condensed Consolidated Balance Sheets as of September 30, 2020 and December 31, 2019 (Unaudited)

Condensed Consolidated Statements of Operations for the three and nine months ended September 30, 2020 and 2019, Statements of Stockholders’ Equity, and Statements of Cash Flows for the nine months ended September 30, 2020 and 2019 (Unaudited)

F-41

Reliance Global Group, Inc. and Subsidiaries

F-42

RELIANCE GLOBAL GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash	$13,282	$6,703
Restricted cash	488,289	484,882
Accounts receivable	57,523	103,822
Accounts receivable, related parties	-	7,131
Note receivables	3,825	3,825
Other receivables	2,013	8,284
Prepaid expense and other current assets	38,081	32,309
Total current assets	603,013	646,956
Property and equipment, net	418,457	592,251
Right-of-use asset	487,595	569,650
Investment in NSURE, Inc.	1,350,000	-
Intangibles, net	5,965,408	6,633,584
Goodwill	9,265,070	8,548,608
Other non-current assets	203,680	1,984
Total assets	$18,293,223	$16,993,033
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$361,697	$153,226
Loans payable	143,957	19,401
Current portion of loans payables, related parties	4,813,252	3,311,844
Other payables	53,252	8,351
Current portion of long-term debt	963,450	1,010,570
Current portion of leases payable	215,833	164,367
Total current liabilities	6,551,441	4,667,759

Loan payables, related parties, less current portion	140,016	150,786
Loans payable, less current portion	379,341	-
Long term debt, less current portion	8,090,062	8,270,955
Leases payable, less current portion	277,955	411,159
Earn-out liability	2,631,418	2,850,050
Total liabilities	18,070,233	16,350,709

Stockholders’ and members’ equity:
Preferred stock, $0.086 par value; 750,000,000 shares authorized and 395,640 issued and outstanding as of September 30, 2020 and December 31, 2019	33,912	33,912
Common stock, $0.086 par value; 2,000,000,000 shares authorized and 4,241,028 and 4,115,330 issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	363,517	352,743
Common stock issuable	822,116	822,116
Additional paid-in capital	11,136,499	8,216,829
Accumulated deficit	(12,133,054)	(8,783,276)
Total stockholders’ equity	222,990	642,324
Total liabilities and stockholders’ equity	$18,293,223	$16,993,033

See accompanying notes to Condensed Consolidated Financial Statements.

F-43

RELIANCE GLOBAL GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
REVENUE
Commission income	$1,680,043	$1,327,290	$5,326,375	$2,710,376
Total revenue	1,680,043	1,327,290	5,326,375	2,710,376

OPERATING EXPENSES
Commission expense	399,322	182,092	1,178,806	416,763
Salaries and wages	883,884	632,792	2,620,380	1,501,198
General and administrative expenses	1,116,907	725,573	3,320,779	1,793,292
Marketing and advertising	27,212	43,856	128,471	121,105
Depreciation and amortization	344,888	269,445	1,003,070	404,995
Total operating expenses	2,772,213	1,853,758	8,251,506	4,237,353

Loss from operations	(1,092,170)	(526,468)	(2,925,131)	(1,526,977)

Other expense, net	(139,397)	(105,386)	(424,647)	(207,838)

	(139,397)	(105,386)	(424,647)	(207,838)

Net loss	$(1,231,567)	$(631,854)	$(3,349,778)	$(1,734,815)

Basic and diluted loss per share	$(0.30)	$(0.17)	$(0.80)	$(0.46)
Weighted average number of shares outstanding	4,162,098	3,818,220	4,164,281	3,739,263

See accompanying notes to Condensed Consolidated Financial Statements.

F-44

RELIANCE GLOBAL GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Unaudited)

	Reliance Global Group, Inc.
	Preferred stock		Common stock		Common stock issuable		Additional paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	capital	Deficit	Total

Balance, December 31, 2019	395,640	$33,912	4,115,330	$352,743	51,042	$822,116	$8,216,829	$(8,783,276)	$642,324

Shares issued pursuant to investment in NSURE, Inc.	-	-	46,667	4,000	-	-	996,000	-	1,000,000

Share based compensation	-	-	-	-	-	-	1,063,777	-	1,063,777

Common Stock Issued due to Stock Purchase Agreement	-	-	31,111	2,667	-	-	197,333	-	200,000

Common Stock issued due to Earnout Agreement	-	-	21,875	1,875	-	-	298,125	-	300,000

Common stock issuable related to UIS business acquisition	-	-	17,943	1,538	-	-	198,462	-	200,000

Shares issued upon termination of employee	-	-	8,102	694	-	-	165,973	-	166,667

Net loss	-	-	-	-	-	-	-	(3,349,778)	(3,349,778)

Balance, September 30, 2020	395,640	$33,912	4,241,028	$363,517	51,042	$822,116	$11,136,499	$(12,133,054)	$222,990

	Reliance Global Group, Inc.
	Preferred stock		Common stock		Common stock issuable		Additional paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	capital	Deficit	Total

Balance, December 31, 2018	466,667	$40,000	3,099,823	$265,699	-	$-	$4,682,045	$(5,287,795)	$(300,051)

Conversion of preferred stock	(71,027)	(6,088)	710,268	60,880	-	-	(54,792)	-	-

Shares cancelled pursuant to issuance of common stock for business acquisition	-	-	(6,726)	(576)	-	-	576	-	-

Share based compensation	-	-	-	-	-	-	581,999	-	581,999

Shares issued to Reliance Global Holdings, LLC, related party, for transfer of ownership of SWMT and FIS	-	-	173,122	14,839	-	-	(14,839)	-	-

Common stock issuable related to software purchase	-	-	-	-	23,333	482,116	-	-	482,116

Common stock issuable related to business acquisition	-	-	-	-	27,709	340,000	-	-	340,000

Shares cancelled pursuant to issuance of common stock for business acquisition	-	-	(33,201)	(2,846)	-	-	2,846	-	-

Shares issued pursuant to business acquisitions	-	-	172,044	14,747	-	-	2,553,617	-	2,568,364

Net loss	-	-	-	-	-	-	-	(1,734,815)	(1,734,815)

Balance, September 30, 2019	395,640	$33,912	4,115,330	$352,743	51,042	$822,116	$7,751,452	$(7,022,610)	$1,937,613

See accompanying notes to Condensed Consolidated Financial Statements.

F-45

RELIANCE GLOBAL GROUP, INC. AND SUBSIDIATIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine months ended September 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,349,778)	$(1,734,815)
Adjustment to reconcile net income to net cash used in operating activities:
Depreciation and amortization	1,003,070	411,180
Amortization of debt issuance costs and accretion of debt discount	17,165	-
Non-cash lease expense	317	-
Stock compensation expense	1,063,777	581,999
Common stock issuable	-	822,116
Shares issued pursuant to earn-out agreement	(300,000)	-
Change in operating assets and liabilities:
Accounts payables and other accrued liabilities	208,471	(52,836)
Accounts receivable	46,299	(132,047)
Accounts receivable, related parties	7,131	-
Other receivables	6,271	21,354
Other payables	44,901	6,799
Other non-current assets	(195,924)	1,316
Prepaid expense and other current assets	(5,772)	(40,809)
Net cash used in operating activities	(1,454,072)	(115,743)

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in NSURE, Inc.	(1,350,000)	-
Earn-out liability		(11,317,240)
Acquisition of business, net of cash acquired	(650,114)
Purchase of property and equipment	-	(562,327)
Net cash used in investing activities	(2,000,114)	(11,879,567)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings of debt	-	7,912,000
Principal repayments of debt	(245,178)	(232,359)
Proceeds from PPP loan	673,700	-
Principal repayments of PPP loan	(165,000)	-
Loans acquired through acquisitions, related parties	-	19,401
Proceeds from loans payable, related parties	1,651,815	3,363,457
Payments of loans payable, related parties	(165,980)	(1,175,317)
Issuance of common stock for acquisitions	1,866,667	2,568,364
Net cash provided by financing activities	3,616,024	12,455,546

Net increase in cash and restricted cash	161,838	460,236
Cash and restricted cash at beginning of year	491,585	101,206
Cash and restricted cash at end of year	$653,423	$561,442

SUPPLEMENTAL DISCLOSURE OF CASH AND NON-CASH TRANSACTIONS:
Conversion of preferred stock into common stock	$-	$6,088
Cash paid for interest	$123,345	$90,580
Acquisition of lease asset and liability	$133,204	$461,504
Cancellation of common stock shares pursuant to settlement agreement	$-	$576

See accompanying notes to Condensed Consolidated Financial Statements.

F-46

Reliance Global Group, Inc. and Subsidiaries

NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Reliance Global Group, Inc. (formerly known as Ethos Media Network, Inc.) (“RELI”, “Reliance”, or the “Company”) was incorporated in Florida on August 2, 2013. In September 2018, Reliance Global Holdings, LLC (“Reliance Holdings”, or “Parent Company”), a related party acquired control of the Company. Ethos Media Network, Inc. was then renamed on October 18, 2018.

On August 1, 2018, a related party to Reliance Holdings, US Benefits Alliance, LLC (“USBA”) acquired certain properties and assets of the insurance businesses of Family Health Advisors, Inc. and Tri Star Benefits, LLC (the “USBA Transaction”). Also, on August 1, 2018, Employee Benefits, Solutions, LLC, (“EBS”), related party, acquired certain properties and assets of the insurance business of Employee Benefit Solutions, Inc. (the “EBS Transaction”, and, together with USBA Transaction, the “Common Control Transactions”).

On October 24, 2018, a related party of the Company, entered into a purchase agreement to sell assign, and convey membership interest and all other property rights in EBS and USBA to Reliance.

USBA is a general agent for various insurance companies and earns override commissions on business placed by other “downstream” agencies. EBS is a retail broker with its revenues mainly sourced from independent contractor brokers.

On December 1, 2018, Commercial Coverage Solutions, LLC (“CCS”), a wholly owned subsidiary of Reliance, acquired Commercial Solutions of Insurance Agency, LLC. CCS is a property and casualty insurance agency that specializes in commercial trucking and transportation insurance.

On April 1, 2019, Southwestern Montana Insurance Center, LLC (“SWMT”), a wholly owned subsidiary of Reliance Holdings, acquired Southwestern Montana Financial Center, Inc. (See Note 3). SWMT is an insurance services firm which specializes in providing personal and commercial lines of insurance.

On May 1, 2019, Fortman Insurance Services, LLC (“FIS”), a wholly owned subsidiary of Reliance Holdings, acquired Fortman Insurance Agency, LLC (See Note 3). FIS is an insurance services firm which specializes in providing personal and commercial lines of insurance.

On September 1, 2019, the Company acquired Altruis Benefits Consulting, Inc. (“ABC”). ABC is an insurance agency and employee benefits provider (See Note 3).

On August 17, 2020, the Company acquired UIS Agency, Inc. (“UIS”). UIS is an insurance agency and employee benefits provider (See Note 3).

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). In our opinion, the accompanying unaudited interim condensed consolidated financial statements include all adjustments, consisting of normal recurring adjustments, which are necessary to present fairly our financial position, results of operations, and cash flows. The consolidated balance sheet at December 31, 2019, has been derived from audited financial statements of that date. The unaudited interim consolidated results of operations are not necessarily indicative of the results that may occur for the full fiscal year. The Company believes that the disclosures provided herein are adequate to make the information presented not misleading when these unaudited interim condensed consolidated financial statements are read in conjunction with the audited financial statements and notes previously distributed in our audited consolidated financial statements for the year ended December 31, 2019.

The unaudited interim condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. Intercompany transactions and balances have been eliminated upon consolidation.

Liquidity

The Company has incurred losses of $3,349,778 for the nine months ended September 30, 2020. At September 30, 2020, the Company had a working capital deficiency of approximately $5,948,000. In 2019, the Company acquired three additional agencies to grow the company and improve profitability. Since these acquisitions are recent, management’s plans to achieve operational efficiencies and reduce expenses will be implemented and enable the Company to continue to meet its obligations for at least the next twelve months. On July 1, 2020, the Company entered into an agreement to provide additional lines of insurance to small business groups. These additional lines of insurance will provide revenue expansion opportunities and allows the Company to access an even larger insurance market. Additionally, management is planning to raise additional financing through an equity offering, although, there can be no assurance that additional equity financing will be available on terms acceptable to the company or at all. Reliance Holdings has also agreed to support the Company if required and management believes that the related party holding the loan to related party discussed above will forebear on any amounts due should the Company be unable to fulfill its payment obligations under the loan agreement.

The spread of the coronavirus (COVID-19) outbreak in the United States has resulted in economic uncertainties which may negatively impact the Company’s business operations. While the disruption is expected to be temporary, there is uncertainty surrounding the duration and extent of the impact. Currently the Company has not seen any material financial impact as a result of the coronavirus outbreak. However, management is actively monitoring the global situation on its financial condition, liquidity, operations, industry and workforce.

Adverse events such as health-related concerns about working in our offices, the inability to travel and other matters affecting the general work environment could harm our business and our business strategy. While we do not anticipate any material impact to our business operations as a result of the coronavirus, in the event of a major disruption caused by the outbreak of pandemic diseases such as coronavirus, we may lose the services of our employees or experience system interruptions, which could lead to diminishment of our business operations. Any of the foregoing could harm our business and delay the implementation of our business strategy and we cannot anticipate all the ways in which the current global health crisis and financial market conditions could adversely impact our business.

F-47

Use of Estimates

The preparation of unaudited condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures in the condensed consolidated financial statements and accompanying notes. Management bases its estimates on historical experience and on assumptions believed to be reasonable under the circumstances. Actual results could differ materially from those estimates.

Cash

Cash consists of checking accounts. The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Restricted Cash

Restricted cash includes cash pledged as collateral to secure obligations and/or all cash whose use is otherwise limited by contractual provisions.

The reconciliation of cash and restricted cash reported within the applicable balance sheet that sum to the total of the same such amounts shown in the statement of cash flows is as follows:

	September 30, 2020	September 30, 2019
Cash	$13,282	$61,301
Restricted cash	488,289	500,141
Total cash and restricted cash	$501,571	$561,442

Property and Equipment

Property and equipment are stated at cost. Depreciation, including for assets acquired under capital leases, is recorded over the shorter of the estimated useful life or the lease term of the applicable assets using the straight-line method beginning on the date an asset is placed in service. The Company regularly evaluates the estimated remaining useful lives of the Company’s property and equipment to determine whether events or changes in circumstances warrant a revision to the remaining period of depreciation. Maintenance and repairs are charged to expense as incurred.

Useful Life (in years)
Computer equipment and software	5
Office equipment and furniture	7
Leasehold improvements	Shorter of the useful life or the lease term
Software	3

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The accounting guidance includes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The three levels of the fair value hierarchy are as follows:

Level 1 — Unadjusted quoted prices for identical assets or liabilities in active markets;

Level 2 — Inputs other than quoted prices in active markets for identical assets and liabilities that are observable either directly or indirectly for substantially the full term of the asset or liability; and

Level 3 — Unobservable inputs for the asset or liability, which include management’s own assumption about the assumptions market participants would use in pricing the asset or liability, including assumptions about risk.

The Company’s balance sheet includes certain financial instruments, including cash, notes receivables, accounts payable, notes payables and short and long-term debt. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization. The carrying amounts of long-term debt approximate their fair value as the variable interest rates are based on the market index.

Deferred Financing Costs

The Company has recorded deferred financing costs as a result of fees incurred by the Company in conjunction with its debt financing activities. These costs are amortized to interest expense using the straight-line method which approximates the interest rate method over the term of the related debt. As of September 30, 2020, and December 31, 2019, unamortized deferred financing costs were $157,034, and $178,727, respectively and are netted against the related debt.

F-48

Business Combinations

The Company accounts for its business combinations using the acquisition method of accounting. Under the acquisition method, the assets acquired, the liabilities assumed, and the consideration transferred are recorded at the date of acquisition at their respective fair values. Definite-lived intangible assets are amortized over the expected life of the asset. Any excess of the purchase price over the estimated fair values of the net assets acquired is recorded as goodwill.

Goodwill represents the excess purchase price over the fair value of the tangible net assets and intangible assets acquired in a business combination. Acquisition-related expenses are recognized separately from business combinations and are expensed as incurred. If the business combination provides for contingent consideration, the Company records the contingent consideration at fair value at the acquisition date. Changes in fair value of contingent consideration resulting from events after the acquisition date, such as earn-outs, are recognized as follows: 1) if the contingent consideration is classified as equity, the contingent consideration is not re-measured and its subsequent settlement is accounted for within equity, or 2) if the contingent consideration is classified as a liability, the changes in fair value are recognized in earnings.

Identifiable Intangible Assets, net

Finite-lived intangible assets such as customer relationships assets, trademarks and tradenames are amortized over their estimated useful lives, generally on a straight-line basis for periods ranging from 3 to 20 years. Finite-lived intangible assets are reviewed for impairment or obsolescence whenever events or circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability of intangible assets is measured by a comparison of the carrying amount of the asset to the future undiscounted net cash flows expected to be generated by that asset. If the asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the estimated fair value. No impairment was recognized during the periods presented.

Goodwill and other indefinite-lived intangibles

The Company records goodwill when the purchase price of a business acquisition exceeds the estimated fair value of net identified tangible and intangible assets acquired. Goodwill is assigned to a reporting unit on the acquisition date and tested for impairment at least annually, or more frequently when events or changes in circumstances indicate that the fair value of a reporting unit has more likely than not declined below its carrying value. Similarly, indefinite-lived intangible assets other than goodwill, such as trade names, are tested annually or more frequently if indicated, for impairment. If impaired, intangible assets are written down to fair value based on the expected discounted cash flows. During the nine months ended September 30, 2020 and 2019, the Company recorded no impairment of goodwill.

F-49

Revenue Recognition

The Company’s revenue is primarily comprised of commission paid by health insurance carriers related to insurance plans that have been purchased by a member who used the Company’s service. The Company defines a member as an individual currently covered by an insurance plan, including individual and family, Medicare-related, small business and ancillary plans, for which the Company are entitled to receive compensation from an insurance carrier.

The following table disaggregates the Company’s revenue by line of business:

Nine months ended September 30, 2020	Medical	Life	Property and Casualty	Total
Regular	$4,541,844	$24,262	$700,527	$5,266,633
Contingent	-	-	26,536	26,536
Bonus	-	-	33,206	33,206

Nine months ended September 30, 2019	Medical	Life	Property and Casualty	Total
Regular	$2,070,154	$88,678	$547,539	$2,706,371
Contingent	-	-	-	-
Bonus	4,005.00	-	-	4,005

Three months ended September 30, 2020	Medical	Life	P&C	Total
Regular	$1,441,784	$26,260	$211,999	$1,680,043
Contingent	-	-	-	-
Bonus	-	-	-	-

Three months ended September 30, 2019	Medical	Life	P&C	Total
Regular	$1,043,531	$29,144	$254,615	$1,327,290
Contingent	-	-	-	-
Bonus	-	-	-	-

The core principle of ASC 606 is to recognize revenue upon the transfer of promised goods or services to customers in an amount that reflects the consideration the entity expects to be entitled to in exchange for those goods or services. Accordingly, we recognize revenue for our services in accordance with the following five steps outlined in ASC 606:

Identification of the contract, or contracts, with a customer. A contract with a customer exists when (i) we enter into an enforceable contract with a customer that defines each party’s rights regarding the goods or services to be transferred and identifies the payment terms related to these goods or services, (ii) the contract has commercial substance, and (iii) we determine that collection of substantially all consideration for goods or services that are transferred is probable based on the customer’s intent and ability to pay the promised consideration.

Identification of the performance obligations in the contract. Performance obligations promised in a contract are identified based on the goods or services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the goods or service either on its own or together with other resources that are readily available from third parties or from us, and are distinct in the context of the contract, whereby the transfer of the goods or services is separately identifiable from other promises in the contract.

Determination of the transaction price. The transaction price is determined based on the consideration to which we will be entitled in exchange for transferring goods or services to the customer.

Allocation of the transaction price to the performance obligations in the contract. If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative standalone selling price basis.

Recognition of revenue when, or as, the Company satisfies a performance obligation. The Company satisfies performance obligations either over time or at a point in time, as discussed in further detail below. Revenue is recognized at the time the related performance obligation is satisfied by transferring the promised good or service to the customer.

F-50

For individual and family, Medicare supplement, small business and ancillary plans, the Company’s compensation is generally a percentage of the premium amount collected by the carrier during the period that a member maintains coverage under a plan (commissions) and, to a lesser extent, override commissions that health insurance carriers pay the Company for achieving certain objectives. Premium-based commissions are reported to the Company after the premiums are collected by the carrier, generally on a monthly basis. The Company generally continues to receive the commission payment from the relevant insurance carrier until the health insurance plan is cancelled or the Company otherwise does not remain the agent on the policy. The Company recognizes commission revenue for individual and family, Medicare Supplement, small business and ancillary plans when premiums are effective. The Company determines that there is persuasive evidence of an arrangement when the Company has a commission agreement with a health insurance carrier, a carrier reports to the Company that it has approved an application submitted through the Company’s platform, and the applicant starts making payments on the plan. The Company’s services are complete when a carrier has approved an application. The seller’s price is fixed or determinable and collectability is reasonably assured when commission amounts have been reported to the Company by a carrier.

Commission revenue from insurance distribution and brokerage operations is recognized when all placement services have been provided, protection is afforded under the insurance policy, and the premium is known or can be reasonably estimated and is billable. In general, two types of billing practices occur as part of our agency contracts, which is direct bill and agency bill.  In direct bill scenarios, the insurance carriers that underwrite the insurance policies directly bill and collect the premium for the policy without any involvement from the Company.  Upon collection, a commission is then remitted from the insurance carrier to the Company.  These commissions have not met the criteria for revenue recognition until the Company receives the commissions, as the Company does not have insight into policy acceptance and premium collections until the commission is received from the insurance carrier, representing that the insurance policy has been bound and therefore commissions have been earned by the Company.  The second billing practice where the Company bills the policy holder and collects the premiums (“Agency Bill”) provides greater transparency by the Company into the acceptance of the policy and premium collection.  As part of the Agency Bill process, the Company can, at times, net its commissions out of the premiums to be sent to the insurance carriers.  For Agency Bill customers, the revenue recognition criteria are considered met when the Agency receives the premiums from the policy holder, with an allowance established against the revenue for policies that may not be bound by the insurance companies.

All commission revenue is recorded net of any deductions for estimated commission adjustments due to lapses, policy cancellations, and revisions in coverage.

Insurance commissions earned from carriers for life insurance products are recorded gross of amounts due to agents, with a corresponding commission expense for downstream agent commissions being recorded as commission expense within the condensed consolidated statements of operations.

The Company earns additional revenue including contingent commissions, profit-sharing, override and bonuses based on meeting certain revenue or profit targets established periodically by the carriers (collectively the Contingent Commissions). The Contingent Commissions are earned when the Company achieves the targets established by the insurance carries. The insurance carriers notify the company when it has achieved the target. The Company only recognizes revenue to the extent that it is probable that a significant reversal of the revenue will not occur.

General and Administrative

General and administrative expenses primarily consist of personnel costs for the Company’s administrative functions, professional service fees, office rent, all employee travel expenses, and other general costs.

F-51

Marketing and Advertising

The Company’s direct channel expenses primarily consist of costs for e-mail marketing and newspaper advertisements. The Company’s online advertising channel expense primarily consist of social media ads. Advertising costs for both direct and online channels are expensed as incurred.

Stock-Based Compensation

In June 2018, the FASB issued ASU 2018-07, Improvements to Nonemployee Share-Based Payment Accounting, which simplifies the accounting for share-based payments granted to nonemployees for goods and services. Under the ASU, most of the guidance on such payments to nonemployees would be aligned with the requirements for share-based payments granted to employees. The amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, but no earlier than an entity’s adoption date of Topic 606. This ASU, which the Company adopted as of January 1, 2019, did not have a material effect on the Company’s consolidated financial statements.

Stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as an expense on a straight-line basis over the requisite service period, based on the terms of the awards. The fair value of the stock-based payments to nonemployees that are fully vested and non-forfeitable as at the grant date is measured and recognized at that date, unless there is a contractual term for services in which case such compensation would be amortized over the contractual term. As the Reliance Global Group, Inc. Equity Incentive Plan 2019 was adopted in January of 2019, the Company lacks the historical basis to estimate forfeitures and will recognize forfeitures as they occur.

Leases

The Company is the lessee in a lease contract when the Company obtains the right to use the asset. Operating leases are included in the line items right-of-use asset, lease obligation, current, and lease obligation, long-term in the consolidated balance sheet. Right-of-use (“ROU”) asset represents the Company’s right to use an underlying asset for the lease term and lease obligations represent the Company’s obligations to make lease payments arising from the lease, both of which are recognized based on the present value of the future minimum lease payments over the lease term at the commencement date. Leases with a lease term of 12 months or less at inception are not recorded on the consolidated balance sheet and are expensed on a straight-line basis over the lease term in the condensed consolidated statement of operations. The Company determines the lease term by agreement with lessor.

Income Taxes

The Company sustained losses in the three and nine months ended September 30, 2020 and September 30, 2019 and the effective tax rate was 0.0% in all periods as a result of a change in the deferred tax valuation allowance. In the three months and nine months ended September 30, 2020, the effective rate also included disallowed expenses used to substantiate the expected forgiveness of the loan secured under the Paycheck Protection Program (the “PPP”) established under the Coronavirus Aid, Relief and Economic Security Act enacted March 27, 2020 (the “CARES Act”). Accordingly, loan proceeds used to pay for payroll and select overhead costs may substantiate the forgiveness of the PPP loan but become non-deductible expenses for tax purposes. The Company has approximately $4,652,000 and $3,405,000 of Federal Net Operating Loss Carry forwards as of September 30, 2020 and December 31, 2019, respectively. During the nine months ended September 30, 2020, the valuation allowance increased by approximately $1,100,000. The Company did not have any material uncertain tax positions. The Company’s policy is to recognize interest and penalties accrued related to unrecognized benefits as a component income tax expense (benefit). The Company did not recognize any interest or penalties, nor did it have any interest or penalties accrued as of September 30, 2020 and 2019.

F-52

Seasonality

A greater number of the Company’s Medicare-related health insurance plans are sold in the fourth quarter during the Medicare annual enrollment period when Medicare-eligible individuals are permitted to change their Medicare Advantage. The majority of the Company’s individual and family health insurance plans are sold in the annual open enrollment period as defined under the federal Patient Protection and Affordable Care Act and related amendments in the Health Care and Education Reconciliation Act. Individuals and families generally are not able to purchase individual and family health insurance outside of these open enrollment periods, unless they qualify for a special enrollment period as a result of certain qualifying events, such as losing employer-sponsored health insurance or moving to another state.

Recently Issued Accounting Pronouncements

Management has evaluated recently issued accounting pronouncements and does not believe that they will have a significant impact on the condensed consolidated financial statements and related disclosures.

NOTE 3. STRATEGIC INVESTMETNS AND BUSINESS COMBINATION

SWMT Transaction

On April 1, 2019, SWMT entered into a Purchase Agreement with Southwestern Montana Financial Center, Inc. whereby SWMT purchased the business and certain assets noted within the Purchase Agreement (the “SWMT Acquisition”) for a total purchase price of $2,394,509. The purchase price was paid with a cash payment of $1,389,840, 5,833 in shares of the Company’s restricted common stock transferred from the shares owned by Reliance Holdings, and an earn-out payment equal to 32% of the final earn-out EBITDA multiplied by 5.00, which is payable in $300,000 in shares of the Company’s common stock with any amount in excess of $300,000 to be paid in cash. The balance of the earn-out liability as of September 30, 2020 was $522,553 and is included in long term debt on the balance sheet. SWMT was transferred to the Company from Reliance Holdings.

The SWMT Acquisition was accounted for as a business combination by Reliance Holdings in accordance with the acquisition method under the guidance in ASC 805-10 and 805-20. Accordingly, the total purchase consideration was allocated to assets acquired and liabilities assumed based on their respective estimated fair values. The acquisition method of accounting requires, among other things, that assets acquired, and liabilities assumed, if any, in a business purchase combination be recognized at the acquisition date fair value. The process for estimating the fair values of identifiable intangible assets and certain tangible assets requires the use of significant estimates and assumptions, including estimating future cash flows, developing appropriate discount rates, estimating the costs, and timing.

The allocation of the purchase price in connection with the SWMT Acquisition was calculated as follows:

Description	Fair Value	Weighted Average Useful Life (Years)
Customer relationships	$561,000	10
Non-competition agreements	599,200	5
Goodwill	1,217,790	Indefinite
Fixed assets	41,098	5-7
Loan Payable	(24,579)
	$2,394,509

Goodwill of $1,217,790 arising from the SWMT Acquisition consisted of the value of the employee workforce and the residual value after all identifiable intangible assets were valued. Goodwill recognized pursuant to the SWMT Acquisition is currently expected to be deductible for income tax purposes. Total acquisition costs for the SWMT Acquisition were $122,660, which were paid in full by Reliance Holdings.

F-53

FIS Transaction

On May 1, 2019, FIS entered into a Purchase Agreement with Fortman Insurance Agency, LLC whereby the FIS shall purchase the business and certain assets noted within the Purchase Agreement (the “FIS Acquisition”) for a total purchase price of $4,156,405. The purchase price was paid with a cash payment of $3,223,750, $500,000 in shares of the Company’s common stock held by Reliance Holdings, and an earn-out payment equal to 10% of the final earn-out EBITDA multiplied by 6.25. The earn-out measurement period is 12 months commencing May 1, 2021 and ending April 30, 2022. The earn-out shall not accrue and shall be paid without interest within 60 days after the measurement period. The balance of the earn-out liability as of September 30, 2020 was $432,655 and is included in long term debt on the balance sheet. FIS was transferred to the Company from Reliance Holdings.

The FIS Acquisition was accounted for as a business combination by Reliance Holdings in accordance with the acquisition method under the guidance in ASC 805-10 and 805-20. Accordingly, the total purchase consideration was allocated to intangible assets acquired based on their respective estimated fair values. The acquisition method of accounting requires, among other things, that assets acquired, and liabilities assumed, if any, in a business purchase combination be recognized at their fair values as of the acquisition date. The process for estimating the fair values of identifiable intangible assets and certain tangible assets requires the use of significant estimates and assumptions, including estimating future cash flows, developing appropriate discount rates, estimating the costs, and timing.

The allocation of the purchase price in connection with the FIS Acquisition was calculated as follows:

Description	Fair Value	Weighted Average Useful Life (Years)
Trade name and trademarks	$289,400	5
Customer relationships	1,824,000	10
Non-competition agreements	752,800	5
Goodwill	1,269,731	Indefinite
Fixed assets	19,924	5-7
Prepaid rent	550
	$4,156,405

Goodwill of $1,269,731 arising from the FIS Acquisition consisted of the value of the employee workforce and the residual value after all identifiable intangible assets were valued. Goodwill recognized pursuant to the FIS Acquisition is currently expected to be deductible for income tax purposes. Total acquisition costs for the FIS Acquisition were $63,663, which were paid in full by Reliance Holdings.

ABC Transaction

On September 1, 2019, the Company entered into a Stock Purchase Agreement with Altruis Benefits Consulting, Inc. whereby the Company shall purchase the business and certain assets noted within the Purchase Agreement (the “ABC Acquisition”) for a total purchase price of $7,688,168. The purchase price was paid with a cash payment of $5,202,364, $578,040 in shares of the Company’s common stock, and an earn-out payment made annually for 3 years. Each year one-third of the earn-out shares held in escrow shall be released to the seller. The yearly earn-out payments are equal to 6.66% of the final earn-out EBITDA multiplied by 7.00. The earn-out measurement periods are the 12 months commencing September 1, 2019 and ending August 31, 2022. The balance of the earn-out liability as of September 30, 2020 was $1,894,842 and is included in long term debt on the balance sheet.

The ABC Acquisition was accounted for as a business combination in accordance with the acquisition method under the guidance in ASC 805-10 and 805-20. Accordingly, the total purchase consideration was allocated to intangible assets acquired based on their respective estimated fair values. The acquisition method of accounting requires, among other things, that assets acquired, and liabilities assumed, if any, in a business purchase combination be recognized at their fair values as of the acquisition date. The process for estimating the fair values of identifiable intangible assets and certain tangible assets requires the use of significant estimates and assumptions, including estimating future cash flows, developing appropriate discount rates, estimating the costs, and timing.

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The allocation of the purchase price in connection with the ABC Acquisition was calculated as follows:

Description	Fair Value	Weighted Average Useful Life (Years)
Cash	$1,850,037
Trade name and trademarks	714,600	5
Customer relationships	753,000	10
Non-competition agreements	1,168,600	5
Goodwill	4,949,329	Indefinite
Fixed assets	85	5
Payable to seller	(1,747,483)
	$7,688,168

Goodwill of $4,949,329 arising from the ABC Acquisition consisted of the value of the employee workforce and the residual value after all identifiable intangible assets were valued. Goodwill recognized pursuant to the ABC Acquisition is currently expected to be deductible for income tax purposes. Total acquisition costs for the ABC Acquisition incurred were $92,172 recorded as a component of General and administrative expenses.

UIS Transaction

On August 17, 2020, the CCS entered into an Asset Stock Purchase Agreement with UIS Agency LLC whereby the Company purchased certain properties and assets of the business noted within the Purchase Agreement (the “UIS Acquisition”) for a total purchase price of $883,334. The purchase price was paid with a cash payment of $601,696, $200,000 in shares of the Company’s common stock and an earn-out payment. Three cash installment payments totaling $500,000 are due on September 30, 2020, October 31, 2020 and December 31, 2020. Earn-out payment is dependent on the Net Product Line Revenues being equal to or greater than $450,000 for the measurement period. The balance of the earn-out liability as of September 30, 2020 was $81,638 and is included in long term debt on the balance sheet.

The UIS Acquisition was accounted for as a business combination in accordance with the acquisition method under the guidance in ASC 805-10 and 805-20. Accordingly, the total purchase consideration was allocated to intangible assets acquired based on their respective estimated fair values. The acquisition method of accounting requires, among other things, that assets acquired, and liabilities assumed, if any, in a business purchase combination be recognized at their fair values as of the acquisition date. The process for estimating the fair values of identifiable intangible assets and certain tangible assets requires the use of significant estimates and assumptions, including estimating future cash flows, developing appropriate discount rates, estimating the costs, and timing.

The allocation of the purchase price in connection with the UIS Acquisition was calculated as follows:

Description	Fair Value	Weighted Average Useful Life (Years)
Cash	$5,772
Trade name and trademarks	35,600	5
Customer relationships	100,000	10
Non-competition agreements	25,500	5
Goodwill	716,462	Indefinite
	$883,334

Goodwill of $716,462 arising from the UIS Acquisition consisted of the value of the employee workforce and the residual value after all identifiable intangible assets were valued. Goodwill recognized pursuant to the UIS Acquisition is currently expected to be deductible for income tax purposes. Total acquisition costs for the UIS Acquisition incurred were $33,344 recorded as a component of General and administrative expenses.

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NOTE 4. INVESTMENT IN NSURE, INC.

On February 19, 2020, the Company entered into a securities purchase agreement with NSURE, Inc. (“NSURE”) whereas the Company may invest up to an aggregate of $20,000,000 in NSURE which will be funded with three tranches. In exchange, the Company will receive a total of 5,837,462 shares of NSURE’s Class A Common Stock, which represents 35% of the outstanding shares. The first tranche of $1,000,000 was paid immediately upon execution of the agreement. As a result of the first tranche, the Company received 291,873 shares of NSURE’s Class A Common Stock, which represents 3% ownership of NSURE. The second tranche of $3,000,000 and third tranche of $16,000,000 are not due until a later date in 2020. NSure’s equity securities do not have a readily determinable fair value because NSure is a private company whose equity securities are not traded on an exchange registered with the U.S. Securities and Exchange Commission or in the Over-the-Counter Markets Accordingly, the Company accounts for its investment in NSure at cost less impairment, if any, plus or minus any changes resulting from observable changes in orderly transactions until such time that a readily determinable fair value becomes available. Once the Company determines that it can exercise significant influence over NSURE, it will begin to account for its investment under the equity method. On June 1, 2020, the Company invested an additional $200,000 and received 58,375 shares of NSURE Class A Common Stock. On August 5, 2020 and August 20, 2020, the Company invested an additional $100,000 and $50,000, respectively, for which the Company received 43,781 shares of NSURE Class A common stock. As of September 30, 2020, the investment balance is $1,350,000.

In February 2020, the Company issued 46,667 shares of common stock to a third-party individual for the purpose of raising capital to fund the Company’s investment in NSURE, Inc. The Company received proceeds of $1,000,000 for the issuance of these common shares.

On September 21, 2020, the Company purchased the domain 5minuteinsure.com. The domain was not in existence prior to the Company’s purchase. The Company is in the process of building out the website 5minuteinsure.com which it intends for it to ultimately utilize artificial intelligence and data mining, to provide competitive insurance quotes within 5 minutes, with minimal data input. This project is still at the initiation phase. In conjunction with this initiative, on October 8, 2020, the Company modified its agreement with NSURE, which also utilizes artificial intelligence and data mining to provide competitive insurance quotes, by replacing its original agreement whereas the Company can invest, with the use of proceeds from an offering, an additional $1,350,000 by December 20, 2020 at $6.457 per share for an additional 209,075 shares of Class A common stock as well as an additional $3,000,000 investment no later than March 31, 2021 at $9.224 per share for an additional 325,239 shares of Class A common stock.

NOTE 5. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	Estimated Useful Lives (Years)	September 30, 2020	December 31, 2019
Computer equipment and software	5	$33,774	$33,774
Office equipment and furniture	7	37,538	36,573
Leasehold Improvements	Shorter of the useful life or the lease term	56,631	56,631
Software	3	562,327	562,327
Property and equipment, gross		690,270	689,305
Less: Accumulated depreciation and amortization		(271,813)	(97,054)
Property and equipment, net		$418,457	$592,251

Depreciation expense associated with property and equipment is included in depreciation within the Company’s Condensed Consolidated Statements of Operations was $173,791 and $57,771 for the nine months ended September 30, 2020 and 2019, respectively.

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NOTE 6. GOODWILL AND OTHER INTANGIBLE ASSETS

Effective January 1, 2020 the Company reorganized its reporting structure into a single operating unit. All of the acquisitions made by the Company are in one industry insurance agencies. These agencies operate in a very similar economic and regulatory environment. The Company has one executive who is responsible for the operations of the insurance agencies. This executive reports directly to the Chief Financial Officer (“CFO”) on a quarterly basis. Additionally, the CFO who is responsible for the strategic direction of the Company review the operations of the insurance agency business as opposed to an office-by-office view. In accordance with guidance in ASC 350-20-35-45 all the Company’s goodwill will be reassigned to a single reporting unit. Accordingly, beginning with the October 1,2020 impairment test, the Company’s only reporting unit will be at the combined insurance agency business level. As such, we will test for impairment only at the combined insurance agency business level.

As of September 30, 2020, and December 31, 2019, the Company’s goodwill balance was $9,265,070 and $8,548,608 for each period respectively.

Goodwill
December 31, 2018	$1,705,548
Goodwill recognized in connection with acquisition on April 1, 2019	1,217,790
Goodwill recognized in connection with acquisition on May 1, 2019	1,269,731
Goodwill recognized in connection with acquisition on September 1, 2019	4,949,329
Impairment of goodwill	(593,790)
December 31, 2019	$8,548,608
Goodwill recognized in connection with acquisition on August 17, 2020	$716,462
September 30, 2020	$9,265,070

The following table sets forth the major categories of the Company’s intangible assets and the weighted-average remaining amortization period as of September 30, 2020:

	Weighted Average Remaining Amortization period (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Trade name and trademarks	3.7	$1,087,760	$(253,514)	$834,246
Customer relationships	8.6	3,686,290	(531,395)	3,154,895
Non-competition agreements	3.7	2,677,010	(700,743)	1,976,267
		$7,451,060	$(1,485,652)	$5,965,408

The following table sets forth the major categories of the Company’s intangible assets and the weighted-average remaining amortization period as of December 31, 2019:

	Weighted Average Remaining Amortization period (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Trade name and trademarks	4.3	$1,052,160	$(96,258)	$955,902
Customer relationships	9.4	3,586,290	(257,529)	3,328,761
Non-competition agreements	4.4	2,651,510	(302,589)	2,348,921
		$7,289,960	$(656,376)	$6,633,584

Amortization expense was $829,427 and $347,224 for the nine months ended September 30, 2020 and 2019, respectively.

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The amortization expense of acquired intangible assets for each of the following five years and thereafter are expected to be as follows:

Years ending September 30,	Amortization Expense
2020 (remaining three months)	$277,023
2021	1,114,107
2022	1,112,840
2023	1,104,594
2024	735,247
Thereafter	1,621,597
Total	$5,965,408

NOTE 7. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Significant components of accounts payable and accrued liabilities were as follows:

	September 30, 2020	December 31, 2019

Accounts payable	$298,701	$102,112
Accrued expenses	49,674	5,797
Accrued credit card payables and other liabilities	13,322	45,317
	$361,697	$153,226

NOTE 8. LONG-TERM DEBT

The composition of the long-term debt follows:

	September 30, 2020	December 31, 2019
Oak Street Funding LLC Term Loan for the acquisition of EBS and USBA, net of deferred financing costs of $17,935 and $19,044 as of September 30, 2020 and December 31, 2019, respectively	$556,609	$595,797
Oak Street Funding LLC Senior Secured Amortizing Credit Facility for the acquisition of CCS, net of deferred financing costs of $22,098 and $22,737 as of September 30, 2020 and December 31, 2019, respectively	899,810	963,174
Oak Street Funding LLC Term Loan for the acquisition of SWMT, net of deferred financing costs of $15,243 and $16,685 as of September 30, 2020 and December 31, 2019, respectively	1,002,808	1,066,815
Oak Street Funding LLC Term Loan for the acquisition of FIS, net of deferred financing costs of $51,385 and $54,293 as of September 30, 2020 and December 31, 2019, respectively	2,522,841	2,593,707
Oak Street Funding LLC Term Loan for the acquisition of ABC, net of deferred financing costs of $60,623 and $65,968 as of September 30, 2020 and December 31, 2019, respectively	4,071,444	4,062,032
	9,053,512	9,281,525
Less: current portion	(963,450)	(1,010,570)
Long-term debt	$8,090,062	$8,270,955

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Oak Street Funding LLC – Term Loans

On August 1, 2018, EBS and USBA entered into a Credit Agreement with Oak Street Funding LLC (“Oak Street”) whereby EBS and USBA borrowed $750,000 from Oak Street under a Term Loan. The Term Loan is secured by certain assets of the Company. Interest accrues at 5.00% on the basis of a 360-day year, maturing 120 months from the Amortization Date (September 25, 2018). For the period from August 1, 2018 to December 31, 2018, the Company incurred debt issuance costs associated with the Term Loan in the amount of $22,188, which were deferred and are amortized to interest expense over the length of the Term Loan. The proceeds of the Term Loan were to be used for the purpose of acquiring entities through the respective USBA and EBS acquisitions.

On April 1, 2019, SWMT entered into a Credit Agreement with Oak Street whereby SWMT borrowed $1,136,000 from Oak Street under a Term Loan. The Term Loan is secured by certain assets of the Company. The borrowing rate under the Facility is a variable rate equal to Prime + 2.00% and matures 10 years from the closing date. For the year ended December 31, 2019, the Company incurred debt issuance costs associated with the Term Loan in the amount of $28,849, which were deferred and are amortized to interest expense over the length of the Term Loan. The proceeds of the Term Loan were to be used for the purpose of acquiring an entity through SWMT.

On May 1, 2019, FIS entered into a Credit Agreement with Oak Street whereby FIS borrowed $2,648,000 from Oak Street under a Term Loan. The Term Loan is secured by certain assets of the Company. The borrowing rate under the Facility is a variable rate equal to Prime + 2.00% and matures 10 years from the closing date. For the year ended December 31, 2019, the Company incurred debt issuance costs associated with the Term Loan in the amount of $58,171, which were deferred and are amortized to interest expense over the length of the Term Loan. The proceeds of the Term Loan were to be used for the purpose of acquiring an entity through FIS.

On September 5, 2019, the Company entered into a Credit Agreement with Oak Street whereby the Company borrowed $4,128,000 from Oak Street under a Term Loan. The Term Loan is secured by certain assets of the Company. The borrowing rate under the Facility is a variable rate equal to Prime + 2.00% and matures 10 years from the closing date. For the year ended December 31, 2019, the Company incurred debt issuance costs associated with the Term Loan in the amount of $94,105, which were deferred and are amortized to interest expense over the length of the Term Loan. The proceeds of the term loan were to be used for the purpose of acquiring ABC.

Oak Street Funding LLC – Senior Secured Amortizing Credit Facility (“Facility”)

On December 7, 2018, CCS entered into a Facility with Oak Street whereby CCS borrowed $1,025,000 from Oak Street under a senior secured amortizing credit facility. The borrowing rate under the Facility is a variable rate equal to Prime +1.50% and matures 10 years from the closing date. For the period from August 1, 2018 to December 31, 2018, the Company incurred debt issuance costs associated with the Facility in the amount of $25,506, which were deferred and are amortized over the length of the Facility. The proceeds of the term loan were to be used for the purpose of acquiring CSIA.

Aggregated cumulative maturities of long-term obligations (including the Term Loan and the Facility), excluding deferred financing costs, as of September 30, 2020 are:

Period ending September 30,	Maturities of Long-Term Debt
2020 (remaining three months)	$240,863
2021	963,450
2022	963,450
2023	963,450
2024	963,450
Thereafter	4,958,849
Total	$9,053,512

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Loans Payable

Paycheck Protection Program

On April 4, 2020, the Company entered into a loan agreement with First Financial Bank for a loan of $673,700 pursuant to the Paycheck Protection Program (the “PPP”) under the Coronavirus Aid, Relief, and Economic Security Act enacted on March 27, 2020 (the “CARES Act”). This loan is evidenced by a promissory note dated April 4, 2020 and matures two years from the disbursement date. This loan bears interest at a rate of 1.00% per annum, with the first six months of interest deferred. Principal and interest are payable monthly commencing one year after the disbursement date and may be prepaid by the Company at any time prior to maturity with no prepayment penalties. This loan contains customary events of default relating to, among other things, payment defaults or breaches of the terms of the loan. Upon the occurrence of an event of default, the lender may require immediate repayment of all amounts outstanding under the note. The principal and interest of the loan are repayable in 18 monthly equal installments of $37,913 each. Interest accrued in the first six months is included in the monthly installments. Installments must be paid on the 24th day of each month. As of September 30, 2020, the Company has repaid a total of $165,000 on this loan. As of September 30, 2020, the Company recorded $508,700 as loans payable in relation to the PPP loan.

Under the terms of the PPP, up to the entire amount of principal and accrued interest may be forgiven to the extent loan proceeds are used for qualifying expenses as described in the CARES Act and applicable implementing guidance issued by the U.S. Small Business Administration under the PPP. The Company intends to use the entire loan amount for designated qualifying expenses and to apply for forgiveness in accordance with the terms of the PPP. No assurance can be given that the Company will obtain forgiveness of the loan in whole or in part.

Maturities of Long-Term Debt
PPP Loan as of September 30, 2020	$508,700
Less: current portion	(129,359)
Long-term loans payable	$379,341

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NOTE 9. SIGNIFICANT CUSTOMERS

Carriers representing 10% or more of total revenue are presented in the table below:

	For the three months ended September 30,		For the nine months ended September 30,
	2020	2019	2020	2019
BlueCross BlueShield	25%	24%	26%	25%
Priority Health	21%	16%	26%	19%

No other single insurance carrier accounted for more than 10% of the Company’s commission revenues. The loss of any significant customer, including Priority Health and BlueCross BlueShield, could have a material adverse effect on the Company.

NOTE 10. EQUITY

Preferred Stock

The Company has been authorized to issue 750,000,000 shares of $0.086 par value Preferred Stock. The Board of Directors is expressly vested with the authority to divide any or all of the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of each series so established, within certain guidelines established in the Articles of Incorporation.

As of September 30, 2020, and December 31, 2019, there were 395,640 shares of Series A Convertible Preferred Stock issued and outstanding. Each share of Series A Convertible Preferred Stock shall have ten (10) votes per share and may be converted into ten (10) shares of $0.086 par value common stock. The holders of the Series A Convertible Preferred Stock shall be entitled to receive, when, if and as declared by the Board, out of funds legally available therefore, cumulative dividends payable in cash. The annual interest rate at which cumulative preferred dividends will accrue on each share of Series A Convertible Preferred Stock is 0%. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, before any distribution of assets of the Corporation shall be made to or set apart for the holders of the Common Stock and subject and subordinate to the rights of secured creditors of the Company, the holders of Series A Preferred Stock shall receive an amount per share equal to the greater of (i) one dollar ($1.00), adjusted for any recapitalization, stock combinations, stock dividends (whether paid or unpaid), stock options and the like with respect to such shares, plus any accumulated but unpaid dividends (whether or not earned or declared) on the Series A Convertible Preferred Stock, and (ii) the amount such holder would have received if such holder has converted its shares of Series A Convertible Preferred Stock to common stock, subject to but immediately prior to such liquidation.

Common Stock

The Company has been authorized to issue 2,000,000,000 shares of common stock, $0.086 par value. Each share of issued and outstanding common stock shall entitle the holder thereof to fully participate in all shareholder meetings, to cast one vote on each matter with respect to which shareholders have the right to vote, and to share ratably in all dividends and other distributions declared and paid with respect to common stock, as well as in the net assets of the corporation upon liquidation or dissolution.

In February 2020, the Company issued 46,667 shares of common stock to a third-party individual for the purpose of raising capital to fund the Company’s investment in NSURE, Inc discussed in Note 3. The Company received proceeds of $1,000,000 for the issuance of these common shares.

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In August 2020, the Company issued 8,102 shares to an employee according to an employment agreement.

In August 2020, the Company issued 17,943 shares of common stock according to an asset purchase agreement for the acquisition of UIS Agency, LLC for proceeds of $200,000.

In September 2020, the Company issued 21,875 shares according to an earnout agreement regarding the acquisition of SWMT.

In September 2020, the Company issued 31,111 shares of stock according to a stock purchase agreement and received proceeds of $200,000. Reliance Holdings guaranteed the recipient that after 12 months of the purchase of these shares they will be worth at least $200,000 total or $100,000 respectively to each of the two recipients. If the shares at the end of 12 months are not equal to $100,000 Reliance Holdings will either transfer some of its own shares or give cash for the difference.

In January 2019, Reliance Holdings a related party, converted 63,995 shares of Series A Convertible Preferred Stock into 639,955 shares of common stock.

In February 2019, Reliance Holdings a related party, converted 3,711 shares of Series A Convertible Preferred Stock into 37,113 shares of common stock.

On May 24, 2019, the Company entered into a Confidential Settlement Agreement and General Release to settle its dispute with EMA. Under the terms of this settlement agreement the Company agreed to allow EMA to retain 20,177 shares of the Company’s common stock in which the Company received 6,726 of the Company’s common stock back which was subsequently cancelled. At the date of the transfer the Company’s common stock was valued at $15.21 based on its closing price. Accordingly, the Company recorded a settlement charge of $306,981 based upon the common stock retained by EMA.

In May 2019, the Company was to issue 33,201 shares of common stock to the members of Fortman Insurance Agency, LLC as a result of the FIS Acquisition (see Note 4). In September 2019, Reliance Holdings, a related party, converted 3,320 shares of Series A Convertible Preferred Stock into 33,201 shares of common stock which were immediately cancelled. The Company then issued 33,201 new shares of common stock to the members of Fortman Insurance Agency, LLC.

On July 22, 2019, the Company entered into a purchase agreement with The Referral Depot, LLC (TRD) to purchase a client referral software created exclusively for the insurance industry. The total purchase price of the software is $250,000 cash and 23,333 restricted common shares of the Company. Per the agreement the Company paid an initial payment of $50,000 at closing and the remaining $200,000 will be paid with forty-eight equal monthly payments commencing on the first anniversary of the effective date, or July 22, 2020. As of September 30, 2020, no shares related to this acquisition have been issued. The Company has recorded the 23,333 shares as common stock issuable as of September 30, 2020.

On September 17, 2019, Reliance Holdings transferred its ownership in SWMT and FIS to the Company in exchange for 173,122 shares of restricted common stock.

In September 2019, the Company issued 138,843 shares of common stock to the former sole shareholder of Altruis Benefits Consulting, Inc. as a result of the ABC Acquisition.

Stock Options

During the year ended December 31, 2019, the Company adopted the Reliance Global Group, Inc. 2019 Equity Incentive Plan (the “Plan”) under which options exercisable for shares of common stock have been or may be granted to employees, directors, consultants, and service providers. A total of 700,000 shares of common stock are reserved for issuance under the Plan. At December 31, 2019, there were 470,167 shares of common stock reserved for future awards under the Plan. The Company issues new shares of common stock from the shares reserved under the Plan upon exercise of options.

The Plan is administered by the Board of Directors (the “Board”). The Board is authorized to select from among eligible employees, directors, and service providers, those individuals to whom options are to be granted and to determine the number of shares to be subject to, and the terms and conditions of the options. The Board is also authorized to prescribe, amend, and rescind terms relating to options granted under the Plan. Generally, the interpretation and construction of any provision of the Plan or any options granted hereunder is within the discretion of the Board.

The Plan provides that options may or may not be Incentive Stock Options (ISOs) within the meaning of Section 422 of the Internal Revenue Code. Only employees of the Company are eligible to receive ISOs, while employees, non-employee directors, consultants, and service providers are eligible to receive options which are not ISOs, i.e., “Non-Statutory Stock Options.” The options granted by the Board in connection with its adoption of the Plan were Non-Statutory Stock Options.

The fair value of each option granted is estimated on the grant date using the Black-Scholes option pricing model or the value of the services provided, whichever is more readily determinable. The Black-Scholes option pricing model takes into account, as of the grant date, the exercise price and expected life of the option, the current price of the underlying stock and its expected volatility, expected dividends on the stock and the risk-free interest rate for the term of the option.

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The following is a summary of the stock options granted, forfeited or expired, and exercised under the Plan for the nine months ended September 30, 2020:

	Options	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Outstanding at December 31, 2019	229,833	$15.21	3.87	$2,995,640
Granted	27,417	30.86	4.53	-
Forfeited or expired	(23,333)	33.43	4.48	-
Exercised	-	-	-	-
Outstanding at September 30, 2020	233,917	$17.14	3.88	$-

The following is a summary of the stock options granted, forfeited or expired, and exercised under the Plan for the nine months ended September 30, 2019:

	Options	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Outstanding at December 31, 2018	-	$-	-	$-
Granted	221,667	14.57	4.86	-
Forfeited or expired	-	-	-	-
Exercised	-	-	-	-
Outstanding at September 30, 2019	221,667	$14.57	4.86	$-

The following is a summary of the Company’s non-vested stock options as of September 30, 2020, and changes during the nine months ended September 30, 2020:

	Options	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Life (Years)
Non-vested at December 31, 2019	212,333	$15.21	4.30
Granted	27,417	30.86	4.53
Vested	(54,833)	14.57	2.74
Forfeited or expired	(23,333)	33.43	4.48
Non-vested at September 30, 2020	161,583	$14.57	2.74

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The following is a summary of the Company’s non-vested stock options as of September 30, 2019, and changes during the nine months ended September 30, 2019:

	Options	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Life (Years)
Non-vested at December 31, 2018	-	$-	-
Granted	221,667	14.57	4.86
Vested	(17,500)	17.14	3.45
Forfeited or expired	-	-	-
Non-vested at September 30, 2019	204,167	$18.86	3.78

During the nine months ended September 30, 2020, the Board approved options to be issued pursuant to the Plan to a certain current employee totaling 23,333 shares and another employee totaling 4,083. These options have been granted with an exercise price greater than the market value of the common stock on the date of grant and have a contractual term of 5 years. The options vest ratably over a 4-year period through August 2024 and remain subject to forfeiture if vesting conditions are not met. Compensation cost is recognized on a straight-line basis over the vesting period or requisite service period. During the nine months ending September 30, 2020 an employee was terminated and forfeited 23,333 options that were previously issued to him.

During the nine months ended September 30, 2019, the Board approved options to be issued pursuant to the Plan to a service provider, consultants and employees totaling 221,667 shares. These options have been granted with an exercise price equal to the market value of the common stock on the date of grant and have a contractual term of 5 years. Of the 35,000 options granted to a service provider, 17,500 shares, vested immediately upon issuance; the other 17,500 of these options vest on the one-year anniversary of the grant date, or March 14, 2020, unless the Company deems the services provided to be unhelpful, in which case the second half of the options shall be void. The service period per the agreement was from February 2019 to February 2020. As of December 31, 2019, the Company determined the services were no longer needed, as such no services were provided subsequent to December 31, 2019. The Company deemed the services provided to be helpful and allowed the second half of the options to vest as scheduled. As services were only provided during the year ended December 31, 2019, the full compensation cost associated with these options was recognized during the year. The remaining 186,667 options granted will follow a vesting term as such, 20% vested after one year, 40% vested after two years 40% vested after third year.

The Company determined that the options granted had a total fair value of $3,386,204 which will be amortized in future periods through February 2024. During the nine months ended September 30, 2020, the Company recognized $1,063,777 of compensation expense relating to the stock options granted to employees, directors, and consultants. During the nine months ended September 30, 2019, the Company recognized $581,999 of compensation expense relating to the stock options granted to employees, directors, and consultants. As of September 30, 2020, unrecognized compensation expense totaled $1,275,050 which will be recognized on a straight-line basis over the vesting period or requisite service period through February 2024.

The intrinsic value is calculated as the difference between the market value and the exercise price of the shares on September 30, 2020 and 2019, respectively. The market values as of September 30, 2020 and 2019, were $12 and $15.43, respectively, based on the closing bid prices for September 30, 2020 and 2019.

The Company estimated the fair value of each stock option on the grant date using a Black-Scholes option-pricing model. Black-Scholes option-pricing models requires the Company to make predictive assumptions regarding future stock price volatility, recipient exercise behavior, and dividend yield. The Company estimated the future stock price volatility using the historical volatility over the expected term of the option. The expected term of the options was computed by taking the mid-point between the vesting date and expiration date. The following assumptions were used in the Black-Scholes option-pricing model:

F-64

	Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2019
Exercise price	$14.57 - 33.43	$17.14
Expected term	3.25 - 3.75 years	3.25 - 3.50 years
Risk-free interest rate	0.38%	1.35 - 2.43%
Estimated volatility	300.069%	492.64 - 520.24%
Expected dividend	-	-
Option price at valuation date	$10.29 - 26.57	$16.29

NOTE 11. EARNINGS (LOSS) PER SHARE

Basic earnings per common share (“EPS”) applicable to common stockholders is computed by dividing earnings applicable to common stockholders by the weighted-average number of common shares outstanding.

The control number for determining whether including potential common stock in the diluted EPS computation would be antidilutive is net income. As a result, if there is a loss from operations, diluted EPS is computed in the same manner as basic EPS is computed. Similarly, if the Company has net income but its preferred dividend adjustment made in computing income available to common stockholders results in a net loss available to common stockholders, diluted EPS would be computed in the same manner as basic EPS. Accordingly, the outstanding Series A Convertible Preferred Stock is considered anti-dilutive in which 395,640 were issued and outstanding at September 30, 2020 and 2019, respectively. Series A Convertible Preferred Stock is convertible into common stock on a 10 for 1 basis. The outstanding stock options are considered anti-dilutive in which 161,583 and 221,667 were issued and outstanding at September 30, 2020 and 2019, respectively.

The calculations of basic and diluted EPS, are as follows:

	September 30, 2020	September 30, 2019
Basic and diluted loss per common share:
Net loss	$(3,551,359)	$(1,549,259)
Basic weighted average shares outstanding	4,164,281	3,739,263
Basic and diluted loss per common share:	$(0.85)	$(0.41)

NOTE 12. LEASES

Operating Leases

The Company adopted ASU 2016-02, Leases, effective January 1, 2019. The standard requires a lessee to record a right-of-use asset and a corresponding lease liability at the inception of the lease, initially measured at the present value of the lease payments. As a result, we recorded right-of-use assets aggregating $684,083 as of January 1, 2019, utilizing a discount rate of 7.45%. That amount consists of operating leases on buildings and office space.

ASU 2016-02 requires recognition in the statement of operations of a single lease cost, calculated so that the cost of the lease is allocated over the lease term, generally on a straight-line basis. As of September 30, 2020, the Company reflected accumulated amortization of right of use assets of $295,187 related to these leases, resulting in a net asset balance of $487,595.

In accordance with ASU 2016-02, the right-of-use assets are being amortized over the life of the underlying leases.

As of September 30, 2020, the weighted average remaining lease term for the operating leases is 2.79 years. The weighted average discount rate for the operating leases is 7.45%.

F-65

Future minimum lease payment under these operating leases consisted of the following:

Year ending September 30,	Operating Lease Obligations
2020 (remaining three months)	$63,779
2021	203,023
2022	164,660
2023	85,440
2024	32,082
Total undiscounted operating lease payments	548,984
Less: Imputed interest	(55,196)
Present value of operating lease liabilities	$493,788

NOTE 13. COMMITMENTS AND CONTINGENCIES

Legal Contingencies

The Company is subject to various legal proceedings and claims, either asserted or unasserted, arising in the ordinary course of business. While the outcome of these claims cannot be predicted with certainty, management does not believe the outcome of any of these matters will have a material adverse effect on our business, financial position, results of operations, or cash flows, and accordingly, no legal contingencies are accrued as of September 30, 2020 and December 31, 2019. Litigation relating to the insurance brokerage industry is not uncommon. As such the Company, from time to time have been, subject to such litigation. No assurances can be given with respect to the extent or outcome of any such litigation in the future.

NOTE 14. RELATED PARTY TRANSACTIONS

The Company has entered into a Loan Agreement with Reliance Holdings, a related party under common control. Ezra Beyman is currently the CEO of Reliance Global Group, Inc. and the Chairman of Reliance Global Holdings, LLC with both companies sharing a management team. There is no term to the loan, and it bears no interest. Repayment will be made as the Company has business cash flows. The proceeds from the various loans were utilized to fund the USBA.

Acquisition, the EBS Acquisition, CCS Acquisition, SWMT Acquisition, FIS Acquisition, and ABC Acquisition.

At September 30, 2020, the Company owed a de minimis amount to Reliance Holdings.

At September 30, 2020 and December 31, 2019, Reliance Holdings owned approximately 26% and 32%, respectively, of the common stock of the Company.

NOTE 15. SUBSEQUENT EVENTS

Pursuant to authority granted by the Board of Directors of the Company, the Company implemented a 1-for-85.71 reverse split of the Company’s issued and outstanding common stock simultaneously with its up listing to the Nasdaq Capital Market (the “Reverse Split”). The number of authorized shares remains unchanged. All share and per share information has been retroactively adjusted to reflect the Reverse Split for all periods presented, unless otherwise indicated.

F-66

Independent Auditors’ Report

To the Stockholder of

Southwestern Montana Financial Center, Inc.

Report on the Financial Statements

We have audited the accompanying financial statements of Southwestern Montana Financial Center, Inc., which comprise the balance sheets of as of December 31, 2018 and 2017, and the related statements of income, stockholder’s deficit, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Southwestern Montana Financial Center, Inc. as of December 31, 2018 and 2017, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Mazars USA LLP

March 16, 2020

F-67

Southwestern Montana Financial Center, Inc.

Balance Sheets

	December 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash	$284	$222
Property and equipment, net	91,962	122,273
Total assets	$92,246	$122,495
LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Accounts payable and other accrued liabilities	$73,506	$87,020
Current portion of long-term debt	35,200	38,301
Total current liabilities	108,706	125,321
Long term debt, less current portion	23,206	58,405
Total liabilities	131,912	183,726
Stockholder’s deficit:
Common stock, no par; 50,000 shares authorized; 20,000 issued and outstanding	-	-
Accumulated deficit	(39,666)	(61,231)
Total liabilities and stockholder’s deficit	$92,246	$122,495

The accompanying notes are an integral part of these financial statements

F-68

Southwestern Montana Financial Center, Inc.

Statements of Income

	Years Ended
	December 31, 2018	December 31, 2017
REVENUE
Commission income	$1,527,100	$1,519,195
OPERATING EXPENSES
Salaries and wages	998,897	973,795
General and administrative expenses	406,420	461,745
Marketing and advertising	4,073	5,525
Depreciation and amortization	30,311	27,815
Loss on sale of assets	-	9,400
Total operating expenses	1,439,701	1,478,280
Income from operations	87,399	40,915
OTHER EXPENSE
Interest expense	6,928	3,650
Net income	$80,471	$37,265

The accompanying notes are an integral part of these financial statements

F-69

Southwestern Montana Financial Center, Inc.

Statements of Stockholder’s Deficit

	Common stock		Accumulated
	Shares	Amount	Deficit	Total
Balance, December 31, 2016	20,000	$-	$(38,071)	$(38,071)
Distributions	-	-	(60,425)	(60,425)
Net income	-	-	37,265	37,265
Balance, December 31, 2017	20,000	-	(61,231)	(61,231)
Distributions	-	-	(58,906)	(58,906)
Net income	-	-	80,471	80,471
Balance, December 31, 2018	20,000	$-	$(39,666)	$(39,666)

The accompanying notes are an integral part of these financial statements

F-70

Southwestern Montana Financial Center, Inc.

Statements of Cash Flows

	Years Ended
	December 31, 2018	December 31, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$80,471	$37,265
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	30,311	27,815
Loss on sale of equipment	-	9,400
Change in operating assets and liabilities:
Accounts payable and accrued expenses	(13,514)	22,244
Net cash provided by operating activities	97,268	96,724

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchase of property and equipment	-	(86,492)
Proceeds from sale of property and equipment	-	33,001
Net cash used in investing activities	-	(53,491)

CASH FLOWS USED IN FINANCING ACTIVITIES:
Payment of stockholder distributions	(58,906)	(60,425)
Proceeds from issuance of notes payable	-	86,252
Payment of notes payable	(38,300)	(68,883)
Net cash used in financing activities	(97,206)	(43,056)
Net increase in cash	62	177
Cash at beginning of year	222	45
Cash at end of year	$284	$222

SUPPLEMENTAL DISCLOSURE OF CASH:
Cash paid for interest	$6,928	$3,650

The accompanying notes are an integral part of these financial statements

F-71

Southwestern Montana Financial Center, Inc.

Notes to the Financial Statements

NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Southwestern Montana Financial Center, Inc. (the “Company”), was incorporated in the state of Montana on December 28, 2012. The Company is a privately held insurance services firm which specializes in providing employee benefits insurance to groups and individuals. As an independent agent, the Company has access to a variety of insurance programs that provide competitive insurance rates to meet individual business needs.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses, during the reporting periods. Management bases it estimates on historical experience and on assumptions believed to be reasonable under the circumstances. Actual results could differ materially from those estimates.

Property and Equipment

Property and equipment are stated at cost. Depreciation of assets is recorded over the shorter of the estimated useful life or the lease term of the applicable assets using the straight-line method beginning on the date an asset is placed in service. The Company regularly evaluates the estimated remaining useful lives of the Company’s property and equipment to determine whether events or changes in circumstances warrant a revision to the remaining period of depreciation. Maintenance and repairs are charged to expense as incurred.

Useful Life (in years)
Office equipment	5
Vehicles	5
Furniture and fixtures	7
Leasehold improvements	15

Revenue Recognition

The Company earns commission income on gross written premiums in accordance with its contracts with insurance carriers and is earned when collected.

F-72

Southwestern Montana Financial Center, Inc.

Notes to the Financial Statements

General and Administrative

General and administrative expenses primarily consist of personnel costs for the Company’s administrative functions, professional service fees, office rent, all employee travel expenses, and other general costs.

Marketing and Advertising

The Company’s direct channel expenses primarily consist of costs for e-mail marketing and newspaper advertisements. The Company’s online advertising channel expense primarily consist of social media ads. Advertising costs for both direct and online channels are expensed as incurred. During the years ended December 31, 2018 and 2017, the Company incurred marketing and advertising expenses of $4,073 and $5,525, respectively.

Income Taxes

The Company has elected to be taxed as an S corporation for federal and state income tax purposes whereby taxable income is reported by the stockholder. Accordingly, no provision has been made for federal or state income taxes. As of December 31, 2018, the Company had no uncertain tax positions, or interest and penalties, that qualify for either recognition or disclosure in the financial statements. Generally, tax years 2015 to 2018 remain open to examination by the Internal Revenue Agency or other tax jurisdictions to which the Company is subject.

NOTE 3. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

Estimated Useful Lives		December 31, 2018	December 31, 2017
Office equipment	5	$26,322	$26,322
Vehicles	5	125,046	125,046
Furniture and fixtures	7	10,103	10,103
Leasehold improvements	15	2,949	2,949
Property and equipment, gross		164,420	164,420
Less: Accumulated depreciation		(72,458)	(42,147)
Property and equipment, net		$91,962	$122,273

Depreciation expense associated with property and equipment was $30,311 and $27,815 for the years ended December 31, 2018 and 2017, respectively.

F-73

Southwestern Montana Financial Center, Inc.

Notes to the Financial Statements

NOTE 4. DEBT

Debt consisted of the following at:

	December 31, 2018	December 31, 2017
Vehicle note payable due August 2020	$31,797	$51,118
Vehicle note payable due September 2021	18,386	25,083
Vehicle note payable due December 2019	6,882	15,605
Vehicle note payable due May 2019	1,341	4,900
	58,406	96,706
Less: current portion	35,200	38,301
Long-term debt	$23,206	$58,405

Future minimum payments approximate the following as of December 31, 2018:

Years ending December 31,
2019	$35,200
2020	18,609
2021	4,597
Total	$58,406

On July 21, 2017, the Company entered into a note agreement with a financial institution whereby the Company borrowed $59,000 for the purchase of a vehicle. The note bears an interest rate of 2.99% and requires monthly payments of principal and interest until the note matures on August 20, 2020. This note is collateralized by the vehicle. As of December 31, 2018, and 2017, this note payable had an outstanding principal balance of $31,797 and $51,118, respectively.

On August 5, 2017, the Company entered into a note agreement with a financial institution whereby the Company borrowed $27,252 for the purchase of a vehicle. The note bears an interest rate of 2.99% and requires monthly payments of principal and interest until the note matures on September 4, 2021. This note is collateralized by the vehicle. As of December 31, 2018, and 2017, this note payable had an outstanding principal balance of $18,386 and $25,083, respectively.

On November 8, 2016, the Company entered into a note agreement with a financial institution whereby the Company borrowed $24,018 for the purchase of a vehicle. The note bears an interest rate of 2.90% and requires monthly payments of principal and interest until the note matures on December 8, 2019. This note is collateralized by the vehicle. As of December 31, 2018, and 2017, this note payable had an outstanding principal balance of $6,882 and $15,605, respectively.

On April 15, 2015, the Company entered into a note agreement with a financial institution whereby the Company borrowed $14,536 for the purchase of a vehicle. The note bears an interest rate of 5.67% and requires monthly payments of principal and interest until the note matures on May 15, 2019. This note is collateralized by the vehicle. As of December 31, 2018, and 2017, this note payable had an outstanding principal balance of $1,341 and $4,900, respectively.

F-74

Southwestern Montana Financial Center, Inc.

Notes to the Financial Statements

NOTE 5. SIGNIFICANT CUSTOMERS

For the year ended December 31, 2018, two insurance carriers accounted for 49% and 21%, respectively, of the Company’s commission revenues. For the year ended December 31, 2017, two insurance carriers accounted for 63% and 16%, respectively, of the Company’s commission revenues.

NOTE 6. EQUITY

Stockholder’s Deficit

The Company shall have the authority to issue two classes of stock, voting and non-voting, with no par value. The aggregate number of shares of such stock which the Company has the authority to issue is 50,000 shares. As of December 31, 2018, and 2017, the Company has issued 20,000 shares of voting common stock to one stockholder. Each share of issued common stock entitles the holder thereof to fully participate in all stockholder meetings, to cast one vote on each matter with respect to which stockholders have the right to vote, and to share ratably in all dividends and other distributions declared and paid with respect to common stock, as well as in the net assets of the corporation upon liquidation or dissolution.

NOTE 7. COMMITMENTS AND RELATED PARTY TRANSACTIONS

Operating Leases

The Company has two lease agreements to lease office space from a related party through common ownership. The leases are classified as operating leases for terms of two and five years, respectively. One lease expires in March 2020 and the other lease expires in March 2023.

Future minimum lease payments approximate the following as of December 31, 2018:

Years ending December 31,
2019	$111,000
2020	88,500
2021	84,000
2022	84,000
2023	21,000
Total	$388,500

Rent expense amounted to $138,000 and $137,874 for the years ended December 31, 2018 and 2017, respectively.

NOTE 8. SUBSEQUENT EVENTS

The Company evaluated events that have occurred from the date of the financial statements through March 16, 2020, the date the financial statements were available to be issued.

On April 1, 2019, the Company was acquired by Reliance Global Group, Inc. through its subsidiary Southwestern Montana Insurance Center, LLC for a purchase price of approximately $2,395,000.

F-75

Independent Auditors’ Report

To the Members of

Fortman Insurance Agency, LLC

Report on the Financial Statements

We have audited the accompanying financial statements of Fortman Insurance Agency, LLC, which comprise the balance sheets of as of December 31, 2018 and 2017, and the related statements of operations and members’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fortman Insurance Agency, LLC as of December 31, 2018 and 2017, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Mazars USA LLP

March 25, 2020

F-76

Fortman Insurance Agency, LLC

Balance Sheets

	December 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash	$102,592	$141,513
Investment	-	35,804
Prepaid and other current assets	550	1,010
Total current assets	103,142	178,327

Property and equipment, net	129,126	127,267
Total assets	$232,268	$305,594
LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$54,532	$61,781
Due to insurance providers	5,966	8,673
Current portion of long-term debt	14,677	13,037
Total current liabilities	75,175	83,491
Long term debt, less current portion	28,844	57,876
Total liabilities	104,019	141,367

Members’ equity:
Members’ equity	128,249	164,227
Total liabilities and members’ equity	$232,268	$305,594

The accompanying notes are an integral part of these financial statements

F-77

Fortman Insurance Agency, LLC

Statements of Income

	December 31, 2018	December 31, 2017
REVENUE
Commission income	$1,661,937	$1,704,341

OPERATING EXPENSES
Salaries and wages	793,868	811,707
General and administrative expenses	290,573	294,985
Marketing and advertising	54,188	70,002
Depreciation and amortization	22,335	26,225
Loss (gain) on sale of assets	9,154	(4,064)
Total operating expenses	1,170,118	1,198,855

Income from operations	491,819	505,486

OTHER EXPENSE
Interest expense, net	611	1,641

Net income	$491,208	$503,845

The accompanying notes are an integral part of these financial statements

F-78

Fortman Insurance Agency, LLC

Statements of Members’ Equity

Total Members’ Equity
Balance, December 31, 2016	$166,861
Member distributions	(506,479)
Net income	503,845

Balance, December 31, 2017	164,227
Member distributions	(527,186)
Net income	491,208
Balance, December 31, 2018	$128,249

The accompanying notes are an integral part of these financial statements

F-79

Fortman Insurance Agency, LLC

Statements of Cash Flows

	December 31, 2018	December 31, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$491,208	$503,845
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation expense	22,335	26,225
Non-cash interest	465	-
Loss (gain) on sale of equipment	9,154	(4,064)
Change in operating assets and liabilities:
Prepaid and other current assets	460	6,190
Accounts payable and accrued expenses	(7,249)	(26,315)
Due to insurance providers	(2,707)	(2,129)
Net cash provided by operating activities	513,666	503,752

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchase of property and equipment	(48,168)	(10,230)

CASH FLOWS USED IN FINANCING ACTIVITIES:
Payment of shareholder distributions	(491,382)	(506,479)
Payment of notes payable	(13,037)	(14,195)
Net cash used in financing activities	(504,419)	(520,674)

Net decrease in cash	(38,921)	(27,152)
Cash at beginning of year	141,513	168,665
Cash at end of year	$102,592	$141,513

SUPPLEMENTAL DISCLOSURE OF CASH:
Cash paid for interest	$2,340	$2,127

SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS:
Purchase of property and equipment with long term note	$23,430	$-
Payoff of note payable with proceeds from trade in of property and equipment	$37,785	$-
Distribution of investment to members	$35,804	$-

The accompanying notes are an integral part of these financial statements

F-80

Fortman Insurance Agency, LLC

Notes to the Financial Statements

NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Fortman Insurance Agency, LLC (the “Company”), was organized in the state of Ohio on May 13, 2015. The Company is a full-service property and casualty and employee benefits insurance agency based in Ottawa, Ohio handling principally personal lines and small commercial accounts.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses, during the reporting periods. Management bases it estimates on historical experience and on assumptions believed to be reasonable under the circumstances. Actual results could differ materially from those estimates.

Property and Equipment

Property and equipment are stated at cost. Depreciation of assets is recorded over the shorter of the estimated useful life or the lease term of the applicable assets using the straight-line method beginning on the date an asset is placed in service. The Company regularly evaluates the estimated remaining useful lives of the Company’s property and equipment to determine whether events or changes in circumstances warrant a revision to the remaining period of depreciation. Maintenance and repairs are charged to expense as incurred.

Useful Life (in years)
Land improvements	15
Vehicles	5
Office equipment, furniture, and fixtures	7

Investment

The Company held purchased and held shares of a private bank which is classified as investment on the balance sheet. The shares were carried at cost and evaluated for impairment annually.

Revenue Recognition

The Company earns commission income on gross written premiums in accordance with its contracts with insurance carriers and is earned when collected.

F-81

Fortman Insurance Agency, LLC

Notes to the Financial Statements

General and Administrative

General and administrative expenses primarily consist of personnel costs for the Company’s administrative functions, professional service fees, office rent, all employee travel expenses, and other general costs.

Marketing and Advertising

The Company’s direct channel expenses primarily consist of costs for e-mail marketing and newspaper advertisements. The Company’s online advertising channel expense primarily consist of social media ads. Advertising costs for both direct and online channels are expensed as incurred. During the years ended December 31, 2018 and 2017, the Company incurred marketing and advertising expenses of $54,188 and $70,002, respectively.

Income Taxes

The Company is a limited liability corporation and has elected to be treated as a pass-through entity for federal and state income tax purposes whereby taxable income is reported by the members. Accordingly, no provision has been made for federal or state income taxes. As of December 31, 2018, the Company had no uncertain tax positions, or interest and penalties, that qualify for either recognition or disclosure in the financial statements. Generally, tax years 2015 to 2018 remain open to examination by the Internal Revenue Agency or other tax jurisdictions to which the Company is subject.

NOTE 3. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

Estimated Useful Lives		December 31, 2018	December 31, 2017
Land improvements	15	$25,500	$25,500
Vehicles	5	119,594	116,325
Office equipment, furniture, and fixtures	7	7,780	7,780
Property and equipment, gross		152,874	149,605
Less: Accumulated depreciation		(23,748)	(22,338)
Property and equipment, net		$129,126	$127,267

Depreciation expense associated with property and equipment was $22,335 and $26,225 for the years ended December 31, 2018 and 2017, respectively.

F-82

Fortman Insurance Agency, LLC

Notes to the Financial Statements

NOTE 4. DEBT

Debt consisted of the following at:

	December 31, 2018	December 31, 2017
Vehicle note payable due December 2022	$-	$42,412
Vehicle note payable due February 2022	21,905	28,501
Vehicle note payable due August 2022	21,616	-
	43,521	70,913
Less: current portion	14,677	13,037
Long-term debt	$28,844	$57,876

Future minimum payments approximate the following as of December 31, 2018:

Years ending December 31,
2019	$14,677
2020	14,677
2021	11,975
2022	2,191
Total	$43,521

Note Payables

On December 28, 2016, the Company entered into a note agreement with a financial institution whereby the Company borrowed $50,160 for the purchase of a vehicle. The note bears an interest rate of 3% and requires monthly payments of principal and interest until the note matures on December 27, 2022. This note is collateralized by the vehicle. As of December 31, 2018, and 2017, this note payable had an outstanding principal balance of $0 and $42,412, respectively.

On February 26, 2016, the Company entered into a note agreement with a financial institution whereby the Company borrowed $40,210 for the purchase of a vehicle. The note bears an interest rate of 2.25% and requires monthly payments of principal and interest until the note matures on February 26, 2022. This note is collateralized by the vehicle. As of December 31, 2018, and 2017, this note payable had an outstanding principal balance of $21,905 and $28,501, respectively.

On August 11, 2018, the Company entered into a note agreement with a financial institution whereby the Company borrowed $23,430 for the purchase of a vehicle. The note bears an interest rate of 7.15% and requires monthly payments of principal and interest until the note matures on August 17, 2022. This note is collateralized by the vehicle. As of December 31, 2018, and 2017, this note payable had an outstanding principal balance of $21,616 and $0, respectively.

NOTE 5. SIGNIFICANT CUSTOMERS

For the year ended December 31, 2018, two insurance carriers accounted for 13% and 12%, respectively, of the Company’s commission revenues. For the year ended December 31, 2017, three insurance carriers accounted for 15%, 12%, and 12%, respectively, of the Company’s commission revenues.

F-83

Fortman Insurance Agency, LLC

Notes to the Financial Statements

NOTE 6. MEMBERS’ EQUITY

The Company was organized as an Ohio limited liability company on May 13, 2015 with a duration of 30 years and is owned equally by two members. In the event of the dissolution of the Company, its assets shall be distributed first to its creditors, to the extent permitted by law, in satisfaction of the Company’s debts, liabilities, and obligations, including those owed to its members. Thereafter, the assets shall be distributed as a liquidation distribution to the members who have positive capital accounts.

NOTE 7. COMMITMENTS AND RELATED PARTY TRANSACTIONS

Operating Leases

The Company has a lease agreement to lease office space in Ottawa, Ohio from a related party through common ownership, classified as an operating lease. This lease is $6,000 per month. This lease is month- to-month and can be cancelled at any time.

The Company has a lease agreement to lease office space in Bluffton, Ohio from an unrelated third party, classified as an operating lease. This lease is $680 per month and ends March 1, 2020.

Future minimum lease payments approximate the following as of December 31, 2018:

Years ending December 31,
2019	$8,160
2020	2,720
Total	$10,880

Rent expense amounted to $81,960 and $80,160 for the years ended December 31, 2018 and 2017, respectively.

During the year ended December 31, 2018, the Company transferred 900 shares of private bank stock to another entity owned by the members of the Company. The shares were transferred out of the Company through shareholder distributions at the carrying value of $35,804.

NOTE 8. SUBSEQUENT EVENTS

The Company evaluated events that have occurred from the date of the financial statements through March 25, 2020, the date the financial statements were available to be issued.

On May 1, 2019, the Company was acquired by Reliance Global Group, Inc. (“RELI”) through its subsidiary Fortman Insurance Services, LLC for a purchase price of approximately $4,156,000.

F-84

Independent Auditors’ Report

To the Member of

Altruis Benefit Consulting, Inc.

Report on the Financial Statements

We have audited the accompanying financial statements of Altruis Benefit Consulting, Inc., which comprise the balance sheets of as of December 31, 2018 and 2017, and the related statements of income and comprehensive income and stockholder’s equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Altruis Benefit Consulting, Inc. as of December 31, 2018 and 2017, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Mazars USA LLP
April 28, 2020

F-85

Altruis Benefit Consultants, Inc.

Balance Sheets

	December 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$1,649,895	$934,671
Investments (Carrying cost of $0 and $296,538 as of December 31, 2018 and 2017, respectively)	-	305,154
Loans receivable	20,000	-
Total current assets	1,669,895	1,239,825

Other assets	37	54
Security deposit	2,275	2,275
Total assets	$1,672,207	$1,242,154
LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$37,875	$41,638
Loans payable	71,923	91,923
Total current liabilities	109,798	133,561
Stockholder’s equity:
Common stock, no par value; 60,000 shares authorized, and 200 shares issued and outstanding	-	-
Retained earnings	1,562,409	1,099,977
Accumulated other comprehensive income	-	8,616
Total stockholder equity	1,562,409	1,108,593
Total liabilities and equity	$1,672,207	$1,242,154

The accompanying notes are an integral part of these financial

F-86

Altruis Benefit Consultants, Inc.

Statements of Income and Comprehensive Income

	Years Ended
	December 31, 2018	December 31, 2017
REVENUE
Commission income	$2,603,468	$2,270,778
OPERATING EXPENSES
Commission expense	832,596	909,027
Salaries and wages	445,093	377,126
General and administrative expenses	454,846	291,079
Marketing and advertising	17,270	2,338
Total operating expenses	1,749,805	1,579,570
Income from operations	853,663	691,208
OTHER INCOME (EXPENSE)
Interest and dividend income	15,582	21,351
Realized (loss) gain on investments	(8,528)	417
Total other income	7,054	21,768
Net income	$860,717	$712,976
OTHER COMPREHENSIVE (LOSS) INCOME
Reclassification for sales of investments	(8,616)	5,912
Comprehensive income	$852,101	$718,888

The accompanying notes are an integral part of these financial

F-87

Altruis Benefit Consultants, Inc.

Statements of Stockholder’s Equity

	Common Stock		Accumulated Other Comprehensive
	Shares	Amount	Retained Earnings	Income (Loss)	Total
Balance, December 31, 2016	200	-	$547,889	$2,704	$550,593
Distributions	-	-	(160,888)	-	(160,888)
Unrealized gain on investments	-	-	-	5,912	5,912
Net income	-	-	712,976	-	712,976
Balance, December 31, 2017	200	-	1,099,977	8,616	1,108,593
Distributions	-	-	(398,285)	-	(398,285)
Reclassification for sales of investments	-	-	-	(8,616)	(8,616)
Net income	-	-	860,717	-	860,717
Balance, December 31, 2018	200	-	$1,562,409	$-	$1,562,409

The accompanying notes are an integral part of these financial

F-88

Altruis Benefit Consultants, Inc.

Statements of Cash Flows

	December 31, 2018	December 31, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$860,717	$712,976
Adjustment to reconcile net income to net cash provided by operating activities:
Realized loss (gain) on investments	8,528	(417)
Change in operating assets and liabilities:
Other assets	17	31
Accounts payable and accrued expenses	(3,763)	9,121
Net cash provided by operating activities	865,499	721,711

CASH FLOWS PROVIDED BY INVESTING ACTIVITIES:
Advances made on loans	(20,000)	-
Proceeds on sale of investments	288,010	-
Net cash provided by investing activities	268,010	-

CASH FLOWS USED IN FINANCING ACTIVITIES:
Stockholder distributions	(398,285)	(160,888)
Borrowing on loans	-	91,923
Repayments on loans	(20,000)	-
Net cash used in financing activities	(418,285)	(68,965)

Net increase in cash and equivalents	715,224	652,746
Cash and equivalents at beginning of year	934,671	281,925
Cash and equivalents at end of year	$1,649,895	$934,671

The accompanying notes are an integral part of these financial

F-89

Altruis Benefit Consultants, Inc.

Notes to the Financial Statements

NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Altruis Benefit Consultants, Inc. (the “Company”), was incorporated in the state of Michigan in December 2011. The Company is a privately held employee benefits insurance agency and general agency based in Bingham Falls, MI. The Company’s operations primarily include the sale of individual health insurance products and Medicare policies.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s Financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”).

Cash and cash equivalents

The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

The Company maintains its cash and cash equivalents at three financial institutions. Accounts are insured by the Federal Deposit Insurance Corporation and certain account balances may exceed insured limits.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses, during the reporting periods. Management bases it estimates on historical experience and on assumptions believed to be reasonable under the circumstances. Actual results could differ materially from those estimates.

Fair Value

The Company measures certain assets and liabilities in accordance with ASC 820, Fair Value Measurements and Disclosures, which defines fair value as the price that would be received for an asset, or paid to transfer a liability, in an orderly transaction between market participants on the measurement date. In addition, it establishes a framework for measuring fair value according to the following three-tier fair value hierarchy:

Level 1 ___ Unadjusted quoted prices in active markets for identical assets or liabilities;

Level 2 ___ Inputs other than quoted market prices that are observable, either directly or indirectly, and reasonably available. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company; and

Level 3 ___ Unobservable inputs which reflect the assumptions that the Company develops based on available information about what market participants would use in valuing the asset or liability.

F-90

Altruis Benefit Consultants, Inc.

Notes to the Financial Statements

The Company has investments held by a financial institution. The underlying investments are primarily a unit investment trust that is considered Level 1 financial instruments since they are valued upon listed or quoted market rates. As the market price of the underlying assets is readily observable and transparent, the investments are carried at fair value on the balance sheet. Unrealized gains and losses related to these investments are reported on the balance sheet through other comprehensive income. As of December 31, 2018, and 2017, the fair value of other investments was $0 and $305,154, respectively.

Revenue Recognition

The Company earns commission income on gross written premiums in accordance with its contracts with insurance carriers and is earned when collected.

Commission Expense

Commission expense consists of payments made to agents for the sale of insurance policies.

General and Administrative

General and administrative expenses primarily consist of personnel costs for the Company’s administrative functions, professional service fees, office rent, all employee travel expenses, and other general costs.

Marketing and Advertising

The Company’s direct channel expenses primarily consist of costs for e-mail marketing and newspaper advertisements. The Company’s online advertising channel expense primarily consists of social media ads. Advertising costs for both direct and online channels are expensed as incurred. During the years ended December 31, 2018 and 2017, the Company incurred marketing and advertising expenses of $17,270 and $2,338, respectively.

Income Taxes

The Company has elected to be taxed as an S corporation for federal and state income tax purposes whereby taxable income is reported by the stockholder. Accordingly, no provision has been made for federal or state income taxes. As of December 31, 2018, the Company had no uncertain tax positions, or interest and penalties, that qualify for either recognition or disclosure in the financial statements. Generally, tax years 2015 to 2018 remain open to examination by the Internal Revenue Agency or other tax jurisdictions to which the Company is subject.

NOTE 3. SIGNIFICANT CUSTOMERS

For the year ended December 31, 2018, two insurance carriers accounted for 51% and 19%, respectively, of the Company’s commission revenues. For the year ended December 31, 2017, two insurance carriers accounted for 40% and 19%, respectively, of the Company’s commission revenues.

F-91

Altruis Benefit Consultants, Inc.

Notes to the Financial Statements

NOTE 4. EQUITY

Stockholder’s Equity

The Company shall have the authority to issue one class of common stock, with no par value. The number of shares of such stock which the Company has the authority to issue is 60,000 shares. As of December 31, 2018, and 2017, the Company has issued 200 shares of common stock to one stockholder. Any action required or permitted to be taken at an annual or special meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a written consent is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted.

NOTE 5. COMMITMENTS AND RELATED PARTY TRANSACTIONS

Operating Leases

The Company has one lease agreement to lease office in Bingham, Michigan from an unrelated third party, classified as an operating lease. This lease approximates $4,500 per month and ends May 31, 2021.

The Company’s approximate future minimum payment obligations under the lease commitments are as follows:

Years ending December 31,
2019	$54,000
2020	54,000
2021	23,000
Total	$131,000

Rent expense amounted to $48,074 and $31,798 for the years ended December 31, 2018 and 2017, respectively.

NOTE 6. RETIREMENT PLAN

The Company has a 401(k)-retirement plan which allows both employer and employee contributions. For the years ended December 31, 2018 and 2017, the Company recorded employer contribution expense of $2,449 and $8,275, respectively.

NOTE 7. SUBSEQUENT EVENTS

The Company evaluated events that have occurred from the date of the financial statements through April 28, 2020, the date the financial statements were available to be issued.

On September 1, 2019, the Company was acquired by Reliance Global Group, Inc. for a purchase price of approximately $7,200,000.

The spread of the COVID-19 outbreak in the United States has resulted in economic uncertainties which may negatively impact the Company’s business operations. While the disruption is expected to be temporary, there is uncertainty surrounding the duration and extent of the impact. The impact of the COVID-19 outbreak on the financial statements cannot be reasonably estimated at this time.

F-92

RELIANCE GLOBAL GROUP, INC.

1,800,000 Shares of Common Stock and 1,800,000 Series A Warrants to Purchase Shares of Common Stock

PROSPECTUS

February 9, 2021

KINGSWOOD CAPITAL MARKETS

division of Benchmark Investments, Inc.

Dealer Prospectus Delivery Obligation

Until (insert date), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.